PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
TO PROSPECTUS DATED JUNE 5, 2006	Registration Statement No. 333-134515

República Oriental del Uruguay
Invites the Owners of
Each Series of Bonds listed on the inside cover
(collectively, the “Eligible Bonds”)
to submit, in a separate modified Dutch auction for each series of Eligible Bonds, offers to exchange certain Eligible Bonds (as set forth on the inside cover)
for
up to U.S.$600,000,000 8.00% Bonds due 2022 (the “2022 Global
Bonds”) or U.S. Dollar 7.625% Bonds due 2036 (the “2036 Global Bonds” and together with the 2022 Global Bonds, the “New Reopened Bonds.”)
and/or
tender certain Eligible Bonds (as set forth on the inside cover)
for
Cash
The aggregate outstanding principal amount of all Eligible Bonds is approximately U.S.$2.2 billion.
Each offer to exchange or tender any series of Eligible Bonds is made as a separate, independent offer. Eligible Bonds tendered for 2022 Global Bonds or cash may be subject to proration as described herein.

This prospectus supplement, the accompanying prospectus and the related electronic letter of transmittal are together referred to as the “Invitation Materials.” Transactions contemplated by the Invitation Materials are referred to as the “Invitation.”

Uruguay intends to conduct the exchange of Eligible Bonds for the New Reopened Bonds and the tender of Eligible Bonds for cash through the use of electronic media as described in this prospectus supplement.
The 2022 Global Bonds will be consolidated, form a single series and be fully fungible with Uruguay’s outstanding U.S.$1,200,000,000 8.000% Bonds due 2022 (CUSIP No. 917288BC5, ISIN US917288BC52, Common Code 023617129). The 2036 Global Bonds will be consolidated, form a single series and be fully fungible with Uruguay’s outstanding U.S.$500,000,000 7.625% Bonds due 2036 (CUSIP No. 760942AS1, ISIN US760942AS16, Common Code 024873811) and any 7.625% Bonds due 2036 issued in the cash offering launched concurrently with this Invitation.
The New Reopened Bonds will be issued pursuant to the trust indenture described in the accompanying prospectus, which contains collective action clauses with provisions regarding future modifications to the terms of the debt securities issued under that indenture that differ from those applicable to the Eligible Bonds. Under those provisions, which are described beginning on page 8 of the prospectus and page S-47 of this prospectus supplement, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture with the consent of holders of 75% of the aggregate principal amount outstanding of that series, and to multiple series of debt securities issued under the indenture with the consent of the holders of 85% of the aggregate principal amount outstanding of all affected series and 66-2/3% in aggregate principal amount outstanding of each affected series.
Application has been made to the Financial Services Authority (the “UK Listing Authority”), in its capacity as competent authority under the Financial Services and Markets Act 2000 (“FSMA”), for the New Reopened Bonds to be admitted to the official list of the UK Listing Authority (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) for such New Reopened Bonds to be admitted to trading on its Gilt Edged and Fixed Interest Market, which is a regulated market for the purposes of the Investment Services Directive 93/22/EEC.
Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Any questions concerning the Invitation or requests for additional copies of this prospectus supplement or accompanying prospectus, which may be obtained free of charge, may be directed to Citigroup, Morgan Stanley & Co. Incorporated and UBS Securities LLC (the “Joint Dealer Managers”) at the telephone numbers or addresses provided on the back cover of this prospectus supplement.
Custodians, direct participants and clearing systems might have deadlines prior to the Expiration Date (as defined below) for receiving instructions and should be contacted as soon as possible to ensure proper and timely delivery of instructions.

THE INVITATION WILL EXPIRE AT 4:30 P.M., NEW YORK CITY TIME, ON OCTOBER 27, 2006, UNLESS EXTENDED OR EARLIER TERMINATED BY URUGUAY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”).

The Joint Dealer Managers for the Invitation are:

CITIGROUP	MORGAN STANLEY	UBS INVESTMENT BANK

October 19, 2006

Eligible Bonds may be exchanged for a series of New Reopened Bonds or tendered for cash only if a “Y” appears in the appropriate column in the table below. In addition, for your convenience, ISIN and CUSIP numbers, and the Minimum Clearing Prices (as defined herein) for the Eligible Bonds have been provided.

			2022	2036
			Global	Global	Cash	Minimum
Eligible Bonds	ISIN	CUSIP	Bonds	Bonds	Tender	Clearing Price

Euro Bonds
7.000% due 2011	XS0131127036	—	Y	Y	Y	107.75
7.000% due 2012	XS0167136786	—	Y	Y	Y	107.25
7.000% due 2019	XS0167137834	—	—	Y	Y	107.75
U.S. Dollar Bonds
7.000% due 2008	US760942AF94	760942AF9	Y	Y	Y	103.35
7.875% due 2008	US917288AL60	917288AL6	Y	Y	Y	105.55
7.875% due 2009	US917288AK87	917288AK8	Y	Y	Y	106.05
7.250% due 2009	US760942AH50	760942AH5	Y	Y	Y	104.70
FRNs due 2009	US917288AM44	917288AM4	Y	Y	Y	102.30
FRNs due 2010	US917288AN27	917288AN2	Y	Y	Y	101.80
8.750% due 2010	US760942AJ17	760942AJ1	Y	Y	Y	110.25
7.250% due 2011	US917288AY81	917288AY8	Y	Y	Y	106.25
8.375% due 2011	US917288AP74	917288AP7	Y	Y	Y	110.80
7.625% due 2012	US917288AJ15	917288AJ1	Y	Y	Y	107.80
7.000% due 2013	US917288AS14	917288AS1	Y	Y	Y	105.10
7.875% due 2014	US917288AT96	917288AT9	Y	Y	Y	110.05
7.250% due 2014	US917288AU69	917288AU6	Y	Y	Y	106.35
7.500% due 2015	US917288AZ56	917288AZ5	Y	Y	Y	108.25
8.750% due 2015	US917288AV43	917288AV4	Y	Y	Y	115.85
7.625% due 2017	US917288AX09	917288AX0	Y	Y	Y	107.55
7.875% due 2027	US760942AE20	760942AE2	—	Y	—	108.30

Prospectus Supplement

SUMMARY	i
INTRODUCTION	vi
INCORPORATION BY REFERENCE	vii
CERTAIN LEGAL RESTRICTIONS	viii
TRANSACTION SUMMARY	S-1
SUMMARY TIME SCHEDULE FOR THE INVITATION	S-9
RISK FACTORS AND INVESTMENT CONSIDERATIONS	S-10
RECENT DEVELOPMENTS	S-13
TERMS OF THE INVITATION	S-32
THE ELIGIBLE BONDS	S-44
DESCRIPTION OF THE NEW REOPENED BONDS	S-45
CLEARANCE AND SETTLEMENT	S-52
TAXATION	S-56
PLAN OF DISTRIBUTION	S-62
JURISDICTIONAL RESTRICTIONS	S-63
FORWARD-LOOKING STATEMENTS	S-69
VALIDITY OF THE NEW REOPENED BONDS	S-69
GENERAL INFORMATION	S-70

Annex A – Hypothetical Calculation	A-1
Annex B – Specimen of Electronic Letter of Transmittal	B-1
Prospectus

SUMMARY
This summary must be read as an introduction to this PD Prospectus and any decision to offer your Eligible Bonds in exchange for New Reopened Bonds or tender your Eligible Bonds for cash should be based on a consideration of the PD Prospectus as a whole, including the “Risk Factors and Investment Considerations” section and the documents incorporated by reference. Following the implementation of the relevant provisions of the Prospectus Directive (Directive 2003/71/EC) in each member state of the European Economic Area (each, a “Member State”) no civil liability will attach to Uruguay in any such Member State solely on the basis of this summary, including any translation thereof, unless it is misleading, inaccurate or inconsistent when read together with the other parts of this PD Prospectus. Where a claim relating to the information contained in this PD Prospectus is brought before a court in a Member State of the European Economic Area, the plaintiff may, under the national legislation of the Member State where the claim is brought, be required to bear the costs of translating this PD Prospectus before the legal proceedings are initiated. All defined terms have the meaning set forth in the PD Prospectus.

Issuer	Republic of Uruguay

Invitation	Comprises the Exchange Offers and Cash Tender Offer.

The Invitation expires at 4:30 P.M., New York City time, on October 27, 2006, unless Uruguay in its sole discretion extends it or terminates it earlier.

Uruguay will announce the preliminary results of the Invitation at or around 12:00 noon, New York City time, on the first Trading Day following the expiration, or as soon as possible thereafter.

Exchange Offers	Holders of Eligible Bonds may submit, in separate modified Dutch auctions for each series of Eligible Bonds, offers to exchange Eligible Bonds for the series of New Reopened Bonds indicated with a “Y” in the table below.

The 2022 Global Bonds will be issued in a maximum aggregate principal amount of U.S.$600,000,000 and will be consolidated, form a single series and be fully fungible with Uruguay’s outstanding U.S.$1,200,000,000 8.000% Bonds due 2022.

The 2036 Global Bonds will be issued in an unlimited principal amount and will be consolidated, form a single series and be fully fungible with Uruguay’s outstanding U.S.$500,000,000 7.625% Bonds due 2036 and any 7.625% Bonds due 2036 sold in the Cash Offering.

Cash Tender Offer	Holders of the Eligible Bonds listed in the table below may tender those Eligible Bonds for an amount in cash equal to the Clearing Price (plus accrued interest to but excluding the Settlement Date). The Clearing Price will be set by Uruguay in the Exchange Offer for each series of Eligible Bonds for which it accepts offers in the Exchange Offers.

The Tender Cap Amount will be announced by press release on or about 10:00 A.M., New York City time, on the first business day after Uruguay determines the principal amount of bonds sold in the Cash Offering.
i

		2022	2036	Cash	Minimum
Eligible Bonds and		Global	Global	Tender	Clearing
Minimum Clearing Prices	Eligible Bonds	Bonds	Bonds	Offer	Price
	7.000% Euro Bonds due 2011	Y	Y	Y	107.75
	7.000% Euro Bonds due 2012	Y	Y	Y	107.25
	7.000% Euro Bonds due 2019	—	Y	Y	107.75
	7.000% U.S. Dollar Bonds due 2008	Y	Y	Y	103.35
	7.875% U.S. Dollar Bonds due 2008	Y	Y	Y	105.55
	7.875% U.S. Dollar Bonds due 2009	Y	Y	Y	106.05
	7.250% U.S. Dollar Bonds due 2009	Y	Y	Y	104.70
	FRNs U.S. Dollar Bonds due 2009	Y	Y	Y	102.30
	FRNs U.S. Dollar Bonds due 2010	Y	Y	Y	101.80
	8.750% U.S. Dollar Bonds due 2010	Y	Y	Y	110.25
	7.250% U.S. Dollar Bonds due 2011	Y	Y	Y	106.25
	8.375% U.S. Dollar Bonds due 2011	Y	Y	Y	110.80
	7.625% U.S. Dollar Bonds due 2012	Y	Y	Y	107.80
	7.000% U.S. Dollar Bonds due 2013	Y	Y	Y	105.10
	7.875% U.S. Dollar Bonds due 2014	Y	Y	Y	110.05
	7.250% U.S. Dollar Bonds due 2014	Y	Y	Y	106.35
	7.500% U.S. Dollar Bonds due 2015	Y	Y	Y	108.25
	8.750% U.S. Dollar Bonds due 2015	Y	Y	Y	115.85
	7.625% U.S. Dollar Bonds due 2017	Y	Y	Y	107.55
	7.875% U.S. Dollar Bonds due 2027	—	Y	—	108.30

New Reopened Bonds to be Received in Exchange Offers	Subject to proration and, if you elect, reallocation, you will receive, in exchange for each U.S.$1.00 or €1.00 in principal amount of Eligible Bonds of any series exchanged, New Reopened Bonds of the series you have elected having a principal amount (in the appropriate currency) equal to:

Clearing Price + accrued interest on the applicable Eligible Bond

New Reopened Bond Issue Price + related accrued interest

where the Clearing Price for that series of Eligible Bonds and the New Reopened Bond Issue Price for that series of New Reopened Bonds will be determined as specified below. If you offer to exchange Eligible Bonds for New Reopened Bonds denominated in another currency, the Clearing Price of the Eligible Bond will be re-expressed in the currency of the New Reopened Bonds. You will receive no payment for interest accrued but unpaid on your Eligible Bonds accepted for exchange to but not including the Expected Settlement Date. You will not be required to pay any amount for interest accrued but unpaid to, but not including, the Expected Settlement Date, on the New Reopened Bonds issued to you. Each exchange ratio will be calculated assuming settlement on the Expected Settlement Date. Interest accrued but unpaid on Eligible Bonds accepted for exchange and on the New Reopened Bonds will form part of the calculation of the exchange ratio, and affect the principal amount of New Reopened Bonds issued to you.

Cash to be Received Pursuant to Cash Tender Offer	Subject to proration and, if you elect, reallocation, you will receive, in exchange for each U.S.$1.00 or €1.00 in principal amount of Eligible Bonds of any series tendered for cash, a payment in cash equal to the Clearing Price for that series together with interest accrued thereon to but excluding the Settlement Date.

Competitive and Noncompetitive Exchange	For each offer to exchange Eligible Bonds of a series for New Reopened Bonds, you may specify either:
Offers; Acceptance; Proration;
Minimum Offer Amount	• a “competitive offer” indicating a premium over the applicable Minimum Clearing Price that you would accept as the “Clearing Price Premium” for such series (expressed per 100 principal amount of Eligible Bonds, and in increments of 0.10 between 0.10 and 10.00); or

• a “noncompetitive offer” which does not indicate any such premium.

Uruguay may in its sole discretion reject all offers of one or more series of Eligible Bonds. If Uruguay rejects a series of Eligible Bonds in its entirety, bonds you tendered of that series will be returned to you.

Once Uruguay selects the Clearing Price Premium (which may be zero) and the Clearing Price (equal to the Clearing Price Premium plus the Minimum Clearing Price) for each series of Eligible Bonds for which it will accept offers, Uruguay will accept for exchange for New Reopened Bonds offers of Eligible Bonds (excluding any series rejected in its entirety) submitted at or below the applicable Clearing Price Premium as follows:

• First, all offers to exchange Eligible Bonds for 2036 Global Bonds; and

• Second, offers to exchange Eligible Bonds for 2022 Global Bonds, subject to proration.

Uruguay will determine in its discretion the order in which it will accept the series of Eligible Bonds tendered for 2022 Global Bonds, without any pre-established priority in terms of maturity, outstanding principal amount or otherwise. If as a result of accepting Eligible Bonds of a particular series offered for exchange for the 2022 Global Bonds Uruguay would exceed the limit on the amount of 2022 Global Bonds Uruguay is prepared to issue, then Uruguay will accept first the Eligible Bonds of that series offered in noncompetitive offers. If after such acceptance the 2022 Global Bond Exchange Cap Amount for the 2022 Global Bonds is not exceeded, Uruguay will accept the Eligible Bonds of the series offered in competitive offers ratably for the 2022 Global Bonds.

As a result of the determination by Uruguay of the Eligible Bonds subject to proration, some or all of your Eligible Bonds may not be accepted in exchange for 2022 Global Bonds. You may elect to have unaccepted Eligible Bonds retendered on your behalf for 2036 Global Bonds at the Clearing Price established by Uruguay (and, as a result, be fully accepted). Otherwise, unaccepted Eligible Bonds will be returned to you.

The principal amount of Eligible Bonds of any series offered for exchange in a competitive offer cannot be less than U.S.$250,000 or €250,000, as applicable, and comply with the integral multiple requirement in excess of such minimum amount as set forth in the terms of such Eligible Bonds.

Cash Tender Offer; Acceptance; Proration; Reallocation	All Eligible Bonds tendered for cash (excluding any series of Eligible Bonds rejected by Uruguay in its entirety) will be treated as tendered at the Clearing Price. Once Uruguay selects the Clearing Price for each series for which it will accept offers in the Exchange Offers, Uruguay will accept tenders of Eligible Bonds properly submitted for cash subject to the Tender Cap Amount (i.e., the maximum amount of cash that Uruguay will apply to purchase Eligible Bonds accepted in the Cash Tender Offer) in the following order of priority:

• First, all individual tenders of Eligible Bonds in amounts equal to or less than U.S.$100,000 or €100,000, subject to proration; and

• Second, all individual tenders of Eligible Bonds in amounts greater than U.S.$100,000 or €100,000, subject to proration.

Uruguay will accept series of Eligible Bonds tendered for cash in the order it elects to accept series of Eligible Bonds tendered for 2022 Global Bonds in the Exchange Offer. If by accepting all Eligible Bonds of a series tendered for cash Uruguay would exceed the Tender Cap Amount, the Eligible Bonds of that series tendered for cash will be accepted ratably.

The determination by Uruguay of the Eligible Bonds subject to proration in the Cash Tender Offer may result in some or all of your Eligible Bonds not being accepted in the Cash Tender Offer. You may elect to have these unaccepted Eligible Bonds retendered on your behalf for 2036 Global Bonds at the Clearing Price established by Uruguay (and, as a result, be fully accepted). Otherwise, unaccepted Eligible Bonds will be returned to you.

New Reopened Bond Issue Prices	At or around 4:30 P.M., New York City time, on the Trading Day prior to the Expiration Date, Uruguay will select in its discretion and announce the New Reopened Bond Issue Price per U.S.$100 principal amount for each series of New Reopened Bonds.

Uruguay will not select a New Reopened Bond Issue Price (expressed as a percentage of the principal amount) that exceeds 110% or is lower than 96.0% for the 2022 Global Bonds, and 92.5% for the 2036 Global Bonds.

Minimum Clearing Price	The Minimum Clearing Price per U.S.$100 or €100 principal amount, as applicable, per series of Eligible Bonds is set forth in the table under “The Invitation—Eligible Bonds and Minimum Clearing Prices.” The Minimum Clearing Price for each series of Eligible Bonds will be the same regardless of the New Reopened Bonds selected in exchange.

Clearing Prices; Announcement Date	Uruguay will, at or around 12:00 noon, New York City time, on the first Trading Day after the Expiration Date, or as soon as possible thereafter, select in its sole discretion and announce the “Clearing Price Premium” (which may be zero) and determine the Clearing Price per U.S.$100 or €100 principal amount for each series of Eligible Bonds accepted for exchange. No Clearing Price for a series of Eligible Bonds will be below the applicable Minimum Clearing Price. Eligible Bonds submitted at or below the Clearing Price will be accepted for exchange, subject to proration. Eligible Bonds tendered for cash will be treated as tendered at the Clearing Price and will be accepted for purchase by Uruguay, subject to proration. Uruguay reserves the right, in its discretion, not to accept offers to acquire for cash, or exchange for New Reopened Bonds, Eligible Bonds of any given series.

Expected Settlement Date	The Expected Settlement Date is November 14, 2006. Each exchange ratio will be determined assuming settlement on the Expected Settlement Date.

If the Settlement Date is delayed, the principal amount of New Reopened Bonds you will be entitled to receive will not be adjusted; you will not receive any payment for interest accrued on and after the Expected Settlement Date on your Eligible Bonds accepted for exchange; and you will not be required to make any payment for interest accrued but unpaid on the New Reopened Bonds on and after the Expected Settlement Date.

Termination	Uruguay reserves the right to terminate the Invitation with respect to any series of Eligible Bonds in its sole discretion. Termination of the Invitation for any series of Eligible Bonds does not affect the Invitation for other series of Eligible Bonds.

Tendering Procedures	Exchange and tender offers may be submitted only by Direct Participants in DTC, Euroclear and Clearstream, Luxembourg in compliance with applicable law. The Direct Participant through which you hold your Eligible Bonds must transmit at or prior to 4:30 P.M., New York City time, on the Expiration Date, a properly completed electronic letter of transmittal.

The electronic letter of transmittal is available at the Invitation Website and may be submitted only through the Invitation Website while the Invitation is open.

If you do not hold your Eligible Bonds through an account with DTC, Euroclear or Clearstream, Luxembourg, and you are entitled to participate in this Invitation you must arrange to have your Eligible Bonds held through this type of account.

Withdrawal	You may withdraw Eligible Bonds tendered until expiration of the Invitation.
v

INTRODUCTION
     This Prospectus Supplement, dated October 19, 2006, together with the Republic of Uruguay’s accompanying prospectus, dated June 5, 2006, setting forth in general terms the conditions of the securities of the Republic of Uruguay issued under the trust indenture under which the New Reopened Bonds offered in the Invitation will be issued and the information included in the 2005 Annual Report (as defined below) and Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, each on Form 18-K/A, to the 2005 Annual Report, each filed with the UKLA on or prior to October 19, 2006, together comprise a prospectus (the “PD Prospectus) for the purposes of Article 5.4 of Directive 2003/71/EC (the “Prospectus Directive”). When you make your investment decision, you should rely only on the information contained or incorporated by reference in this PD Prospectus. Uruguay has not authorized anyone to provide you with information that is different. This PD Prospectus may only be used where it is legal to offer and sell these securities. The information in this PD Prospectus may only be accurate as of the date hereof.
     Uruguay accepts responsibility for the information contained in this PD Prospectus and to the best of the knowledge and belief of Uruguay (which has taken all reasonable care to ensure that such is the case), the information contained in this PD Prospectus is in accordance with the facts and does not omit anything likely to affect the import of the information.
     All references in this document to the website (the “Invitation Website”) are inserted as inactive textual references and are for your informational reference only. Information on the Invitation Website is not incorporated by reference in this document.
     Uruguay does not assume responsibility for the information that appears on the Invitation Website other than this PD Prospectus and the related electronic letter of transmittal and does not intend for that information to be incorporated by reference in this document.
     Uruguay is furnishing this PD Prospectus to you solely for use in the context of Uruguay’s Invitation to exchange Eligible Bonds for New Reopened Bonds or tender Eligible Bonds for cash. After having taken all reasonable care to ensure such is the case, Uruguay confirms that to the best of its knowledge:
•	the information contained in the PD Prospectus is true and correct in all material respects and contains no omissions likely to affect its import, and

•	it holds the opinions and intentions expressed in this PD Prospectus .
     The New Reopened Bonds that Uruguay issues to holders of Eligible Bonds in the United States are being offered under Uruguay’s registration statement (file no. 333-134515) (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Act”) on May 26, 2006. The accompanying prospectus is part of that Registration Statement, which became effective on June 5, 2006. This prospectus supplement contains specific information about the terms of the Invitation and the New Reopened Bonds and may add or change information provided in the accompanying prospectus. Consequently, before you participate in the Invitation, you should read this prospectus supplement and the related letter of transmittal together with the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and accompanying prospectus, as each contains information regarding Uruguay, the Invitation, the New Reopened Bonds and other matters. You can inspect those documents at the offices of the SEC listed in this prospectus supplement under “General Information—Where You Can Find More Information.”
     None of Uruguay, any Joint Dealer Manager, the information agent, the exchange agent or the Luxembourg exchange agent has expressed any opinion as to whether the terms of the Invitation are fair. None of Uruguay, any Joint Dealer Manager, the information agent, the exchange agent or the Luxembourg exchange agent makes any recommendation that you exchange your Eligible Bonds for New Reopened Bonds or tender your Eligible Bonds for cash or refrain from doing so pursuant to the Invitation, and no one has been authorized by Uruguay, any Joint Dealer Manager, the information agent, the exchange agent or the Luxembourg exchange agent to make any such recommendation. You must make your own decision as to whether to exchange your Eligible Bonds for New Reopened Bonds or tender your Eligible Bonds for cash or refrain from doing so, and, if you do exchange or tender your Eligible Bonds, the principal amount of Eligible Bonds to exchange or tender, as the case may be, and the offer price at which you make your offer.
INCORPORATION BY REFERENCE
Documents Filed with the SEC
     The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed with the SEC, are considered part of and incorporated by reference in this prospectus supplement and any accompanying prospectus:
•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2005, filed with the SEC on May 24, 2006;

•	Amendment No. 1 on Form 18-K/A to the 2005 Annual Report, filed with the SEC on July 24, 2006;

•	Amendment No. 2 on Form 18-K/A to the 2005 Annual Report, filed with the SEC on September 7, 2006;

•	Amendment No. 3 on Form 18-K/A to the 2005 Annual Report, filed with the SEC on October 4, 2006;

•	Amendment No. 4 on Form 18-K/A to the 2005 Annual Report, filed with the SEC on October 16, 2006; and

•	Amendment No. 5 on Form 18-K/A to the 2005 Annual Report, filed with the SEC on October 18, 2006.
     Information that Uruguay files with the SEC in the form of (i) any amendment on Form 18-K/A to the 2005 Annual Report filed after the date of this prospectus supplement and prior to the termination of the offering of the New Reopened Bonds pursuant to the Invitation; and (ii) each subsequent annual report on Form 18-K and any Amendment on Form 18-K/A filed after the date of this prospectus supplement and prior to the termination of the offering of the New Reopened Bonds pursuant to the Invitation will update and supersede earlier information that it has filed, and will be considered part of and incorporated by reference in this prospectus supplement.
     Any person receiving a copy of this prospectus supplement may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:
República Oriental del Uruguay
c/o Ministry of Finance
Colonia 1089 – Third Floor
112000 Montevideo
República Oriental del Uruguay
Fax No.: 598-2-1712-2716
Attention: Mr. Carlos Sténeri
Documents Filed with the UK Listing Authority
     For purposes of the listing of the New Reopened Bonds on the Official List and on the London Stock Exchange, only the 2005 Annual Report and Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5 on Form 18-K/A to the 2005 Annual Report which have been previously published or are published simultaneously with this PD Prospectus and approved by or filed with the UK Listing Authority shall be deemed to be incorporated in, and form part of, this PD Prospectus, with the exception of documents incorporated by reference thereto. All future filings made with the SEC shall not form part of the prospectus filed with the UK Listing Authority.

CERTAIN LEGAL RESTRICTIONS
     The distribution of the Invitation Materials and the transactions contemplated by the Invitation Materials may be restricted by law in certain jurisdictions. If the Invitation Materials come into your possession, you are required by Uruguay to inform yourself of and to observe all of these restrictions. The Invitation Materials do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the Invitation be made by a licensed broker or dealer and any Joint Dealer Manager or any affiliate of any Joint Dealer Manager, is a licensed broker or dealer in that jurisdiction, the Invitation shall be deemed to be made by such Joint Dealer Manager or such affiliate on behalf of Uruguay in that jurisdiction. For more information, see “Jurisdictional Restrictions” in this prospectus supplement.

TRANSACTION SUMMARY

The Invitation	The Invitation comprises the Exchange Offers and the Cash Tender Offer, each of which is more fully described below.

If you offer to exchange Eligible Bonds for 2022 Global Bonds or tender Eligible Bonds for cash, your offer or tender may be subject to proration and, if you elect, reallocation. See “Terms of the Invitation—Competitive and Noncompetitive Exchange Offers; Acceptance of Exchange Offers; Proration; Reallocation” and “Terms of the Invitation—The Cash Tender Offer; Acceptance of Offers; Proration; Reallocation.”

The Invitation expires at 4:30 P.M., New York City time, on October 27, 2006, unless Uruguay in its sole discretion extends it or terminates it earlier.

Uruguay will announce the preliminary results of the Invitation at or around 12:00 noon, New York City time, on the first Trading Day (as defined below) following the Expiration Date or before, or as soon as possible thereafter.

The Exchange Offers	Uruguay is inviting holders of Eligible Bonds to submit, in a separate modified Dutch auction process for each series of Eligible Bonds, offers to exchange those Eligible Bonds for the series of New Reopened Bonds indicated with a “Y” in the following table:

	2022	2036
	Global	Global
Eligible Bonds	Bonds	Bonds
7.000% Euro Bonds due 2011	Y	Y
7.000% Euro Bonds due 2012	Y	Y
7.000% Euro Bonds due 2019	—	Y
7.000% U.S. Dollar Bonds due 2008	Y	Y
7.875% U.S. Dollar Bonds due 2008	Y	Y
7.875% U.S. Dollar Bonds due 2009	Y	Y
7.250% U.S. Dollar Bonds due 2009	Y	Y
FRNs U.S. Dollar Bonds due 2009	Y	Y
FRNs U.S. Dollar Bonds due 2010	Y	Y
8.750% U.S. Dollar Bonds due 2010	Y	Y
7.250% U.S. Dollar Bonds due 2011	Y	Y
8.375% U.S. Dollar Bonds due 2011	Y	Y
7.625% U.S. Dollar Bonds due 2012	Y	Y
7.000% U.S. Dollar Bonds due 2013	Y	Y
7.875% U.S. Dollar Bonds due 2014	Y	Y
7.250% U.S. Dollar Bonds due 2014	Y	Y
7.500% U.S. Dollar Bonds due 2015	Y	Y
8.750% U.S. Dollar Bonds due 2015	Y	Y
7.625% U.S. Dollar Bonds due 2017	Y	Y
7.875% U.S. Dollar Bonds due 2027	—	Y

For your convenience, the CUSIPs and ISINs for the Eligible Bonds of each series, including tranches thereof, are set forth in the inside cover of this prospectus supplement.

The 2022 Global Bonds will be issued in a maximum aggregate principal amount of U.S.$600,000,000 (the “2022 Global Bond Exchange Cap Amount”) and will be consolidated, form a single series and be fully fungible with Uruguay’s outstanding U.S.$1,200,000,000 8.000% Bonds due 2022 (CUSIP No. 917288BC5, ISIN US917288BC52, Common Code 023617129).

The 2036 Global Bonds will be issued in an unlimited principal amount and will be consolidated, form a single series and be fully fungible with Uruguay’s outstanding U.S.$500,000,000 7.625% Bonds due 2036 (CUSIP No. 760942AS1, ISIN US760942AS16, Common Code 024873811) and any 7.625% Bonds due 2036 sold in the cash offering launched concurrently with this Invitation.

The Cash Tender Offer	Uruguay is inviting holders of the Eligible Bonds listed in the following table to submit offers to tender those Eligible Bonds for an amount in cash equal to the Clearing Price (plus accrued interest to but excluding the Settlement Date). The Clearing Price will be set by Uruguay in its discretion in the Exchange Offer for each series of Eligible Bonds for which it decides to accept offers to exchange, as described under “Terms of the Invitation—Selection of Clearing Prices; Announcement Date” below.

Eligible Bonds
7.000% Euro Bonds due 2011
7.000% Euro Bonds due 2012
7.000% Euro Bonds due 2019
7.000% U.S. Dollar Bonds due 2008
7.875% U.S. Dollar Bonds due 2008
7.875% U.S. Dollar Bonds due 2009
7.250% U.S. Dollar Bonds due 2009
FRNs U.S. Dollar Bonds due 2009
FRNs U.S. Dollar Bonds due 2010
8.750% U.S. Dollar Bonds due 2010
7.250% U.S. Dollar Bonds due 2011
8.375% U.S. Dollar Bonds due 2011
7.625% U.S. Dollar Bonds due 2012
7.000% U.S. Dollar Bonds due 2013
7.875% U.S. Dollar Bonds due 2014
7.250% U.S. Dollar Bonds due 2014
7.500% U.S. Dollar Bonds due 2015
8.750% U.S. Dollar Bonds due 2015
7.625% U.S. Dollar Bonds due 2017

The total amount of cash available to purchase Eligible Bonds tendered in the Cash Tender Offer (the “Tender Cap Amount”) will be announced by press release on or about 10:00 A.M., New York City time, on the first business day after Uruguay determines the aggregate principal amount of its 5.00% UI Bonds due 2018 and 7.625% Bonds due 2036 to be sold in the cash offerings launched concurrently with this Invitation. See “Terms of the Invitation—Discretion on the Part of Uruguay; Announcement of Clearing Prices and Principal Amounts.”

Cash Offering of 2018 UI Bonds and 2036 Global Bonds	Uruguay is offering up to U.S.$300,000,000 of its 5.00% UI Bonds due 2018 and up to U.S.$500,000,000 of its 7.625% Bonds due 2036 for cash in an offering launched concurrently with this Invitation (the “Cash Offering”).

The 7.625% Bonds due 2036 issued pursuant to the Cash Offering will be consolidated, form a single series and be fully fungible with, Uruguay’s 2036 Global Bonds issued pursuant to the Invitation and Uruguay’s outstanding U.S.$500,000,000 7.625% Bonds due 2036 (CUSIP No. 760942AS1, ISIN US760942AS16, Common Code 024873811). The principal amount of 2036 Global Bonds to be issued is unlimited.

Uruguay intends to apply all or part of the net proceeds of the Cash Offerings, but not more than the net cash proceeds of those offerings, to purchase Eligible Bonds tendered to Uruguay in the Cash Tender Offer. See “Terms of the Invitation—Cash Tender Offer.”

New Reopened Bonds and Interest to be Received Pursuant to Exchange Offers	Subject to proration and, if you elect, reallocation, you will receive, in exchange for each U.S.$1.00 or €1.00 in principal amount of Eligible Bonds of any series exchanged, New Reopened Bonds of the series you have elected having a principal amount (in the appropriate currency) equal to:

Clearing Price + accrued interest on the applicable Eligible Bond

New Reopened Bond Issue Price + related accrued interest

where the Clearing Price for that series of Eligible Bonds and the New Reopened Bond Issue Price for that series of New Reopened Bonds will be determined as specified below. If you offer to exchange Eligible Bonds for New Reopened Bonds denominated in another currency, the Clearing Price of the Eligible Bond will be re-expressed in the currency in which the New Reopened Bonds are denominated.

See “Terms of the Invitation—Currency Exchange Rate”.

You will not receive a payment equal to the interest accrued but unpaid on your Eligible Bonds accepted for exchange to but not including the Expected Settlement Date (as defined below). You will also not be required to pay an amount equal to the interest accrued but unpaid to, but not including, the Expected Settlement Date, on the New Reopened Bonds issued to you. Each exchange ratio will be calculated assuming that settlement takes place on the Expected Settlement Date. Interest accrued but unpaid on your Eligible Bonds accepted for exchange and on the New Reopened Bonds will be incorporated into and form part of the calculation of the exchange ratio, which will affect the principal amount of New Reopened Bonds issued to you.

Cash to be Received Pursuant to the Cash Tender Offer	Subject to proration and, if you elect, reallocation, you will receive, in exchange for each U.S.$1.00 or €1.00 in principal amount of Eligible Bonds of any series tendered for cash, a payment in cash equal to the Clearing Price for that series of Eligible Bonds together with interest accrued thereon to but excluding the Settlement Date.

Competitive and Noncompetitive Exchange Offers; Acceptance of Exchange Offers; Proration;	For each offer you submit to exchange Eligible Bonds of a particular series for New Reopened Bonds, you may specify either:
Minimum Offer Amount
•	a “competitive offer” which specifies a premium over the applicable Minimum Clearing Price specified below, that you would accept as the “Clearing Price Premium” for such series of Eligible Bonds (which premium must be expressed per 100 principal amount of Eligible Bonds, and be in increments of 0.10 between 0.10 and 10.00); or

•	a “noncompetitive offer” which does not specify any such premium.

The Exchange Offers will be conducted pursuant to separate modified Dutch auction processes. Uruguay may in its sole discretion reject all offers of one or more series of Eligible Bonds. If Uruguay rejects a series of Eligible Bonds in its entirety, any bonds you tendered of that series will be returned to you and will not be subject to the procedures described below.

Once Uruguay selects the Clearing Price Premium (which may be zero) and the Clearing Price (which will be determined by adding the Clearing Price Premium to the Minimum Clearing Price) for each series of Eligible Bonds for which it will accept offers, Uruguay will accept for exchange for New Reopened Bonds offers of Eligible Bonds (excluding any series rejected in its entirety) properly submitted at or below the applicable Clearing Price Premium as follows:
•	First, all offers to exchange Eligible Bonds for 2036 Global Bonds; and

•	Second, offers to exchange Eligible Bonds for 2022 Global Bonds, in each case subject to proration, as described below.

Uruguay will determine in its sole discretion the order in which it will accept the series of Eligible Bonds tendered for 2022 Global Bonds without any pre-established priority in terms of maturity, outstanding principal amount or otherwise. As specified above, Uruguay will issue only a limited amount of 2022 Global Bonds. If as a result of accepting Eligible Bonds of a particular series offered for exchange for the 2022 Global Bonds Uruguay would exceed the limit on the amount of 2022 Global Bonds Uruguay is prepared to issue, then Uruguay will accept first the Eligible Bonds of that series offered in noncompetitive offers. If the Eligible Bonds of that series offered in noncompetitive offers do not cause the 2022 Global Bond Exchange Cap Amount for the 2022 Global Bonds to be exceeded, Uruguay will accept the Eligible Bonds of the particular series offered in competitive offers ratably for the 2022 Global Bonds. Eligible Bonds pro-rated are eligible for the reallocation option.

Eligible Bonds submitted for exchange into the 2036 Global Bond will not be subject to proration.

As a result of the determination by Uruguay of the Eligible Bonds subject to proration as specified above, some or all of your Eligible Bonds may not be accepted in exchange for 2022 Global Bonds. Pursuant to the Invitation, you may elect to have these unaccepted Eligible Bonds retendered on your behalf at the Clearing Price established by Uruguay (as described herein) for 2036 Global Bonds (and, as a result, be fully accepted). Otherwise, these unaccepted Eligible Bonds will be returned to you.

The principal amount of Eligible Bonds of any series you may offer for exchange in a competitive offer cannot be less than U.S.$250,000 or € 250,000, as applicable, and must comply with the integral multiple requirement in excess of such minimum amount as set forth in the terms of such Eligible Bonds.

The principal amount of each series of Eligible Bonds you may offer for exchange in a noncompetitive offer must comply with the minimum denomination and integral multiple requirement in excess of such minimum denomination as set forth in the terms of such Eligible Bonds.

The Cash Tender Offer; Acceptance of Offers; Proration; Reallocation	All Eligible Bonds tendered for cash (excluding bonds of any series of Eligible Bonds rejected by Uruguay in its entirety) will be treated as tendered at the Clearing Price. Once Uruguay selects the Clearing Price Premium (which may be zero) and the Clearing Price (which will be determined by adding the Clearing Price Premium to the Minimum Clearing Price) for each series of Eligible Bonds for which it will accept offers in the Exchange Offers, Uruguay will accept tenders of Eligible Bonds properly submitted for cash subject to the Tender Cap Amount in the following order of priority:
•	First, all individual tenders of Eligible Bonds in amounts equal to or less than U.S.$100,000 or €100,000, subject to proration as described below; and

•	Second, all individual tenders of Eligible Bonds in amounts greater than U.S.$100,000 or €100,000, subject to proration as described below.

The Tender Cap Amount is the maximum amount of cash that Uruguay will apply to purchase Eligible Bonds accepted in the Cash Tender Offer and will be announced on the first Trading Day after the 2018 UI Bonds and the 2036 Global Bonds offered in the cash offering launched concurrently are sold. See “Terms of the Invitation—The Cash Tender Offer; Acceptance of Offers; Proration; Reallocation—Proration and Reallocation—Cash Tender Offer.”

As specified above, Eligible Bonds tendered for cash are subject to the Tender Cap Amount. Uruguay will accept series of Eligible Bonds tendered for cash in the order it elects to accept series of Eligible Bonds tendered for 2022 Global Bonds in the Exchange Offer. If, as a result of accepting all Eligible Bonds of a particular series tendered for cash, Uruguay would exceed the Tender Cap Amount, then the Eligible Bonds of that particular series tendered for cash will be accepted ratably.

As a result of the determination by Uruguay of the Eligible Bonds subject to proration in the Cash Tender Offer as specified above, some or all of your Eligible Bonds may not be accepted in exchange for cash. Pursuant to the Invitation, you may elect to have these unaccepted Eligible Bonds retendered at the Clearing Price established by Uruguay (as described herein) on your behalf for 2036 Global Bonds (and, as a result, be fully accepted). Otherwise, these unaccepted Eligible Bonds will be returned to you.

Selection of New Reopened Bond Issue Prices	The principal amount of each series of Eligible Bonds you may tender in the Cash Tender Offer must comply with the minimum denomination and integral multiple requirement in excess of such minimum denomination as set forth in the terms of such Eligible Bonds.

At or around 4:30 P.M., New York City time, on the Trading Day prior to the Expiration Date, Uruguay will select in its sole discretion and announce the price that will serve as the New Reopened Bond Issue Price per U.S.$100 principal amount for each series of New Reopened Bonds.

As to each series of New Reopened Bonds, Uruguay will not select a New Reopened Bond Issue Price (expressed as a percentage of the principal amount) that exceeds 110% or is lower than 96.0% in the case of the 2022 Global Bonds, and 92.5% in the case of the 2036 Global Bonds.

Minimum Clearing Price	The Minimum Clearing Price per U.S.$100 or €100 principal amount, as applicable, for each series of Eligible Bonds is set forth below:

7.000% Euro Bonds due 2011	107.75
7.000% Euro Bonds due 2012	107.25
7.000% Euro Bonds due 2019	107.75
7.000% U.S. Dollar Bonds due 2008	103.35
7.875% U.S. Dollar Bonds due 2008	105.55
7.875% U.S. Dollar Bonds due 2009	106.05
7.250% U.S. Dollar Bonds due 2009	104.70
FRNs U.S. Dollar Bonds due 2009	102.30
FRNs U.S. Dollar Bonds due 2010	101.80
8.750% U.S. Dollar Bonds due 2010	110.25
7.250% U.S. Dollar Bonds due 2011	106.25
8.375% U.S. Dollar Bonds due 2011	110.80
7.625% U.S. Dollar Bonds due 2012	107.80
7.000% U.S. Dollar Bonds due 2013	105.10
7.875% U.S. Dollar Bonds due 2014	110.05
7.250% U.S. Dollar Bonds due 2014	106.35
7.500% U.S. Dollar Bonds due 2015	108.25
8.750% U.S. Dollar Bonds due 2015	115.85
7.625% U.S. Dollar Bonds due 2017	107.55
7.875% U.S. Dollar Bonds due 2027	108.30

The Minimum Clearing Price for each series of Eligible Bonds will be the same regardless of the New Reopened Bonds selected in exchange.

Selection of Clearing Prices; Announcement Date	After reviewing the exchange offers and tender offers made under the Invitation, Uruguay will, at or around 12:00 noon, New York City time, on the first Trading Day after the Expiration Date, or as soon thereafter as possible, select in its sole discretion and announce the “Clearing Price Premium” (which may be zero) and determine the Clearing Price per U.S.$100 or €100 principal amount for each series of Eligible Bonds accepted for exchange. No Clearing Price for a series of Eligible Bonds will be below the Minimum Clearing Price for that series. All Eligible Bonds submitted at or below the Clearing Price will be accepted for exchange, subject to proration as described above under “—Competitive and Noncompetitive Exchange Offers; Acceptance of Exchange Offers; Proration; Reallocation.” Eligible Bonds tendered for cash will be treated as tendered at the Clearing Price and will be accepted for purchase by Uruguay, subject to proration as described above under “—Cash Tender Offer; Acceptance of Offers; Proration; Reallocation.” Uruguay reserves the right, in its sole discretion not to accept offers to acquire for cash, or exchange for New Reopened Bonds, Eligible Bonds of any given series.

Expected Settlement Date; Settlement Date	The expected Settlement Date for the Invitation is November 14, 2006 (the “Expected Settlement Date”). Each exchange ratio will be determined assuming that settlement takes place on the Expected Settlement Date.

We expect the Settlement Date of the Invitation to be the Expected

Settlement Date. However, in the event the Settlement Date is delayed, the principal amount of New Reopened Bonds you will be entitled to receive will not be adjusted; you will not receive any payment for interest accrued on and after the Expected Settlement Date on your Eligible Bonds accepted for exchange; and you will also not be required to make any payment for interest accrued but unpaid on the New Reopened Bonds on and after the Expected Settlement Date.

Income Tax Consequences	Please see the section entitled “Taxation” for important information regarding the possible tax consequences to owners of Eligible Bonds who exchange Eligible Bonds for New Reopened Bonds.

Termination	Uruguay reserves the right to terminate the Invitation with respect to any series of Eligible Bonds in its sole discretion. Termination of the Invitation for any series of Eligible Bonds does not affect the Invitation for any other series of Eligible Bonds.

Procedures for Tendering	Offers to exchange and tenders may be submitted only by direct participants in the Depository Trust Company, Inc. (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream, Luxembourg (each, a “Direct Participant”) in compliance with applicable law. See “Jurisdictional Restrictions.” The Direct Participant through which you hold your Eligible Bonds must transmit at or prior to 4:30 P.M., New York City time, on the Expiration Date, a properly completed electronic letter of transmittal.

The electronic letter of transmittal is available at the Invitation Website and may be submitted only through the Invitation Website at any time while the Invitation is open.

A description of the procedures for submitting electronic letters of transmittal can be found under “Terms of the Invitation—Tender Procedures—Procedures for Submitting Electronic Letters of Transmittal.”

In addition, the Direct Participant must deliver a Bond Instruction with respect to each of the Eligible Bonds you wish to exchange or tender. A description of a “Bond Instruction” and the procedures for submitting them can be found under “Terms of the Invitation—Tender Procedures—Procedures for Submitting Bond Instruction.” A Bond Instruction must be delivered no later than 4:30 P.M., New York City time, on the Expiration Date and in any case in accordance with any deadlines established by DTC, Euroclear or Clearstream, Luxembourg.

If you do not hold your Eligible Bonds through an account with DTC, Euroclear or Clearstream, Luxembourg, and you are entitled to participate in this Invitation you must arrange to have your Eligible Bonds held through this type of account.

Withdrawal	Your right to withdraw Eligible Bonds tendered will expire upon expiration of the Invitation.

Markets	Uruguay is making the Invitation only in those jurisdictions where it is legal to make such offers. See “Certain Legal Restrictions,” “Plan of Distribution” and “Jurisdictional Restrictions.”

SUMMARY TIME SCHEDULE FOR THE INVITATION
The following summarizes the anticipated time schedule for the Invitation assuming, among other things, that the Expiration Date is not extended. This summary is qualified in its entirety by, and should be read together with, the more detailed information appearing elsewhere in this prospectus supplement. The various dates and times in this summary are based on Uruguay’s current schedule; those dates and times are subject to change in Uruguay’s sole discretion.

October 19, 2006	The Exchange Offers and the Cash Tender Offer commence.

October 20, 2006	Announcement of the Tender Cap Amount (i.e., cash available for the Cash Tender Offer).

At or around 4:30 P.M., New York City time, October 26, 2006	Uruguay selects, in its sole discretion, and announces the New Reopened Bond Issue Price for each series of New Reopened Bonds.

4:30 P.M., New York City time, October 27, 2006	The Invitation expires, unless Uruguay extends it or terminates it earlier in its sole discretion. You may no longer submit electronic letters of transmittal.

The clearing systems and custodians for the Eligible Bonds may in accordance with their normal procedures establish earlier deadlines for the receipt of instructions, as described under “Terms of the Invitation—Tender Procedures—Procedures for Submitting Electronic Letters of Transmittal.”

At or around 12:00 noon, New York City time, or as soon as possible thereafter, October 30, 2006, or before	Uruguay determines in its sole discretion whether to accept exchange offers of each series of Eligible Bonds and, for each series of Eligible Bonds it decides not to reject in its entirety, the Clearing Price Premium (which could be zero) and Clearing Price for each such series, the aggregate principal amount of Eligible Bonds of each series (which could be zero) to be acquired (including in the Cash Tender Offer) and the aggregate principal amount of New Reopened Bonds of each series to be issued.

Uruguay announces the above results of the Invitation and information with respect to the priority of acceptance of the Exchange Offers and the Cash Tender Offer, and any proration of offers.

November 14, 2006	Settlement of the Invitation. Delivery of New Reopened Bonds or cash. We refer to the date on which the Invitation settles as the “Settlement Date.”

RISK FACTORS AND INVESTMENT CONSIDERATIONS
     An investment in the New Reopened Bonds involves a significant degree of risk. Investors are urged to read carefully the entirety of the prospectus together with this prospectus supplement and to note, in particular, the following considerations.
Investment Considerations Relating to the Invitation
     Risks of Not Participating in the Invitation
     Illiquidity. Any Eligible Bonds tendered pursuant to the Invitation and accepted by Uruguay will be cancelled. Any remaining Eligible Bonds of a series not tendered in the Invitation may therefore become illiquid and this may adversely affect the market value of the remaining Eligible Bonds of that series. Moreover, there may be no active trading market, or published secondary market price quotations, for any remaining Eligible Bonds.
     The Invitation Intends to Reduce Uruguay’s Refinancing Risk With Respect to Certain Series of Eligible Bonds. The purpose of the Invitation is to extend the maturity of our external debt profile. If you elect not to participate in the Invitation and retain your Eligible Bonds, the value of your Eligible Bonds may be impaired if there is a perception that at maturity we may not be able to refinance those Eligible Bonds on conditions acceptable to Uruguay.
     Risks of Participating in the Invitation
     Possible Cancellation or Extension of the Invitation. Uruguay reserves the right, in its sole discretion, not to accept tenders for, or issue, New Reopened Bonds of any given series or cash. Even if the Invitation is completed, there can be no assurance that it will be completed on the schedule described herein. Accordingly, holders participating in the Invitation may have to wait longer than expected to receive their New Reopened Bonds or cash, during which time those holders will not be able to effect transfers of their Eligible Bonds tendered pursuant to the Invitation.
     Risk of Adverse U.S. Federal Income Tax Consequences. Generally, the exchange of Eligible Bonds for New Reopened Bonds will be treated as a taxable transaction for U.S. federal income tax purposes, in which case you will recognize gain or loss. See “Taxation—U.S. Federal Income Tax Consequences—Consequences of Tendering Your Eligible Bonds” for additional discussion of the consequences of an exchange of Eligible Bonds.
     Enforcement of Civil Liabilities; Waiver of Sovereign Immunity
     Uruguay is a foreign sovereign state. Consequently, it may be difficult for you or the trustee to obtain or enforce judgments of courts in the United States or elsewhere against Uruguay. See “Description of the Securities—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment,” in the accompanying prospectus.
     Market for the Bonds
     Uruguay has been advised by the Joint Dealer Managers that they may make a market in the bonds but they are not obligated to do so and may discontinue market making at any time without notice. Application has been made to admit the New Reopened Bonds to the Official List of the UK Listing Authority and to admit the bonds to trading on the regulated market of the London Stock Exchange. No assurance can be given as to the liquidity of the trading market for the bonds. The price at which the bonds will trade in the secondary market is uncertain.

Investment Considerations Relating to Uruguay
     This section should be read in conjunction with the more detailed information found in the accompanying prospectus.
     Economic Crisis
     In 2002, Uruguay’s economy experienced its most significant setback since 1982, with real GDP contracting by approximately 10.8%. While the economy recovered in 2004, growing at a pace of 12.3%, and during 2005 at a pace of 6.6%, we can give no assurances that the adverse consequences of the 2002 crisis for Uruguay’s population can be redressed in the absence of sustained economic growth in the medium term and the implementation of adequate social and economic policies. Uruguay’s economy remains highly linked to the U.S. dollar and therefore vulnerable to external shocks. Furthermore, Uruguay does not expect the economy to continue growing at current rates, which in the past have been fuelled by historically high international prices for certain of Uruguay’s commodity exports. A contraction in growth rates will also impose constraints on government revenues, requiring that fiscal discipline be applied over time to preserve the government’s ability to service its debt.
     Impact of Argentina’s Economic Crisis on Uruguay’s Banking System
     In 2002, Uruguay’s banking system confronted its worst crisis since 1982-83. The liquidity assistance provided by the authorities to domestic banks to help stem the run on deposits failed to restore confidence. Between January 1, 2002 and February 28, 2003, depositors withdrew approximately U.S.$6.8 billion from the Uruguayan banking system (out of approximately U.S.$14.2 billion of deposits existing as of December 31, 2001). Banks responded to depositors’ demands by withdrawing approximately U.S.$1.1 billion in reserves and voluntary deposits held with Banco Central del Uruguay and reducing to practically none the availability of credit. The financial system received assistance of approximately U.S.$2.0 billion from the Uruguayan authorities, including U.S.$539.0 million from Banco Central del Uruguay, U.S.$524.0 million from the central government (acting through one of its agencies) and U.S.$986.0 million from a banking stability fund created in response to the crisis. The 2002 crisis resulted in the mandatory rescheduling of U.S. dollar-denominated time deposits held with Banco de la República and Banco Hipotecario, the liquidation of four private banks at the end of 2002 and the beginning of 2003, and the concentration of banking activities with government-owned banks. Although Uruguay’s financial sector has generally regained stability, a substantial part of the banks’ assets and liabilities continue to be denominated in U.S. dollars, rendering the system vulnerable to external shocks. Furthermore, despite the banks’ increased liquidity, they have not increased lending to the private sector. The Uruguayan government’s economic program includes the analysis and implementation of measures designed to address the shortcomings of the banking system and mitigate the risks to which it is exposed.
     Risks of Further Depreciation of the Peso
     On June 19, 2002, Banco Central del Uruguay allowed the peso to float, abandoning the “crawling peg” system. The peso depreciated significantly, as the nominal exchange rate rose 94.0% at December 2002 compared to December 2001. The devaluation of the peso in turn caused a deterioration in the quality of the foreign currency-

denominated loan portfolio of several financial institutions and caused Uruguay’s foreign currency-denominated debt to GDP ratio to rise to 89.1% as of December 31, 2002, while the foreign currency-denominated debt service to exports ratio for 2002 was 33.6%. The gradual stabilization resulting in part from the successful debt re-profiling in 2003 and the economic growth in 2004 have resulted in a significant real appreciation of the Uruguayan peso versus the dollar. The continued U.S. dollar denomination of many assets and liabilities of the Uruguayan economy, including most of the government’s financial debt, renders Uruguay vulnerable to a real depreciation of the peso.
     IMF Program
     Uruguay’s current program with the IMF, under which net disbursements totaling U.S.$1.1 billion between June 2005 and May 2008 are anticipated, was approved on June 8, 2005. The program with the IMF includes certain quantitative objectives as well as performance criteria that Uruguay must meet. If Uruguay does not meet the performance criteria set out in the IMF program (and such criteria are not amended or waived by the IMF), the government may not be able to obtain disbursements from the IMF under the IMF program. This may also interfere with the government’s ability to obtain financing from other multilateral financial institutions and to refinance its debt facilities. The loss of financing from multilateral financial institutions could adversely affect Uruguay’s fiscal viability, including its ability to service the New Reopened Bonds.

RECENT DEVELOPMENTS
THE ECONOMY
Principal Sectors of the Economy
     The following table sets forth percentage changes from prior periods for gross domestic product by sector, based on 1983 prices to eliminate distortions introduced by changes in relative prices.
Change in Gross Domestic Product by Sector
(% change from previous year, 1983 prices)

	2001	2002	2003	2004(1)	2005(1)	2006(2)
Agriculture, livestock and fishing	(7.1)	5.1	10.6	10.6	3.2	5.4
Mining	(5.2)	(37.6)	14.1	7.2	4.4	—
Manufacturing	(7.6)	(13.9)	4.7	20.8	9.5	21.1
Electricity, gas and water	1.7	(0.6)	(7.4)	1.8	6.5	0.3
Construction	(8.7)	(22.0)	(7.1)	7.5	4.7	13.4
Commerce, restaurants and hotels	(3.2)	(24.5)	(1.0)	21.3	11.6	8.2
Transportation, storage and communications	0.3	(9.1)	3.1	11.5	10.9	10.7
Real estate, business, financial and insurance services	1.7	(0.9)	(5.3)	(1.7)	(3.4)	—
Other services (3)/(4)	(2.3)	(3.3)	0.7	3.2	1.4	3.2
Total GDP	(3.4)	(11.0)	2.2	11.8	6.6	8.4

Notes:

(1)	Preliminary data.

(2)	Preliminary data, % change six months ended June 30, 2006 as compared to the same period of 2005.

(3)	Includes public sector services and other services.

(4)	Includes mining, public sector services, real estate, business, financial, insurance and other services, % change six months ended June 30, 2006 as compared to the same period of 2005.
Source: Banco Central
     Agriculture, Livestock and Fishing
     The following tables set forth percentage changes from prior periods for livestock production and for agricultural production for the periods indicated, based on 1983 prices to eliminate distortions introduced by changes in relative prices.
Livestock Production
(% change from previous year, 1983 prices)

						Jan-June
	2001	2002	2003(1)	2004(1)	2005(1)	2006
Total livestock production	(2.9)	0.3	(0.2)	7.9	5.8	5.9
Cattle	(6.3)	14.4	4.7	7.6	3.6	6.9
Dairy products	7.3	(4.4)	6.3	9.4	2.1	4.7
Wool	(13.2)	(16.7)	(11.1)	3.0	22.6	(0.2)

Agricultural Production
(% change from previous year, 1983 prices)

						Jan-June
	2001	2002	2003(1)	2004(1)	2005(1)	2006
Cereals	(22.5)	0.0	26.0	22.4	(5.3)	8.6
Wheat	(52.5)	29.1	57.6	63.2	(11.3)	15.7
Rice	(11.9)	(6.2)	15.1	13.8	3.9	5.1
Oil Products	146.0	104.4	48.5	19.3	16.1	13.6
Vegetables	9.0	5.5	10.1	(9.0)	8.9	(0.3)
Fruits	0.8	0.3	6.2	3.5	9.3	(10.3)
Other Agricultural	0.3	0.0	6.1	(2.4)	11.4	(2.0)

Total agricultural production	(6.8)	11.2	23.3	13.4	4.0	5.1

(1)	Preliminary data.
Source: Banco Central.
     Manufacturing
     The following table sets forth information regarding manufactured goods production for the periods indicated.
Selected Manufacturing Goods Production
(% change from previous year, 1983 prices)

					Jan-June
	2002	2003	2004	2005(1)	2006(1)
Foodstuffs:
Processed meats	17.7	6.2	23.1	12.5	15.8
Dairy products	(3.0)	7.0	11.1	6.3	6.6
Wheat and rice mills	(11.0)	(0.4)	13.9	9.9	(0.1)
Baked goods	(8.4)	(12.6)	5.9	6.8	8.7
Total foodstuffs	(0.3)	4.3	20.3	17.6	33.5
Beverages	(31.0)	(3.2)	17.0	11.4	9.0
Tobacco	(5.1)	(24.1)	19.7	(17.4)	(6.8)
Textiles	(23.1)	16.8	15.6	5.8	(1.1)
Leather goods	7.5	5.3	18.0	7.2	(3.8)
Chemicals	(11.4)	10.8	23.1	8.5	18.6
Oil and refined products	(23.5)	22.8	23.5	(4.2)	0.7
Machinery	(37.1)	3.2	32.8	16.3	26.3

Total	(12.8)%	7.0%	20.5%	9.2%	19.1%

(1)	Preliminary data.
Source: Banco Central.
Balance Of Payments And Foreign Trade
     Balance of Payments
     For the 12 months ended June 30, 2006, Uruguay’s balance of payments registered a surplus of US$964 million compared to a surplus of US$620 million in 2005. Banco Central’s international reserve assets continued to increase in 2006 totalling US$3,210.8 million at September 30, 2006, after giving effect to a repayment of US$916 million to the IMF, compared to US$3,078.4 million at December 31, 2005.

Balance of Payments(1)
(in millions of US$)

	2001		2002	2003	2004	2005(2)	2006(2)(*)
Current Account:
Exports		2,139	1,922	2,281	3,145	3,758	4,115
Imports		(2,915)	(1,874)	(2,098)	(2,992)	(3,730)	(4,216)
Services, net		316	153	167	365	409	442
Interests and dividends		(68)	109	(488)	(588)	(585)	(588)
Current transfers(3)		30	72	83	113	149	152

Total current account		(498)	382	(56)	43	2	(95)

Capital Account:
Capital transfers(4)		0	0	4	5	4	7
Direct Investment		291	180	401	315	715	1,049
Portfolio Investment(5)		508	329	(311)	(422)	789	1,511
Other medium and long term capital		118	2,219	582	73	(184)	(967)
Other short term capital		(426)	(3,008)	(246)	101	(635)	(705)

Total capital and financial account, net		490	(280)	431	72	689	896
Errors and Omissions		285	(2,430)	1,005	340	(70)	164

Total balance of payments		278	(2,328)	1,380	454	620	964

Change in Central Bank reserve assets(6)		(278)	2,328	(1,380)	(454)	(620)	(964)

Gold		292	1	0	0	0	0
SDRs		(1)	4	(3)	(3)	5	37
IMF Position		2	(45)	0	0	0	0
Foreign Exchange		(599)	(615)	479	1,299	(145)	181
Other holdings		583	(1,672)	905	(842)	760	747

Total assets	US$	278	(2,328)	1,380	454	620	964

(1)	These figures where calculated in accordance with the methodology set forth in the IMF Balance of Payments fifth edition manual.

(2)	Preliminary data.

(3)	Current transfers consist of transactions without a quid pro quo, many of which are gifts.

(4)	These figures have been reviewed since 2003 to reflect the debt forgiveness agreed by Spain and France.

(5)	Includes Public Bonds, commercial paper and notes and Banks foreign portfolio investment.

(6)	Change in Central Bank reserve assets does not reflect adjustments in the value of gold.

(*)	Twelve months ended June 30, 2006.

Source:	Banco Central.

Merchandise Trade
The following tables set forth information on exports and imports for the periods indicated.
Merchandise Trade
(in millions of US$ and % of total exports/imports)

	Jan-Jul			Jan-Jul
	2005(1)%			2006(1)%
Exports (FOB)
Traditional	US$	575	30.2	US$	747	33.7
Wool		77	4.0		94	4.2
Meat		433	22.7		595	26.8
Other		65	3.4		58	2.6
Non-traditional		1,330	69.8		1,471	66.3
Rice		111	5.8		106	4.8
Textiles		70	3.7		61	2.7
Chemicals		81	4.3		91	4.1
Other		1,067	56.0%		1,214	54.7%

Total exports	US$	1,905	100.0%	US$	2,218	100.0%

Imports (CIF)
Consumer goods	US$	378	18.0	US$	464	17.1
Intermediate Goods		1,451	69.2		1,903	70.2
Capital goods		267	12.7		342	12.6

Total imports	US$	2,097	100.0%	US$	2,710	100.0%

Trade balance	US$	(192)		US$	(492)

(1)	Preliminary data.

Source:	Banco Central.

Geographical Distribution of Merchandise Trade
(millions of US$, unless otherwise indicated)

	Jan-Jul			Jan-Jul
	2005(1)			2006(1)
Exports (FOB)
Americas:
Argentina	US$	145	7.6%	US$	171	7.7%
Brazil		258	13.6		298	13.5
United States		431	22.6		315	14.2
Other		297	15.6		379	17.1

Total Americas		1,131	59.4%		1,164	52.5%

Europe:
European Union
France		18	1.0		19	0.8
Germany		76	4.0		92	4.1
Italy		54	2.8		66	3.0
United Kingdom		47	2.4		51	2.3
Other Europ. Union		137	7.2		126	5.7
Total Europ. Union		331	17.4		354	16.0
EFTA(2) and other		58	3.0		185	8.3

Total Europe		389	20.4		539	24.3

Africa		58	3.0		96	4.3
Asia		153	8.0		191	8.6
Middle East		88	4.6		116	5.2
Other		86	4.5		112	5.0

Total	US$	1,905	100.0%	US$	2,218	100.0%

Imports(CIF)
Americas:
Argentina		419	20.0%		580	21.4%
Brazil		479	22.9		614	22.6
United States		145	6.9		201	7.4
Other		103	4.9		537	19.8
Total Americas	US$	1,147	54.7	US$	1,932	71.3

Europe:
European Union
France		36	1.7		47	1.7
Germany		49	2.3		54	2.0
Italy		41	2.0		47	1.7
United Kingdom		19	0.9		21	0.8
Other Europ. Union		81	3.9		82	3.0
Total Europ. Union		227	10.8		251	9.2
EFTA(2) and other		257	12.2		51	1.9

Total Europe		484	23.1		301	11.1

Africa		211	10.0		92	3.4
Asia		240	11.5		301	11.1
Middle East		8	0.4		75	2.8
Other		8	0.4		9	0.3

Total	US$	2,097	100.0%	US$	2,710	100.0%

(1)	Preliminary data.

(2)	European Free Trade Association.

Source:	Banco Central.

     Services Trade
     Gross tourism receipts totalled US$362 million for the six months ended June 30, 2006 compared to US$381 million for the same period in 2005. The number of tourist arrivals during the six months ended June 30, 2006 totaled approximately one million, a decline of approximately 5% with respect to the same period in 2005. In terms of country of origin, the number of tourists from Argentina declined during the first six months of 2006, evidencing the adverse impact of the interruption of international traffic caused by Argentine demonstrators opposing the construction of two pulp mills in the Fray Bentos region. The decline in Argentine tourists was partially offset by an increase in the number of tourists arriving from non-neighboring countries.
Monetary and Financial System
     Liquidity and Credit Aggregates
     The following table sets forth the composition of Uruguay’s monetary base (expressed in terms of Banco Central’s monetary liabilities) and international reserve assets as of the dates indicated.
Monetary Base and Banco Central’s International Reserve Assets (1)
(in millions of US$)

	As of December 31,														As of September 30,
	2001		2002			2003			2004			2005			2006(2)
Currency, including cash in vaults at banks	US$	639.8	US$	367.7		US$	417.9		US$	537.8		US$	717.2		US$	710.0
Others		43.5		70.5			70.4			62.9			303.1			201.1

Monetary Base	US$	683.3	US$	438.2		US$	488.3		US$	600.7		US$	1,020.3		US$	911.1

Banco Central international reserve assets	US$	3,100.0	US$	772.0	(3)	US$	2,086.7	(3)(4)	US$	2,511.8	(5)	US$	3,078.4	(6)	US$	3,210.8	(7)

Of which gold represents	US$	2.3	US$	2.9		US$	3.5		US$	3.6		US$	4.4		US$	5.1

(1)	All figures are at market value as of the date indicated.

(2)	Preliminary data.

(3)	This amount does not include US$507.5 million held by the FESB at December 31, 2002 and US$224.1 million at December 31, 2003.

(4)	This amount includes US$1,044.4 million of reserves and voluntary deposits of the Uruguayan banking system, including US$495.2 million of Banco de la República, with Banco Central.

(5)	This amount includes US$1,625.5 million of reserves and voluntary deposits of the Uruguayan banking system, including US$724.6 million of Banco de la República, with Banco Central.

(6)	This amount includes US$1,649.6 million of reserves and voluntary deposits of the Uruguayan banking system, including US$752.7 million of Banco de la República, with Banco Central.

(7)	This amount includes US$1,625.0 million of reserves and voluntary deposits of the Uruguayan banking system, including US$742.6 million of Banco de la República, with Banco Central.

     The following tables show selected monetary indicators and liquidity and credit aggregates for the periods indicated.
Selected Monetary Indicators
(percentage change based on peso-denominated data)

	2001	2002	2003	2004	2005	2006(1) (4)
M1 (% change) (2)	(2.6)%	0.6%	34.4%	14.2%	34.0%	35.2%
M2 (% change) (3)	(0.8)%	(7.9)%	29.4%	13.5%	27.2%	34.5%
Credit from the financial system (% change)	(1.6)%	(18.9)%	(12.4)%	(3.4)%	10.5%	16.1%
Average annual peso deposit rate	20.8%	66.9%	25.5%	6.1%	2.7%	2.1%

(1)	Preliminary data.

(2)	Currency in circulation plus peso-denominated demand deposits.

(3)	M1 plus peso-denominated savings deposits.

(4)	For the 12 months ended July 31, 2006.

Source:	Boletin Estadistico and Banco Central
Liquidity and Credit Aggregates
(in millions of US$)

												As of
	As of December 31,											July 31,
	2001		2002		2003			2004		2005		2006(1)
Liquidity aggregates (at period end):
Currency, excluding cash in vaults at banks	US$	477.7	US$	282.0	US$	322.2		US$	410.0	US$	552.5	US$	507.9
M1 (2)		1,177.9		643.1		802.2			1,018.8		1,492.7		1,574.3
M2(3)		1,737.0		868.5		1,043.0			1,316.9		1,831.3		1,993.1
M3(4)		9,174.9		6,309.3		6,733.0			7,255.0		7,927.9		8,452.5

Credit aggregates (at period end):
Resident private sector credit		8,859.0		6,215.8		4,414.6			4,218.0		4,407.8		4,509.3
Public sector credit		1,368.8		1,009.8		360.9			632.4		302.8		443.2

Total sector credit	US$	10,227.8	US$	7,225.5	US$	4,775.4		US$	4,850.4	US$	4,710.6	US$	4,952.5

Deposits:
Uruguayan pesos deposits	US$	1,259.3	US$	586.5	US$	720.8		US$	906.9	US$	1,278.8	US$	1,485.2
Foreign-currency deposits		13,994.6		7,756.4		7,914.0	(5)		8,428.4		8,392.8		8,857.0

Total deposits	US$	15,253.9	US$	8,342.9	US$	8,634.8		US$	9,335.3	US$	9,671.5	US$	10,342.2

Deposits of non-residents	US$	6,556.6	US$	2,315.6	US$	2,224.0		US$	2,490.3	US$	2,296.1	US$	2,397.6

(1)	Preliminary data.

(2)	Currency in circulation plus peso-denominated demand deposits.

(3)	M1 plus peso-denominated savings deposits.

(4)	M2 plus deposits of residents in foreign currency, principally U.S. dollars.

(5)	Of which approximately US$1,678 million (based on November 30, 2003 information) comprise time deposits with Banco de la República with maturities rescheduled pursuant to Law 17,523 of August 4, 2002.

Source:	Banco Central

     Inflation
     The following table shows changes in the CPI and WPI for the periods indicated.
Inflation

	Percent Change from Previous
	Year at Period End
	Consumer	Wholesale
	Prices	Prices
2001	3.6	3.8
2002	25.9	64.6
2003	10.2	20.5
2004	7.6	5.1
2005	4.9	(2.2)
For the twelve months ended September 30, 2006	6.6	8.3

Source:	Banco Central and INE
Foreign Exchange and International Reserves
     Foreign Exchange
     The following table shows the high, low, average and period-end peso/U.S. dollar exchange rates for the dates and periods indicated.
Exchange Rates(1)
(pesos per US$)

	High	Low	Average	Period End
2001	14.768	12.495	13.317	14.768
2002	32.325	14.025	21.309	27.170
2003	29.540	26.150	28.160	29.290
2004	29.810	26.010	28.645	26.380
2005	26.260	23.160	24.413	24.120
12 months ended September 30, 2006	24.360	23.160	23.884	23.860

(1)	Daily interbank end-of-day bid rates

Source:	Banco Central

     International Reserves
     The following table shows the composition of the international reserve assets of Uruguay’s banking system at each of the dates indicated.
International Reserve Assets of the Banking System
(in millions of US$)

												As of
	As of December 31,											July 31,
	2001		2002		2003			2004		2005		2006(1)
Banco Central	US$	3,100.0	US$	772.0	US$	2,086.7	(2)	US$	2,511.8	US$	3,078.4	US$	3,521.3
Banco de la República		632.1		294.0		912.0			1,486.6		1,701.2		1,861.2
Private Banks		4,549.5		2,413.1		2,717.2			3,217.3		3,092.7		2,981.7

International reserve assets	US$	8,281.6	US$	3,479.1	US$	5,715.9		US$	7,215.8	US$	7,872.3	US$	8,364.3

(1)	Preliminary data.

(2)	This amount does not include US$507.5 million held by the Fondo de Estabilidad del Sistema Bancario or FESB at December 31, 2002 and US$224.1 million at December 31, 2003.

Source:	Banco Central
     The Financial Sector
     Prudential Regulation, Supervision and Financial System
     As of June 30, 2006, new regulations regarding new capital requirements for market risk and a thorough review of the capital requirements for credit risk became effective. In addition, new regulations were issued regarding loan classification and reserves, changing the assessment of credit quality from a static to a prospective view and introducing the stress testing of cash flows as a major instrument for credit evaluation.
     The Banking System in 2006
     During the first semester of 2006, the non-financial private sector’s deposits with the banking system grew and the share of non-performing loans (NPLs) on total loans decreased. Deposits (including deposits in off-shore banks) increased by US$599.6 million in the first six months of 2006, to a total of US$9,975.9 million as of June 30, 2006. Credit extended to the non-financial sector increased by US$104.0 million in the same period, to a total of US$4.320.0 million at June 30, 2006. Solvency ratios of the banking system on average remained stable above the 8.0% total capital to risk-weighted asset ratio required by Banco Central. In June 2006, the regulatory capital of private banks was 2.2 times above the minimum regulatory requirement, while the Banco de la República Oriental del Uruguay capital was 2.5 times the minimum requirement. Finally, the share of NPLs on total loans (based on client payment behavior) decreased from 6.5% at year-end 2005 to 4.6% in June 2006.
Public Sector Finances
     Public Sector Accounts
     For the 12 months ended in June 30, 2006, the consolidated public sector (local governments not included) had a deficit of US$217 million, which represented 1.2% of GDP. The overall primary balance (local governments not included) for this period showed a surplus of 3.2% of GDP. Non-financial public sector enterprises saw their surplus (and therefore their contribution to the overall public sector surplus) for the 12 months ended June 30, 2006 decrease, largely due to the adverse impact of the price of oil on ANCAP (the state-owned refining company) and UTE (the state-owned electric company), which increased oil imports to offset the adverse impact on hydroelectric power generation attributable to the drought that affected the level of Uruguay’s rivers. For that period, local governments generated a surplus estimated at 0.3% of GDP.
     The following table sets forth a summary of public sector accounts (calculated on a cash basis) for the periods indicated.
Public Sector Finances
(in millions of US$ and % of total GDP)

	2005			2006*
Revenues:
Value-added taxes	US$	1,617	9.6%	US$	1,778	9.7%
Other taxes on goods & services		559	3.3		609	3.3
Income taxes		456	2.7		520	2.8
Taxes on capital		240	1.4		233	1.3
Foreign trade taxes		212	1.3		228	1.2
Other		280	1.7		328	1.8

Total		3,365	20.0		3,696	20.2

Expenditures
Wages & salaries(1)	US$	816	4.9%	US$	887	4.8%
Transfers to social security(2)		1,253	7.5		1,314	7.2
Transfer payments		133	0.8		140	0.8
Interest on public debt		733	4.4		790	4.3
Goods & services		505	3.0		579	3.2
Capital Expenditures		210	1.2		229	1.2
Other		25	0.2		25	0.1

Total		3,675	22.0		3,963	21.6

Central Government Extra-budgetary operations		38	0.2		50	0.3
Central Government balance		(311)	(1.8)		(268)	(1.5)
Non-financial public institutions		157	0.9		24	0.1
Banco Central		(26)	(0.2)		(24)	(0.1)

Overall surplus (deficit)(3)	US$	(142)	(0.8)%	US$	(217)	(1.2)%

Overall interest payments(4)	US$	759	4.5%	US$	812	4.4%

Overall primary balance(5)	US$	616	3.7%	US$	594	3.2%

(*)	Preliminary data for the 12 months ended June 2006.

(1)	Includes employer contributions made to social security system for employees of Central Government.

(2)	Net of social security revenues received.

(3)	Local governments not included.

(4)	Includes central government, public enterprises and Banco Central.

(5)	Overall balance less interest payments.

Source: Banco Central

     Tax Revenue
     The following table sets forth the composition of the government’s tax revenues for the periods indicated.
Composition of Tax Revenue

	2001	2002	2003	2004	2005	2006(*)
Value-added taxes (VAT)	52.8%	51.2%	51.8%	52.9%	54.4%	54.2%
Other taxes on goods & services	23.3%	21.5%	19.2%	18.7%	18.8%	18.5%
Income taxes	12.9%	11.3%	9.7%	14.1%	15.3%	15.9%
Taxes on capital	7.4%	9.6%	10.2%	8.2%	8.1%	7.1%
Foreign trade taxes	6.2%	6.7%	7.3%	7.6%	7.1%	6.9%
Other taxes	4.6%	7.7%	8.7%	7.9%	7.1%	6.9%
Refund of value-added and other taxes	(7.1)%	(7.8)%	(7.0)%	(9.5)%	(10.8)%	(9.5)%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(*)	Preliminary data for the 12 months ended June 30, 2006.

Source: Banco Central del Uruguay.
     Public Sector Borrowings and Repayments
     The following table sets forth public sector borrowings and repayments for the periods indicated.
Public Sector Borrowings and Repayments(1)
(in millions of US$ and % of total GDP)

	2005			2006*
Monetary Liabilities(2)	US$	224.0	1.3	US$	175.3	1.0
Treasury bonds & bills		844.2	5.0		1444.6	7.9
of which Brady Bonds		(117.0)	(0.7)		(13.1)	(0.1)
Loans(3)		(115.8)	(0.7)		(539.2)	(2.9)
Net deposits(4)		(114.7)	(0.7)		(344.8)	(1.9)
Net International Reserves		(566.7)	(3.4)		(1161.0)	(6.3)
Others(5)		(204.1)	(1.2)		481.3	2.6
Net Borrowing Requirements	US$	66.9	0.4	US$	43.0	0.2

(1)	Represents aggregate borrowings in year indicated less aggregate repayments for such year.

Positive numbers represent net repayments by the Public Sector.

The overall balance is equivalent to the Net Borrowing Requirements of the Public Sector.

(2)	Monetary Liabilities include Monetary Base, Call and reserve deposits in Pesos and Treasury Bills in Pesos.

(3)	“Loans” includes both domestic and foreign loans. Since August 2002 includes loans related to the FSBS.

(4)	“Net deposits” means deposit net of credits.

(5)	“Others” in 2002 includes financial assistance to the banking system as well as net assets related to the FSBS.

(*)	Preliminary data for the 12 months ended June 30, 2006.

Public Sector Debt
     Domestic debt
     The following table sets forth information regarding gross public domestic debt incurred by the government in the periods indicated.
Gross Public Domestic Debt
(in millions of US$ at period end)

	2001		2002		2003		2004		2005(1)		June 2006(1)
Treasury bills(2)	US$	376	US$	357	US$	691	US$	513	US$	399	US$	351
Treasury Bonds(3)		2,115		1,991		1,737		1,890		2,596		2,860
Other Liabilities(4)		1,753		739		178		713		772		934
Total	US$	4,244	US$	3,087	US$	2,606	US$	3,116	US$	3,767	US$	4,145

(1)	Preliminary data.

(2)	Includes foreign and local currency denominated Treasury bills.

(3)	Includes foreign and local currency denominated Treasury bonds and Eurobonds.

(4)	Includes Brady bonds.

Source:	Banco Central
     The following table sets forth information regarding amortization of Uruguay’s gross public domestic debt.
Amortization of Gross Domestic Debt
(in millions of US$)

	Amortizations
	Outstanding																2013 to
	as of																Final
	June 30, 2006(1)		2006		2007		2008		2009		2010		2011		2012		Maturity
Treasury bills(2)		351		16		267		68		0		0		0		0		0
Treasury Bonds (3)		2,860		164		81		108		100		324		193		256		1,635
Other Liabilities(4)		934		46		176		136		220		42		4		0		309

Total	US$	4,145	US$	226	US$	524	US$	312	US$	320	US$	367	US$	197	US$	256	US$	1,944

(1)           Preliminary data.
(2)           Includes foreign and local currency denominated Treasury bills.
(3)           Includes foreign and local currency denominated Treasury bonds and Eurobonds.
(4)           Includes Brady bonds.
Source: Banco Central.

     The following table sets forth Uruguayan Treasury securities in circulation as of the dates indicated.
Treasury Securities in Circulation
(in millions of US$ at year-end book value)

		Foreign Currency		Pesos
		Treasury	Treasury	Treasury	Treasury
As of December 31,	Total	bonds	bills(1)	bonds	bills(1)
2001	5,504	4,937	515	0	52
2002	5,680	5,101	287	178	113
2003	6,485	5,191	488	486	321
2004	6,689	4,988	570	1,054	76
2005	7,727	5,848	465	1,366	48
Jun-06	8,803	6,909	430	1,436	27

(1)	Nominal value

Source:	Banco Central.
     External debt
     The following table sets forth information regarding gross public external debt incurred by the government in the periods indicated.
Gross Public External Debt
(in millions of US$ at period end except percentages)

	2001	2002	2003	2004	2005(1)	June 2006(1)
Non-financial public sector	5,208	7,737	8,787	9,172	9,335	9,683
Of which:
Treasury bills	81	6	37	39	14	5
Treasury bonds	2,639	2,948	3,504	3,936	4,370	5,210
Central Bank	621	562	770	1,035	842	684
Gross public external debt	5,829	8,299	9,558	10,206	10,177	10,367
Gross public external debt/GDP	31%	68%	85%	77%	61%	57%
Gross public external debt/ exports	1.8	3.1	3.1	2.5	2.0	1.9

(1)           Preliminary data.
Source: Banco Central.

     The following table sets forth the total public external debt, net of international reserve assets and certain other assets of Banco Central, as of the dates indicated.
Total Public External Debt, Net of International Reserve Assets
(in millions of US$)

											June
	2001		2002		2003		2004		2005(1)		2006(1)
Total Gross public external debt	US$	5,829	US$	8,299	US$	9,558	US$	10,206	US$	10,177	US$	10,367
Less public external assets:		3,447		1,691		2,758		2,963		3,887		4,226
Non-financial public sector		85		632		413		123		200		253
Central Bank		3,362		1,059		2,344		2,845		3,687		3,973
Of which:
Gross international reserves(2)		3,099		778		2,088		2,514		3,071		3,506
Other assets		263		282		256		332		615		467

Total Public external debt, net of assets	US$	2,381	US$	6,608	US$	6,800	US$	7,243	US$	6,290	US$	6,141

(1)	Preliminary data.

(2)	Gold valued for each period at London market prices at end of period.

Data for 2002, 2003 and 2004 does not include US$507.5 million, US$224.1 million and US$224.1 million held in the FESB as of December 31, 2002 and 2003, and March 31, 2004.

Source:	Banco Central.
     The following table sets forth information regarding gross public external debt by creditor, and the amortization of such debt.
Gross Public External Debt, By Creditor
(in millions of US$ at period end)

	2001		2002		2003		2004		2005(1)		Jun-06
Multilateral Organizations
IBRD (World Bank)	US$	566	US$	718	US$	738	US$	803	US$	832	US$	704
IABD		1,461		1,949		2,221		2,171		2,201		1,777
IMF		143		1,786		2,407		2,675		2,304		1,992
Otros		47		41		52		65		60		54
Bilateral Creditors		307		257		204		162		127		126
Commercial banks(2)		505		511		214		192		45		36
Other non-resident institutions		2,721		2,955		3,567		3,976		4,383		5,215
of which holdings of:
Treasury bills		81		6		37		39		14		5
Treasury bonds		2,639		2,948		3,504		3,936		4,370		5,210
Suppliers		77		82		153		162		224		462

Gross public external debt	US$	5,829	US$	8,299	US$	9,558	US$	10,206	US$	10,177	US$	10,367

(1)	Preliminary data.

(2)	Includes Brady bonds.

Source:	Banco Central.

Amortization of Gross Public External Debt
(millions of US$)

	Outstanding								2013 to
	as of								Final
	June 30, 2006(1)	2006	2007	2008	2009	2010	2011	2012	Maturity
General Government
Multilateral organizations	3,711	99	934	553	396	243	202	188	1,097
Bilateral Creditors	90	4	7	7	8	8	8	6	43
Commercial banks	7	0	0	0	0	0	0	0	4
Treasury bills	5	0	4	1	0	0	0	0	0
Treasury bonds	5,210	273	30	57	58	177	704	52	3,860
Other creditors	0	0	0	0	0	0	0	0	0
Suppliers	7	0	1	1	1	1	1	1	2

Total	9,030	376	976	619	462	428	915	247	5,007

Banco Central
Multilateral organizations	663	5	546	95	9	2	2	2	2
Bilateral Creditors	0	0	0	0	0	0	0	0	0
Commercial banks (2)	20	3	3	0	0	0	0	0	14
Central Bank bills	0	0	0	0	0	0	0	0	0
Suppliers	0	0	0	0	0	0	0	0	0

Total	684	8	549	95	9	2	2	2	16

Non Financial Public Enterprises
Multilateral organizations	153	10	22	22	22	20	10	10	36
Bilateral Creditors	36	2	4	4	4	4	4	3	12
Commercial banks	8	0	1	0	0	0	0	0	5
Treasury bills
Treasury bonds
Other creditors	0	0	0	0	0	0	0	0	0
Suppliers	455	265	7	7	7	6	2	0	161

Total	653	278	34	34	34	31	16	13	215

TOTAL	10,367	662	1,559	748	505	461	933	262	5,237

(1)	Preliminary data.

(2)	Includes Brady bonds.

Source:	Banco Central.

     Total Public Debt
     The following table sets forth a list of Uruguayan public bonds issued and publicly held as of June 30, 2006.
Public Internal Bonds Issued Within Uruguay
(in millions of US$)

	Annual	Date of	Amount raised
Title (1)	Interest Rate (%)	final maturity	(millions of US$)
Treasury Bonds – Series 46	Libor + 1.5% US$	August 2006	164
Treasury Bonds – Series 47	Libor + 1.5% US$	December 2006	70
Treasury Bonds – Series 48	Libor + 1.0% US$	May 2009	50
Treasury Bonds – Series 49	Libor + 1.0% US$	June 2012	60
Treasury Bonds – Series 50	Libor + 1.0% US$	August 2012	40
Treasury Bonds – Series 51	Libor + 1.0% US$	September 2012	50
Treasury Bonds – Series 52	Libor + 1.0% US$	February 2010	90
Treasury Bonds – Series 53	Libor + 1.75% US$	March 2011	11
Treasury Bonds – Series 54	Libor + 2% US$	May 2013	105

Treasury Bonds – Series 30 TF	7.5% US$	March 2011	299
Treasury Bonds – Series 31 TF	9.75% US$	February 2012	40

Provisional Bond 2007	7.625% US$	March 2007	116
Provisional Bond 2010	8% US$	February 2010	50
Provisional Bond 2008	2.625% UR	June 2008	6
UI Bond	7% UI	June 2012	476
Zero-coupon bond	8.25% US$	Various 2014 - 2020	2

Bond 2006 Fixed Rate	5.25%	September 2006	101
Bond 2010 Fixed Rate	7.50%	December 2010	25
Bond 2012 Fixed Rate	7.63%	March 2012	98
Bond 2018 Fixed Rate	8.00%	February 2018	41
Bond 2019 Fixed Rate	7.50%	March 2019	325
Bond 2020 Fixed Rate	9.75%	February 2020	22
Bond 2011 Fixed Rate	4.00%	November 2011	21
Bond 2008 Floating Rate	Libor + 1.75	December 2008	41
Bond 2009 Floating Rate	Libor + 1.5	November 2009	20
Bond 2010 Floating Rate	Libor + 1.5	September 2010	33
Bond 2011 Floating Rate	Libor + 1.5	August 2011	25
Bond 2017 Floating Rate	Libor + 1	June 2017	14
Bond 2018 Floating Rate	Libor + 2	March 2018	3
Bond 2010 Incremental Rate	Starting from 4% + 0.5%	June 2010	185
Bond 2013 Incremental Rate	Starting from 4% + 0.5%	May 2013	325
Bond 2018 Incremental Rate	Starting from 4% + 0.5%	April 2018	322

Public External Bonds Issued Outside Uruguay

	Annual	Date of	Amount raised
Title (1)	Interest Rate (%)	final maturity	(millions of US$)
Eurobonds — Series D	8.375% US$	September 2006	100
Global Bond 2008	7.000% US$	April 2008	250
Global Bond 2009	7.25% US$	May 2009	250
Global Bond 2010	8.75% US$	June 2010	300
Global Bond 2027	7.875% US$	July 2027	510
Global Bond 2012	7.625% US$	January 2012	410
Global Bond 2009	7.875% US$	March 2009	250
Convertible Notes	Libor 3 m + 5.59%	April 2007	150

Bonds YENS (1)	2.5% YENS	April 2002	87
Bonds YENS due 2006	2.2% YENS	March 2006	262

Eurobonds — Euros 2000 1a	7% EUROS	September 2005	288
Eurobonds — Euros 2001 1a	7% EUROS	June 2011	256

Bond Chile 1a	7.0 % UF Chile	May 2007	142
Bond Chile 2a	6.375 % UF Chile	March 2011	150

Bond due 2017 9.25%	9.250%	May 2017	500
Mat Ext Bonds 7 7/8% 18/11/2008	7.875%	November 2008	84
Mat Ext Bonds 7% 01/04/2013	7.00%	April 2013	64
Mat Ext Bond 7.875% 25/03/2014	7.88%	March 2014	20
Mat Ext Bond 7.25% 4/05/2014	7.25%	May 2014	31
Mat Ext Bond 8.75% 22/06/2015	8.75%	June 2015	51
Mat Ext Bond 7.625% 20/01/2017	7.63%	January 2017	41
Mat Ext Bond 8.375% 26/09/2011	8.38%	September 2011	61
Benchmark 7.875% PIK 15/01/2033	Máx 7.875%; inicia	January 2033	1106
	3.875%+1% anual hasta 2007
Benchmark Bond 7.5% 15/03/2015	7.50%	March 2015	1059
Benchmark Bond 7.25% 15/02/2011	7.25%	February 2011	500
Mat Ext Bond FRN due 02/01/10	Libor + 0.875%	January 2010	5
Mat Ext. B. FRN due 02/07/2009	Libor + 1%	July 2009	1
Global 2022 (2)	8.00%	November 2022	1200
Global Bond 2036	7.63%	March 2036	500
Bond Yen 3er series due 2011	2.50%	March 2011	196
Mat Ext Bond 7% 26/09/2012	7.00%	September 2012	111
Mat Ext Bond 7% 28/06/2019	7.00%	June 2019	139
6.875% Bonds due 2016 (EUR)	6.875%	January 2016	384
6.375% UF Notes due 2016 (CLP)	6.375%	March 2016	3
International UI Bond	10.50%	October 2006	408
Devaluation Protected Notes	Highest of 17.75%, or	February 2006	308
	semestral devaluation.
UI Bonds due 2018(3)	5.00%	September 2018	400

Since January 1, 1996 the following bonds have been issued by the Government of Uruguay.

(1)	Valuated at 30/06/06

(2)	500: US$ were issued after June 2006

(3)	Issued on September 2006

Source: Banco Central.

     The following table sets forth information regarding total external public debt service for the periods indicated.
Total External Public Debt Service
(in millions of US$ except percentages)

											June
	2001		2002		2003		2004		2005(1)		2006(1)(2)
Interest payments	US$	355	US$	373	US$	435	US$	491	US$	584	US$	633
Amortizations		672		546		956		821		1,114		2,029

Total	US$	1,027	US$	920	US$	1,391	US$	1,312	US$	1,698	US$	2,662

Total debt service/exports of goods and services (%)		31.5%		34.1%		45.1%		32.7%		33.3%		49.0%

(1)	Preliminary data.

(2)	12 Month Accumulated Data at June 2006

Source:	Banco Central.
     The following table sets forth information regarding total gross public debt as of the dates indicated.
Total Gross Public Debt
(in millions of US$)

	2001		2002		2003		2004		2005(1)		June 2006(1)
Gross public external debt	US$	5,829	US$	8,299	US$	9,558	US$	10,206	US$	10,177	US$	10,367
Gross public domestic debt(2)		4,244		3,087		2,606		3,116		3,767		4,145
Non-financial public sector		2,614		2,433		2,029		2,185		2,538		2,624
Central Bank		1,629		654		576		931		1,229		1,521

Total public debt	US$	10,072	US$	11,386	US$	12,163	US$	13,322	US$	13,944	US$	14,512

(1)	Preliminary data.

(2)	Public debt with uruguayan residents excluding Treasury bonds and Treasury bills hold by the public sector.

Source:	Banco Central.
     The following table sets forth information regarding the amortization of total gross public debt.
Amortization of Gross Public Total Debt
(in millions of US$)

	Outstanding
	as of																2013 to
	June 30,																Final
	2006(1)		2006		2007		2008		2009		2010		2011		2012		Maturity
External Debt	US$	10,367	US$	662	US$	1,559	US$	748	US$	505	US$	461	US$	933	US$	262	US$	5,237
Internal Debt		4,145		226		524		312		320		367		197		256		1,944

Total	US$	14,512	US$	888	US$	2,083	US$	1,060	US$	825	US$	828	US$	1,129	US$	518	US$	7,181

(1)	Preliminary data.

     The following table sets forth public external debt denominated in foreign currency, by currency as of the date indicated.
Summary of Public External Debt By Currency
(in millions of US$ except percentages)

	As of
	June 30, 2006%
Uruguayan pesos		269	3%
U.S. dollars		7,117	69%
Euros		690	7%
Japanese yen		235	2%
DEG		1,998	19%
Other		57	1%
Total	US$	10,367	100%

Source:	Banco Central.

TERMS OF THE INVITATION
     Uruguay is inviting owners of Eligible Bonds, also referred to as “Bondholders,” to submit offers to exchange those Eligible Bonds for a series of New Reopened Bonds or tender those Eligible Bonds for cash only if a “Y” appears in the appropriate column in the table below, and on the terms and subject to the conditions of the Invitation and the related electronic letter of transmittal as described below. In addition, ISIN and CUSIP numbers and the Minimum Clearing Prices for the Eligible Bonds have been provided.

			2022	2036		Minimum
			Global	Global	Cash	Clearing
Eligible Bonds	ISIN	CUSIP	Bonds	Bonds	Tender	Price

Euro Bonds
7.000% due 2011	XS0131127036	—	Y	Y	Y	107.75
7.000% due 2012	XS0167136786	—	Y	Y	Y	107.25
7.000% due 2019	XS0167137834	—	—	Y	Y	107.75

U.S. Dollar Bonds
7.000% due 2008	US760942AF94	760942AF9	Y	Y	Y	103.35
7.875% due 2008	US917288AL60	917288AL6	Y	Y	Y	105.55
7.875% due 2009	US917288AK87	917288AK8	Y	Y	Y	106.05
7.250% due 2009	US760942AH50	760942AH5	Y	Y	Y	104.70
FRNs due 2009	US917288AM44	917288AM4	Y	Y	Y	102.30
FRNs due 2010	US917288AN27	917288AN2	Y	Y	Y	101.80
8.750% due 2010	US760942AJ17	760942AJ1	Y	Y	Y	110.25
7.250% due 2011	US917288AY81	917288AY8	Y	Y	Y	106.25
8.375% due 2011	US917288AP74	917288AP7	Y	Y	Y	110.80
7.625% due 2012	US917288AJ15	917288AJ1	Y	Y	Y	107.80
7.000% due 2013	US917288AS14	917288AS1	Y	Y	Y	105.10
7.875% due 2014	US917288AT96	917288AT9	Y	Y	Y	110.05
7.250% due 2014	US917288AU69	917288AU6	Y	Y	Y	106.35
7.500% due 2015	US917288AZ56	917288AZ5	Y	Y	Y	108.25
8.750% due 2015	US917288AV43	917288AV4	Y	Y	Y	115.85
7.625% due 2017	US917288AX09	917288AX0	Y	Y	Y	107.55
7.875% due 2027	US760942AE20	760942AE2	—	Y	—	108.30

          The 2022 Global Bonds will be issued in a maximum aggregate principal amount not to exceed the 2022 Global Bond Exchange Cap Amount and will be consolidated, form a single series and be fully fungible with Uruguay’s outstanding U.S.$1,200,000,000 8.000% Bonds due 2022 (CUSIP No. 917 288BC5, ISIN US917288BC52, Common Code 023617129).
          The 2036 Global Bonds will be issued in an unlimited principal amount and will be consolidated, form a single series and be fully fungible with Uruguay’s outstanding U.S.$500,000,000 7.625% Bonds due 2036 (CUSIP No. 760942AS1, ISIN US760942AS16, Common Code 024873811) and any 7.625% Bonds due 2036 sold in the Cash Offering. The terms of each series of the New Reopened Bonds are described under “Description of the New Reopened Bonds.”
          If you offer to exchange Eligible Bonds for 2022 Global Bonds or tender Eligible Bonds for cash, your offer or tender may be subject to proration and, if you elect, reallocation. See “—Competitive and Noncompetitive Exchange Offers; Acceptance of Exchange Offers; Proration; Reallocation” and “—The Cash Tender Offer; Acceptance of Offers; Proration; Reallocation.”
Cash Tender Offer
          Subject to proration and, if you elect, reallocation, you will receive, in exchange for each U.S.$1.00 or €1.00 in principal amount of Eligible Bonds of any series tendered for cash, a payment equal to the Clearing Price for that series of Eligible Bonds, plus interest accrued to, but excluding, the Settlement Date. The total amount of cash available to purchase Eligible Bonds tendered in the Cash Tender Offer will be announced by press release on or about 10:00 A.M., New York City time, on the first business day after Uruguay determines the aggregate principal amount of the 5.00% UI Bonds due 2018 and 7.625% Bonds due 2036 to be sold in the Cash Offering. See "—Discretion on the Part of Uruguay; Announcement of Clearing Prices and Principal Amounts.”
Purpose of the Invitation
          The Invitation is part of Uruguay’s program to manage its external liabilities and is made to extend the maturity of Uruguay’s external debt profile.
Calculation of Exchange Ratios
          New Reopened Bonds and Interest To Be Received Pursuant to Exchange Offers
          Subject to proration and, if you elect, reallocation, if you make an offer to exchange a series of Eligible Bonds for a series of New Reopened Bonds pursuant to the Invitation and Uruguay accepts your exchange offer, you will receive, in exchange for each U.S.$1.00 or €1.00 in principal amount of Eligible Bonds of any series exchanged, New Reopened Bonds of the series you have elected having a principal amount (in the appropriate currency) equal to:
    Clearing Price + accrued interest on the applicable Eligible Bond
New Reopened Bond Issue Price + related accrued interest
where the Clearing Price for that series of Eligible Bonds and the New Reopened Bond Issue Price for that series of New Reopened Bonds will be determined as specified below. If you offer to exchange Eligible Bonds for New Reopened Bonds denominated in another currency, the Clearing Price of the Eligible Bond will be expressed in the currency in which the New Reopened Bonds are denominated.
          You will not receive a payment equal to the interest accrued but unpaid on your Eligible Bonds accepted for exchange to but not including the Expected Settlement Date. You will also not be required to pay an amount equal to the interest accrued but unpaid to, but not including, the Expected Settlement Date, on the New Reopened Bonds issued to you. Each exchange ratio will be calculated assuming that settlement takes place on the Expected Settlement Date. Interest accrued but unpaid on your Eligible Bonds accepted for exchange and on the New Reopened Bonds will be incorporated into and form part of the calculation of the exchange ratio, which will affect the principal amount of New Reopened Bonds issued to you.
          Selection of New Reopened Bond Issue Prices
          At or around 4:30 P.M., New York City time, on the Trading Day prior to the Expiration Date, Uruguay will select in its sole discretion and announce the price that will serve as the “New Reopened Bond Issue Price” per U.S.$100 principal amount for each series of New Reopened Bonds.
          As to each series of New Reopened Bonds, Uruguay will not select a New Reopened Bond Issue Price (expressed as a percentage of the principal amount) that exceeds 110% or is lower than 96.0% in the case of the 2022 Global Bonds, and 92.5% in the case of the 2036 Global Bonds.
          Minimum Clearing Price
          The Minimum Clearing Price per U.S.$100 or €100 principal amount, as applicable, for each series of Eligible Bonds is set forth in the table on the inside cover.
          The Minimum Clearing Price for each series of Eligible Bonds will be the same regardless of the series of New Reopened Bonds selected in exchange.
          Selection of Clearing Prices
          After reviewing the exchange offers made in the Invitation, Uruguay will, at or around 12:00 noon, New York City time, on the first Trading Day after the Expiration Date (or as soon thereafter as possible), or before, select in its sole discretion and announce the “Clearing Price Premium” (which may be zero) and determine in its sole discretion and announce the Clearing Price per U.S.$100 or €100 principal amount for each series of Eligible Bonds for which Uruguay decides to accept offers to exchange or tender, as the case may be. Uruguay may in its sole discretion reject all offers of one or more series of Eligible Bonds. If Uruguay rejects a series of Eligible Bonds in its entirety, any bonds you tendered of that series will be returned to you and will not be subject to the procedures described below.
          No Clearing Price for a series of Eligible Bonds will be below the Minimum Clearing Price for that series.
          “Trading Day” means a day other than a Saturday, a Sunday or a day on which banks generally are not open in New York or London.
Competitive and Noncompetitive Exchange Offers; Acceptance of Exchange Offers; Proration; Reallocation
          The Exchange Offers will be conducted pursuant to a separate modified Dutch auction process for each series of Eligible Bonds. For each offer to exchange Eligible Bonds of a particular series that you submit, you may make your offer in the form of a competitive or a noncompetitive offer.
          Competitive Exchange Offers
          You may submit one or more competitive exchange offers by checking the appropriate box on the Invitation Website with respect to any series of Eligible Bonds tendered for exchange. Competitive exchange offers must specify:

•	the series and aggregate principal amount of Eligible Bonds that you are offering to exchange pursuant to your competitive offer;

•	whether you want to exchange these Eligible Bonds for 2036 Global Bonds or 2022 Global Bonds, as applicable;

•	the premium over the Minimum Clearing Price for these Eligible Bonds that you are willing to accept as the Clearing Price Premium applicable to this series of Eligible Bonds (this premium is your “Offer Price Premium”); and

•	if part or all of your exchange offer for 2022 Global Bonds is not accepted by Uruguay as a result of priority of acceptance of offers or proration, whether you want your unaccepted Eligible Bonds retendered for 2036 Global Bonds at the Clearing Price established by Uruguay (as described herein).
          If your competitive offer is accepted by Uruguay, you will be entitled to the benefit of the applicable Clearing Price, even if you specified an Offer Price Premium that would result in a Clearing Price lower than that Clearing Price.
          The principal amount of each series of Eligible Bonds you may offer for exchange in a competitive offer cannot be less than U.S.$250,000 or €250,000, as applicable, and must comply with the integral multiple requirement in excess of such minimum amount as set forth in the terms of such Eligible Bonds.
          The Invitation Website will only accept competitive offers that specify:
•	Clearing Price Premiums between 0.10 and 10.00 per 100 principal amount of Eligible Bonds; and

•	Clearing Price Premiums in multiples of 0.10 per 100 principal amount of Eligible Bonds.
          Noncompetitive Exchange Offers
          You may submit one or more noncompetitive exchange offers by checking the appropriate box on the Invitation Website with respect to any series of Eligible Bonds tendered for exchange. Noncompetitive offers must specify:
•	the series and aggregate principal amount of Eligible Bonds that you are offering to exchange pursuant to your noncompetitive offer;

•	whether you want to exchange these Eligible Bonds for 2036 Global Bonds or 2022 Global Bonds, as applicable; and

•	if part or all of your exchange offer for 2022 Global Bonds is not accepted by Uruguay as a result of the priority of acceptance of offers or proration, whether you want your unaccepted Eligible Bonds to be retendered for 2036 Global Bonds at the Clearing Price to be determined by Uruguay.
          If Uruguay accepts your noncompetitive exchange offer, you will be entitled to the benefit of the applicable Clearing Price.
          The principal amount of each series of Eligible Bonds you may tender in exchange for New Reopened Bonds in a noncompetitive exchange offer must comply with the minimum denomination and integral multiple requirement in excess of such minimum denomination as set forth in the terms of such Eligible Bonds.
          Proration and Reallocation — Exchange Offers
          Once Uruguay selects the Clearing Price Premium (which may be zero) and the Clearing Price (which will be determined by adding the Clearing Price Premium to the Minimum Clearing Price) for each series of Eligible

Bonds for which it will accept offers, Uruguay will accept for exchange for New Reopened Bonds all offers of Eligible Bonds properly submitted at or below the applicable Clearing Price Premium as follows:
•	First, all offers to exchange Eligible Bonds for 2036 Global Bonds; and

•	Second, offers to exchange Eligible Bonds for 2022 Global Bonds, subject to proration.
          Uruguay will determine in its sole discretion the order in which it will accept the series of Eligible Bonds tendered for 2022 Global Bonds, without any pre-established priority in terms of maturity, outstanding principal amount or otherwise. As specified above, Uruguay will issue only a limited amount of 2022 Global Bonds. If as a result of accepting Eligible Bonds of a particular series offered for exchange for the 2022 Global Bonds Uruguay would exceed the limit on the amount of 2022 Global Bonds Uruguay is prepared to issue, then Uruguay will accept first the Eligible Bonds of that series offered in noncompetitive offers. If the Eligible Bonds of that series offered in noncompetitive offers do not cause the Exchange Cap Amount to be exceeded, Uruguay will accept the Eligible Bonds of the particular series offered in competitive offers ratably. Eligible Bonds pro-rated are eligible for the reallocation option.
          Eligible Bonds submitted for exchange into the 2036 Global Bond will not be subject to proration.
          As a result of the determination by Uruguay of the Eligible Bonds subject to proration as specified above, some or all of your Eligible Bonds may not be accepted in exchange for 2022 Global Bonds. Pursuant to the Invitation, you may elect to have these unaccepted Eligible Bonds retendered at the Clearing Price established by Uruguay on your behalf for 2036 Global Bonds (and, as a result, be fully accepted). Otherwise, these unaccepted Eligible Bonds will be returned to you.
The Cash Tender Offer; Acceptance of Offers; Proration; Reallocation
          All Eligible Bonds tendered for cash (excluding bonds of any series of Eligible Bonds rejected by Uruguay in its entirety) will be treated as tendered at the Clearing Price. You may submit one or more tenders by checking the appropriate box on the Invitation Website with respect to any series of Eligible Bonds tendered for cash. Your tender must specify:
•	the series and aggregate principal amount of Eligible Bonds that you are tendering; and

•	if part or all of your tender offer for cash is not accepted by Uruguay as a result of the priority of acceptance of offers or proration, whether you want your unaccepted Eligible Bonds to be retendered for 2036 Global Bonds at the Clearing Price established by Uruguay (as described herein).
          If Uruguay accepts your tender offer, you will be entitled to the benefit of the applicable Clearing Price.
          The principal amount of each series of Eligible Bonds you may tender for cash must comply with the minimum denomination and integral multiple requirement in excess of such minimum denomination as set forth in the terms of such Eligible Bonds.
          Proration and Reallocation — Cash Tender Offer
          Once Uruguay selects the Clearing Price Premium (which may be zero) and the Clearing Price (which will be determined by adding the Clearing Price Premium to the Minimum Clearing Price) for each series of Eligible Bonds for which it will accept offers in the Exchange Offers, Uruguay will accept tenders of Eligible Bonds properly submitted for cash subject to the Tender Cap Amount in the following order of priority:
•	First, all individual tenders of Eligible Bonds in amounts equal to or less than U.S.$100,000 or €100,000, subject to proration; and

•	Second, all individual tenders of Eligible Bonds in amounts greater than U.S.$100,000 or €100,000, subject to proration.
          The Tender Cap Amount is the maximum amount of cash that Uruguay will apply to purchase Eligible Bonds accepted in the Cash Tender Offer and will be announced on the first business day after the 5% UI Bonds due 2018 and the 7.625% Bonds due 2036 offered in the cash offerings launched concurrently with the Invitation are sold.
          Eligible Bonds tendered for cash are subject to the Tender Cap Amount. Uruguay will accept series of Eligible Bonds tendered for cash in the order it elects to accept series of Eligible Bonds tendered for 2022 Global Bonds in the Exchange Offers. If, as a result of accepting all Eligible Bonds of a particular series of Eligible Bonds tendered for cash, Uruguay would exceed the Tender Cap Amount, then the Eligible Bonds of that particular series tendered for cash will be accepted ratably.
          As a result of the determination by Uruguay of the Eligible Bonds subject to proration in the Cash Tender Offer as specified above, some or all of your Eligible Bonds may not be accepted in exchange for cash. Pursuant to the Invitation, you may elect to have these unaccepted Eligible Bonds retendered at the Clearing Price established by Uruguay on your behalf for 2036 Global Bonds (and, as a result, be fully accepted). Otherwise, these unaccepted Eligible Bonds will be returned to you.
Acceptance of Offers
          Once Uruguay has announced by press release issued to the News Services the acceptance of any exchange offers or tender offers in accordance with the terms of the Invitation, Uruguay’s acceptance will be irrevocable. Exchange offers and tender offers, as so accepted, shall constitute binding obligations of the submitting holders of Eligible Bonds and Uruguay to settle the exchange, in the manner described under “Clearance and Settlement.”
Announcements
          Uruguay will make all of the foregoing announcements by press release issued to Bloomberg News and the Reuters News Service, which we refer to as the “News Services.”
Methodology Generally; No Recommendation
          The New Reopened Bond Issue Prices and Clearing Prices selected by Uruguay will have no necessary relationship to actual value. You should independently analyze the value of each series of New Reopened Bonds and each series of Eligible Bonds and make an independent assessment of the terms of the Invitation. None of Uruguay, any Joint Dealer Manager, the information agent, the exchange agent, or the Luxembourg exchange agent has expressed any opinion as to whether the terms of the Invitation are fair. None of Uruguay, any Joint Dealer Manager, the information agent, the exchange agent, or the Luxembourg exchange agent makes any recommendation that you offer to exchange Eligible Bonds or refrain from offering to do so pursuant to the Invitation, and no one has been authorized by Uruguay, any Joint Dealer Manager, the information agent, the exchange agent, or the Luxembourg exchange agent to make any such recommendation.
Currency Exchange Rate
          The currency exchange rate used to determine the amount of New Reopened Bonds to be received with respect to a specific tender will be for U.S.$/ €, the currency exchange rate displayed on the Reuters screen “1FED” as of 10:00 A.M. New York City time on the Expiration Date, which screen displays the 10:00 A.M. Eastern Standard Time mid-point fixing of the Federal Reserve Bank of New York.

Denominations; Rounding; Calculations
          Eligible Bonds may be tendered in the minimum denomination and in compliance with the integral multiple requirement in excess of such minimum denomination that are set forth in the terms of such Eligible Bonds, subject to the minimums specified under “—Competitive Offers.” New Reopened Bonds will be issued in integral multiples of U.S.$1.00.
          To determine the amount of New Reopened Bonds that will be received with respect to a specific tender, the principal amount of Eligible Bonds tendered will be multiplied by the appropriate ratios (including a currency exchange rate, if applicable), and the resultant amount will be rounded down to the nearest whole number. This rounded amount will be the principal amount of New Reopened Bonds received, and no additional cash will be paid in lieu of any principal amount of New Reopened Bonds not received as a result of rounding down.
Hypothetical Calculation
          We have set forth in Annex A a hypothetical New Reopened Bond Issue Price, a hypothetical Clearing Price and a resulting hypothetical principal amount of each series of New Reopened Bonds that might be received in exchange for each U.S.$100 or €100 in principal amount of each series of Eligible Bonds in the Invitation. These amounts are for illustrative purposes only. Actual amounts will differ from these hypothetical figures, and that difference may be material.
Tender Procedures
          General
          If you desire to exchange any Eligible Bonds for New Reopened Bonds or tender any Eligible Bonds for cash pursuant to the Invitation, an electronic letter of transmittal and a Bond Instruction applicable to the Eligible Bonds tendered must be submitted by you or on your behalf, each including the same Reference Code, as explained below. You may make as many separate tenders as you wish. Only Direct Participants in DTC, Euroclear or Clearstream, Luxembourg may submit the electronic letter of transmittal and Bond Instruction.
          Reference Code
          Each electronic letter of transmittal and the corresponding Bond Instruction MUST contain a unique Reference Code for each tender. This Reference Code, which may consist of up to 16 characters and numbers, will provide the exchange agent with an additional piece of information that it will use in conjunction with other information, such as the ISIN identifier and your Direct Participant account number, to reconcile your electronic letter of transmittal with your Bond Instruction.
          We strongly urge you to use the reference you receive from your clearing system in the confirmation of your Bond Instruction, as the Reference Code in your electronic letter of transmittal. In this case, your Bond Instruction will automatically have the Reference Code in it.
          If you do not use the reference you receive from your clearing system in the confirmation of your Bond Instruction, you must create your own Reference Code. We suggest you use a number that starts with your Direct Participant account number and ends with a sequential number that you choose. In this case, you must enter this Reference Code in your Bond Instruction before submitting it.
          Each electronic letter of transmittal MUST have the same Reference Code as the Bond Instruction relating to it. Uruguay, in its sole discretion, may consider invalid any electronic letter of transmittal submitted without such unique Reference Code, or with a Reference Code that does not match the Reference Code in the corresponding Bond Instruction.

          Procedures for Submitting Electronic Letters of Transmittal
          Uruguay intends to conduct the exchange of Eligible Bonds for New Reopened Bonds or Cash Tender Offer exclusively through the use of electronic media. In order to submit a tender, you must submit, or arrange to have submitted on your behalf, a duly completed electronic letter of transmittal via the Invitation Website. Only Direct Participants may access the Invitation Website and submit electronic letters of transmittal. Access to the Invitation Website may be obtained only by following the instructions contained at this Internet address:
https://fidirect.citigroup.com/public/access.htm
          Electronic letters of transmittal must be submitted prior to the Expiration Date.
          You may incur certain costs in connection with tendering the letter of transmittal electronically and receiving delivery of documents in electronic form (for example, online time and printing) and have possible risks of system outages and other technical failures. You should be aware that neither Uruguay, the Joint Dealer Managers nor the exchange agent assumes any responsibility for technical or other difficulties you may encounter in tendering your electronic letter of transmittal. Uruguay reserves the right to reject any electronic letter of transmittal not received in the appropriate form.
          If you encounter technical difficulties in submitting your electronic letter of transmittal, you may contact the Joint Dealer Managers in New York at (800) 558-3745 (if calling in the U.S.) or (212) 723-6106 (collect) or in London at 44-20-7986-9049. Neither Uruguay nor the Joint Dealer Managers can assure you, however, that you will be assisted successfully or that Uruguay will receive or accept your letter of transmittal if you do not timely submit it in proper electronic form.
Letters of Transmittal with Respect to Eligible Bonds held in DTC, Euroclear and Clearstream, Luxembourg
          In order to submit an electronic letter of transmittal with respect to Eligible Bonds you must be a Direct Participant in DTC, Euroclear or Clearstream, Luxembourg that has delivered a Bond Instruction to DTC, Euroclear or Clearstream, Luxembourg in the manner and in accordance with the deadlines specified by DTC, Euroclear or Clearstream, Luxembourg.
          Note that your Bond Instruction in respect of your Eligible Bonds must be delivered in accordance with deadlines established by DTC, Euroclear and Clearstream, Luxembourg, but in any case must arrive to be reconciled with your electronic letter of transmittal no later than 4:30 P.M., New York City time, on the Expiration Date.
Letters of Transmittal with respect to Eligible Bonds NOT held in DTC, Euroclear and Clearstream, Luxembourg
          If you do not hold your Eligible Bonds through an account with DTC, Euroclear or Clearstream, Luxembourg, you must arrange to have your Eligible Bonds transferred to a DTC, Euroclear or Clearstream, Luxembourg account to participate in the Invitation. Once your Eligible Bonds have been transferred to a DTC, Euroclear or Clearstream, Luxembourg account, an electronic letter of transmittal and Bond Instruction may be submitted and delivered by the relevant Direct Participant as described above.
Letters of Transmittal with respect to Eligible Bonds held through a Broker, Dealer, Commercial Bank, Trust Company or other Custodian
          If you hold your Eligible Bonds through a broker, dealer, commercial bank, trust company or other custodian, you should contact the applicable custodian to discuss which of the above options can be used to submit electronic letters of transmittal on your behalf. Alternatively, or in the event that your custodian is unable to submit an electronic letter of transmittal on your behalf, you should contact any of the Joint Dealer Managers.
          Procedures for Submitting a Bond Instruction
          Bond Instruction means:

•	with respect to Eligible Bonds held through DTC, the irrevocable transfer of the Eligible Bonds to the exchange agent’s account at DTC through DTC’s ATOP system (see “—Additional Information for DTC Participants” below); or

•	with respect to Eligible Bonds held through Euroclear or Clearstream, Luxembourg, irrevocable instructions to
o	block any attempt to transfer your Eligible Bonds on or prior to the Settlement Date; and

o	debit your account on the Settlement Date in respect of all your Eligible Bonds, or in respect of such lesser portion of your Eligible Bonds as are accepted for exchange or purchase by Uruguay, upon receipt of an instruction by the exchange agent from Uruguay to receive your Eligible Bonds;
subject in each case to the automatic withdrawal of the irrevocable instruction in the event that the Invitation is terminated by Uruguay prior to 4:30 P.M., New York City time, on the Expiration Date, in each case as notified to DTC, Euroclear or Clearstream, Luxembourg by the exchange agent on or before the Settlement Date; and

•	an irrevocable authorization to disclose the name of the direct account holder and information about the foregoing instructions.
          Please submit a separate Bond Instruction for each electronic letter of transmittal you submit.
          Each Bond Instruction MUST include the unique Reference Code specified in the corresponding electronic letter of transmittal relating to the Eligible Bonds tendered. A Bond Instruction without such Reference Code may be deemed not to have been validly delivered to DTC, Euroclear and Clearstream, Luxembourg.
          A Bond Instruction must be delivered and received by DTC, Euroclear or Clearstream, Luxembourg in accordance with their normal procedures and on or prior to their deadlines applicable to the Invitation.
          Additional Information for DTC Participants
          DTC participants are advised of the following:
•	to deliver a Bond Instruction with respect to Eligible Bonds held through DTC, the DTC direct participant must issue an instruction through DTC’s ATOP system to effect the transfer of the Eligible Bonds to the exchange agent’s account at DTC.

•	an ATOP instruction alone does not constitute a tender. A tender of Eligible Bonds held through DTC is made only by (i) delivery of an electronic letter of transmittal, (ii) entry of a Bond Instruction through DTC’s ATOP system, and (iii) reconciliation of that electronic letter of transmittal with the corresponding ATOP instruction. It is important to include the same unique Reference Code (as described above) in both the electronic letter of transmittal and the comment field of the corresponding ATOP instruction to assist in the reconciliation process.

•	although ATOP instructions may not be withdrawn, any tender may be withdrawn by withdrawing the related electronic letter of transmittal in accordance with the procedures for and limitations on withdrawal described below under “—Irrevocability; Withdrawal Rights.”
          A Bond Instruction can be delivered only by Direct Participants in DTC, Euroclear or Clearstream, Luxembourg. To the extent that your Bond Instruction cannot for any reason be promptly and unmistakably reconciled with your electronic letter of transmittal, your electronic letter of transmittal may be deemed not to have been properly submitted.

          In any case, you are responsible for arranging the timely delivery of your Bond Instruction and your electronic letter of transmittal.
          None of Uruguay, any Joint Dealer Manager or the exchange agent will be responsible for any communication or instructions regarding tenders by:
•	Bondholders to the Direct Participant in DTC, Euroclear or Clearstream, Luxembourg through which they hold Eligible Bonds; or

•	Bondholders or the Direct Participant to DTC, Euroclear, Clearstream, Luxembourg or the Invitation Website.
Irregularities
          All questions regarding the validity, form and eligibility, including time of receipt or revocation or revision, of any electronic letter of transmittal will be determined by Uruguay in its sole discretion, which determination will be final and binding. Uruguay reserves the absolute right to reject any and all letters of transmittal not in proper form or for which any corresponding agreement by Uruguay to exchange would, in the opinion of Uruguay’s counsel, be unlawful. Uruguay reserves the absolute right to waive any of the conditions of the Invitation or defects in letters of transmittal and tenders. None of Uruguay, any Joint Dealer Manager or the exchange agent shall be under any duty to give notice to you, as the tendering Bondholder, of any irregularities in letters of transmittal, nor shall any of them incur any liability for the failure to give such notice.
Irrevocability; Withdrawal Rights
          Each exchange offer or tender offer and the corresponding electronic letter of transmittal will become irrevocable at 4:30 P.M., New York City time, on the Expiration Date. However, any exchange offer or tender offer and the corresponding electronic letter of transmittal may be withdrawn or revised prior to 4:30 P.M., New York City time, on the Expiration Date by editing or deleting the electronic letter of transmittal at the Invitation Website on which it was originally submitted. If you wish to so amend or withdraw your electronic letter of transmittal, you must use the same user name and the same password under which you submitted your prior electronic letter of transmittal. If Uruguay terminates the Invitation without accepting any exchange offers or tender offers, all exchange offers, tender offers and electronic letters of transmittal shall automatically be deemed to be withdrawn. If as a result of the priority of acceptance and proration specified in “— Competitive and Noncompetitive Exchange Offers; Acceptance of Exchange Offers; Proration; Reallocation” and “— The Cash Tender Offer; Acceptance of Offers; Proration; Reallocation” Uruguay does not accept some or all of your Eligible Bonds offered in exchange for 2022 Global Bonds or tendered for cash to the extent you have not requested to have your unaccepted Eligible Bonds retendered on your behalf for 2036 Global Bonds, any exchange offers or tender offers not so accepted, together with the corresponding letters of transmittal, shall automatically be deemed to be withdrawn.
Discretion on the Part of Uruguay; Announcement of Clearing Prices and Principal Amounts
          Uruguay reserves the right not to accept any exchange offers or tender offers in its sole discretion. If Uruguay determines in its sole discretion to accept any exchange offers or tender offers of a series of Eligible Bonds submitted pursuant to the Invitation, it will, at or around 12:00 noon, or as soon as possible thereafter, New York City time, on the first Trading Day after the Expiration Date, select in its sole discretion and announce by press release issued to the News Services:
•	the Clearing Price Premium (which could be zero) and Clearing Price per U.S.$100 or €100 principal amount for each series of Eligible Bonds accepted for exchange or tendered for cash, provided that no Clearing Price for a series of Eligible Bonds may be below the Minimum Clearing Price for that series;

•	the estimated aggregate principal amount of Eligible Bonds of each series (which could be zero) to be exchanged and acquired;

•	the estimated aggregate principal amount of New Reopened Bonds of each series to be issued in the Exchange Offers and cash to be paid in the Cash Tender Offer; and

•	if applicable, information concerning the priority of acceptance of exchange offers and tender offers and any estimated proration of Eligible Bonds offered that were accepted in the Invitation.
          You may obtain such information by contacting the information agent or any Joint Dealer Manager.
          In addition, Uruguay will notify the London and Luxembourg Stock Exchanges of the results of the Invitation.
No Participation by Uruguay
          Uruguay may not submit any exchange offers or tender offers.
Participation by Uruguayan Governmental Agencies
          Uruguayan governmental agencies will be only permitted to submit tender offers and noncompetitive exchange offers.
          “Uruguayan governmental agency” means any governmental agency, including the Banco Central del Uruguay, any institution under the direct or indirect control of Uruguay or any Uruguayan governmental agency acting at the direction of, or on behalf of, Uruguay. Regulation of financial institutions in Uruguay by regulatory authorities of Uruguay does not constitute control for this purpose.
Participation by the Joint Dealer Managers
          The Joint Dealer Managers will be permitted to submit competitive or noncompetitive offers as Bondholders.
Term of Invitation, Termination, Amendments
          The Invitation will expire at 4:30 P.M., New York City time, on the Expiration Date, unless Uruguay in its sole discretion extends it or terminates it earlier.
          At any time before the Expiration Date, Uruguay may, in its sole discretion:
•	terminate the Invitation, including with respect to exchange offers or tender offers submitted prior to the time of the termination

•	extend the Invitation past the originally scheduled Expiration Date, or

•	amend the Invitation from time to time in any fashion.
          Uruguay reserves the right, in its sole discretion, not to accept tenders for, or issue, New Reopened Bonds of any given series or cash.
Publication
          Information about the Invitation will be displayed on the Invitation Website and, to the extent provided in this prospectus supplement, issued by press release issued to the News Services. These notices will, among other things, set forth the names of the Joint Dealer Managers, the exchange agent, and the Luxembourg exchange agent.

Settlement
          Under the current schedule, the Expected Settlement Date will be November 14, 2006, being the 12th Trading Day following the Expiration Date.
          We expect the Settlement Date of the Invitation to be the Expected Settlement Date. However, in the event the Settlement Date is delayed, the principal amount of New Reopened Bonds you will be entitled to receive will not be adjusted; you will not receive any payment for interest accrued on and after the Expected Settlement Date on your Eligible Bonds accepted for exchange; and you will also not be required to make any payment for interest accrued but unpaid on the New Reopened Bonds on and after the Expected Settlement Date.
          On the Settlement Date:
•	if Uruguay has accepted your exchange offer or tender offer, you, as the identified account holder, or DTC, Euroclear or Clearstream, Luxembourg, on your behalf, as the case may be, must deliver to Uruguay good and marketable title to your Eligible Bonds, free and clear of all liens, charges, claims, encumbrances, interests, rights of third parties and restrictions of any kind and

•	in return you will receive, solely by credit to the DTC, Euroclear or Clearstream, Luxembourg account in which your Eligible Bonds being exchanged were held, the New Reopened Bonds and/or cash to which you are entitled.
          The determination by Uruguay of the exchange ratios and any other calculation or quotation made with respect to the Invitation shall be made assuming that the settlement takes place on the Expected Settlement Date and will be conclusive and binding on you, absent manifest error.
Market for the Eligible Bonds and New Reopened Bonds
          Uruguay intends to cancel all Eligible Bonds acquired by it pursuant to the Invitation. Accordingly, the exchange of Eligible Bonds of any series pursuant to the Invitation will reduce the aggregate principal amount of Eligible Bonds of the applicable series that otherwise might trade in the market, which could adversely affect the liquidity and market value of the remaining Eligible Bonds of that series not offered or accepted pursuant to the Invitation. Eligible Bonds not exchanged or purchased pursuant to the Invitation will remain outstanding. After the Invitation, Uruguay intends to continue to list on the Luxembourg Stock Exchange and the London Stock Exchange, outstanding Eligible Bonds of any series that is currently listed on such stock exchanges.
          Uruguay has made application to admit the New Reopened Bonds to the Official List of the UK Listing Authority and to admit the New Reopened Bonds to trading on the regulated market of the London Stock Exchange. No assurance can be given as to the liquidity of the trading market for any series of the New Reopened Bonds. The price at which each series of the New Reopened Bonds will trade in the secondary market is uncertain.

THE ELIGIBLE BONDS
          The following table does not purport to be complete and is qualified in its entirety by the applicable documentation for the Eligible Bonds, copies of which may be obtained from the trustee or the Luxembourg listing agent in the case of each series of Eligible Bonds listed on the Luxembourg Stock Exchange.
          The aggregate outstanding principal balance of all Eligible Bonds is approximately U.S.$2.2 billion.
          The Eligible Bonds have the following characteristics:

	Outstanding
	Principal Amount
	Currently		Maturity Date	Interest
Series of Bonds	Outstanding		(mm/dd/yyyy)	Payment Dates
7.000% Euro Bonds due 2011		€54,900,000	06/28/2011	06/28
7.000% Euro Bonds due 2012		€93,800,000	09/26/2012	09/26
7.000% Euro Bonds due 2019		€117,700,000	06/28/2019	06/28
7.000% U.S. Dollar Bonds due 2008	U.S.$	8,300,000	04/07/2008	04/07-10/07
7.875% U.S. Dollar Bonds due 2008	U.S.$	83,000,000	11/18/2008	05/18-11/18
7.875% U.S. Dollar Bonds due 2009	U.S.$	2,200,000	03/25/2009	03/25-09/25
7.250% U.S. Dollar Bonds due 2009	U.S.$	15,100,000	05/04/2009	05/04-11/04
FRNs U.S. Dollar Bonds due 2009	U.S.$	1,400,000	07/02/2009	01/02-07/02
FRNs U.S. Dollar Bonds due 2010	U.S.$	5,300,000	01/02/2010	01/02-07/02
8.750% U.S. Dollar Bonds due 2010	U.S.$	2,700,000	06/22/2010	06/22-12/22
7.250% U.S. Dollar Bonds due 2011	U.S.$	475,476,071	02/15/2011	02/15-08/15
8.375% U.S. Dollar Bonds due 2011	U.S.$	60,700,000	09/26/2011	03/26-09/26
7.625% U.S. Dollar Bonds due 2012	U.S.$	5,100,000	01/20/2012	01/20-07/20
7.000% U.S. Dollar Bonds due 2013	U.S.$	63,926,326	04/01/2013	04/01-10/01
7.875% U.S. Dollar Bonds due 2014	U.S.$	19,500,000	03/25/2014	03/25-09/25
7.250% U.S. Dollar Bonds due 2014	U.S.$	29,500,000	05/04/2014	05/04-11/04
7.500% U.S. Dollar Bonds due 2015	U.S.$	987,553,295	03/15/2015	03/15-09/15
8.750% U.S. Dollar Bonds due 2015	U.S.$	50,600,000	06/22/2015	06/22-12/22
7.625% U.S. Dollar Bonds due 2017	U.S.$	33,700,000	01/20/2017	01/20-07/20
7.875% U.S. Dollar Bonds due 2027	U.S.$	30,200,000	07/15/2027	01/15-07/15
          Uruguay does not intend to discontinue to list any outstanding Eligible Bonds on the applicable stock exchanges following the consummation of the Invitation.
          Eligible Bonds acquired by Uruguay pursuant to the Invitation will be cancelled. Accordingly, the exchange and tender of Eligible Bonds pursuant to the Invitation will reduce the aggregate principal amount of each series of Eligible Bonds that otherwise might trade in the market, which could adversely affect the liquidity and market value of the remaining Eligible Bonds of that series not exchanged or tendered pursuant to the Invitation.

DESCRIPTION OF THE NEW REOPENED BONDS
          This prospectus supplement describes the terms of the New Reopened Bonds in greater detail than the prospectus and may provide information that differs from the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement.
          Uruguay will issue the New Reopened Bonds under a trust indenture dated as of May 29, 2003 among Uruguay, Banco Central del Uruguay as financial agent to Uruguay, and The Bank of New York, as trustee. The information contained in this section and in the prospectus summarizes some of the terms of the New Reopened Bonds and the trust indenture. Because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the New Reopened Bonds. Therefore, Uruguay urges you to read the indenture and the form of the securities in making your investment decision. Uruguay has filed or will file copies of these documents with the United States Securities and Exchange Commission and will also file copies of these documents at the offices of the trustee and the Luxembourg listing agent.
General Terms of the New Reopened Bonds
The New Reopened Bonds will:

•	not be redeemable prior to their scheduled principal payment dates;

•	be represented by one or more global securities in fully registered form only, without coupons, in denominations of one unit of the currency of denomination and integral multiples of one unit of such currency in excess thereof;

•	be registered in the name of a nominee of DTC and recorded on, and transferred through, the records maintained by DTC and its participants, including Euroclear and Clearstream;

•	be direct, general, unconditional and unsecured obligations of Uruguay;

•	rank equal in right of payment with all of Uruguay’s payment obligations relating to unsecured and unsubordinated external indebtedness;

•	be available in certificated form only under certain limited circumstances; and

•	be governed by the law of the State of New York.

Terms of the 2022 Global Bonds
The 2022 Global Bonds will:

•	be issued in an aggregate principal amount not to exceed $600,000,000;

•	mature on November 18, 2022;

•	accrue interest on the outstanding principal amount from and including November 18, 2005 at the rate of 8.00% per annum, interest for any period less than a year being calculated on the basis of a 360-day year of twelve 30-day months;

•	pay interest in U.S. dollars in arrears on May 18 and November 18 of each year, commencing on November 18, 2006, with a final interest payment on the maturity date; and

•	pay principal in three equal installments on November 18, 2020, November 18, 2021 and the maturity date.
Terms of the 2036 Global Bonds
The 2036 Global Bonds will:

•	be issued in an unlimited aggregate principal amount;

•	mature on March 21, 2036;

•	accrue interest on the outstanding principal amount from and including March 21, 2006 at the rate of 7.625% per annum, interest for any period less than a year being calculated on the basis of a 360-day year of twelve 30-day months;

•	pay interest in U.S. dollars in arrears on March 21 and September 21 of each year, commencing on March 21, 2007, with a final interest payment on the maturity date; and

•	pay principal in three equal installments on March 21, 2034, March 21, 2035 and the maturity date.
Payment of Principal and Interest
          If any date for an interest or principal payment on a New Reopened Bond is a day on which banking institutions in New York City are authorized or obligated by law or executive order to be closed, Uruguay will make the payment on the next New York City banking day.
          If any money that Uruguay pays to the trustee or to any paying agent to make payments on any New Reopened Bonds is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay on Uruguay’s written request. After any such repayment, neither the trustee nor any paying agent will be liable for that payment to the relevant holders. Uruguay will hold the unclaimed money in trust for the relevant holders until four years from the date on which the payment first became due.

          Payments of principal, interest and additional amounts, if any, in respect of global securities representing New Reopened Bonds denominated or paid in U.S. dollars will be made to DTC or its nominee, as the registered holder of those global securities. Uruguay expects that the holders will be paid in accordance with the procedures of DTC and its participants. Neither Uruguay nor the trustee, which will act as Uruguay’s principal paying agent, shall have any responsibility or liability for any aspect of the records of, or payments made by, DTC or its nominee, or any failure on the part of DTC in making payments to holders of the New Reopened Bonds from the funds it receives.
Modifications
          The New Reopened Bonds contain collective action clauses with provisions regarding future modifications to the terms of the New Reopened Bonds.
          Any modification, amendment, supplement or waiver to the indenture or the terms and conditions of the debt securities of one or more series may be made or given pursuant to a written action of the holders of the debt securities of that series without the need for a meeting or by vote of the holders of the debt securities of that series taken at a meeting of holders thereof, in each case in accordance with the applicable provisions of the indenture and the debt securities.
Any modification, amendment, supplement or waiver to the terms and conditions of the debt securities of a single series, or to the indenture insofar as it affects the debt securities of a single series, may generally be made, and future compliance therewith may be waived, with the consent of Uruguay and the holders of not less than 66-2/3% in aggregate principal amount of the debt securities of such series at the time outstanding.
          However, special requirements apply with respect to any modification, amendment, supplement or waiver that would:
•	change the date for payment of principal or premium of, or any installment of interest on, the debt securities of a series;

•	reduce the principal amount or redemption price or premium, if any, payable under the debt securities of a series;

•	reduce the portion of the principal amount which is payable in the event of an acceleration of the maturity of the debt securities of a series;

•	reduce the interest rate on the debt securities of a series;

•	change the currency or place of payment of any amount payable under the debt securities of a series;

•	change the obligation of Uruguay to pay additional amounts in respect of the debt securities of a series;

•	change the definition of “outstanding” or the percentage of votes required for the taking of any action pursuant to the modification provisions of the indenture (and the corresponding provisions of the terms and conditions of the debt securities) in respect of the debt securities of a series;

•	authorize the trustee, on behalf of all holders of the debt securities of a series, to exchange or substitute all the debt securities of that series for, or convert all the debt securities of that series into, other obligations or securities of Uruguay or any other Person; or

•	change the pari passu ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms and conditions of the debt securities of a series.
          We refer to the above subjects as “reserve matters” and to any modification, amendment, supplement or waiver constituting a reserve matter as a “reserve matter modification.”
          Any reserve matter modification to the terms and conditions of the debt securities of a single series, or to the indenture insofar as it affects the debt securities of a single series, may generally be made, and future compliance therewith may be waived, with the consent of Uruguay and the holders of not less than 75% in aggregate principal amount of the debt securities of such series at the time outstanding.
          If Uruguay proposes any reserve matter modification to the terms and conditions of the debt securities of two or more series, or to the indenture insofar as it affects the debt securities of two or more series, in either case as part of a single transaction, Uruguay may elect to proceed pursuant to provisions of the indenture providing that such modifications may be made, and future compliance therewith may be waived, for any affected series if made with the consent of Uruguay and:
•	the holders of not less than 85% in aggregate principal amount of the outstanding debt securities of all series affected by that reserve matter modification (taken in aggregate), and

•	the holders of not less than 66-2/3% in aggregate principal amount of the outstanding debt securities of that series (taken individually).
          If any reserve matter modification is sought in the context of a simultaneous offer to exchange the debt securities of one or more series for new debt instruments of Uruguay or any other Person, Uruguay shall ensure that the relevant provisions of the affected debt securities, as amended by such modification, are no less favorable to the holders thereof than the provisions of the new instrument being offered in the exchange, or, if more than one debt instrument is so offered, no less favorable than the new debt instrument issued having the largest aggregate principal amount.
          Uruguay agrees that it will not issue new debt securities or reopen any existing series of debt securities with the intention of placing such debt securities with holders expected to support any modification proposed by Uruguay (or that Uruguay plans to propose) for approval pursuant to the modification provisions of the indenture or the terms and conditions of any series of debt securities.
          Any modification consented to or approved by the holders of the debt securities of one or more series pursuant to the modification provisions will be conclusive and binding on all holders of the debt securities of that series, whether or not they have given such consent or were present at a meeting of holders at which such action was taken, and on all future holders of the debt securities of that series, whether or not notation of such modification is made upon the debt securities of that series. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of such debt security.
          Before seeking the consent of any holder of a debt security of any series to a reserve matter modification affecting that series, Uruguay shall provide to the trustee (for onward distribution to the holders of the affected debt securities) the following information:
•	a description of the economic or financial circumstances that, in Uruguay’s view, explain the request for the proposed modification;

•	if Uruguay shall at the time have entered into a standby, extended funds or similar program with the International Monetary Fund, a copy of that program (including any related technical memorandum); and

•	a description of Uruguay’s proposed treatment of its other major creditor groups (including, where appropriate, Paris Club creditors, other bilateral creditors and internal debtholders) in connection with Uruguay’s efforts to address the situation giving rise to the requested modification.

          For purposes of determining whether the required percentage of holders of the notes has approved any modification, amendment, supplement or waiver or other action or instruction pursuant to the indenture or, in the case of a meeting, whether sufficient holders are present for quorum purposes, any debt securities owned or controlled, directly or indirectly, by Uruguay or any public sector instrumentality of Uruguay will be disregarded and deemed to be not outstanding. As used in this paragraph, “public sector instrumentality” means Banco Central del Uruguay, any department, ministry or agency of the government of Uruguay or any corporation, trust, financial institution or other entity owned or controlled by the government of Uruguay or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity. In determining whether the trustee shall be protected in relying upon any modification, amendment, supplement or waiver, or any notice from holders, only debt securities that the trustee knows to be so owned shall be so disregarded.
          Prior to any vote on a reserve matter modification affecting any series of debt securities, Uruguay shall deliver to the trustee a certificate signed by an authorized representative of Uruguay specifying, for Uruguay and each public sector instrumentality, any debt securities of that series deemed to be not outstanding as described above or, if no debt securities of that series are owned or controlled by Uruguay or any public sector instrumentality, a certificate signed by an authorized representative of Uruguay to this effect.
Limitation on Time for Claims
          Claims against Uruguay for the payment of principal or interest on the New Reopened Bonds (including additional amounts) must be made within four years after the date on which such payment first became due, or a shorter period if provided by law.
Additional Amounts
          Uruguay will make all principal and interest payments on the New Reopened Bonds without withholding or deducting any present or future taxes imposed by Uruguay or any of its political subdivisions. If Uruguayan law requires Uruguay to deduct or withhold taxes (which it currently does not require), Uruguay will pay the holders of New Reopened Bonds the additional amounts necessary to ensure that they receive the same amount as they would have received without any withholding or deduction.
          Uruguay will not, however, pay any additional amounts in connection with any tax, assessment or other governmental charge that is imposed due to any of the following:
•	the holder of New Reopened Bonds has or had some connection with Uruguay other than merely owning the securities or receiving principal and interest payments on the New Reopened Bonds;

•	the holder of New Reopened Bonds has failed to comply with any certification or other reporting requirement concerning its nationality, residence, identity or connection with Uruguay, and Uruguay requires compliance with these reporting requirements as a precondition to exemption from Uruguayan withholding taxes or deductions and has provided notice of such requirement to the trustee at least 60 days prior to the date such compliance is required; or

•	the holder of New Reopened Bonds has failed to present its security within 30 days after a payment of principal or interest has been made available to the holder.
          Uruguay will pay any administrative, excise or property taxes that arise in Uruguay under Uruguayan law in connection with the New Reopened Bonds. Uruguay will also indemnify the holder of New Reopened Bonds against any administrative, excise or property taxes resulting from the enforcement of the obligations of Uruguay under the New Reopened Bonds following an event of default.

Paying Agents and Transfer Agent
          So long as any New Reopened Bonds of a series remain outstanding, Uruguay will maintain a principal paying agent in a Western European or United States city and a registrar in New York City for that series and maintain in New York City an office or agency where notices and demands to or upon Uruguay in respect of the New Reopened Bonds or of the indenture may be served. Uruguay has initially designated the corporate trust office of the trustee as the agency for each such purpose and as the place where the Register will be maintained.
          Uruguay will provide prompt notice of the termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with any series of securities.
Further Issues
          Uruguay may without the consent of the holders of New Reopened Bonds create and issue additional securities with the same terms and conditions as a series of the New Reopened Bonds (or the same except for the amount of the first interest payment) so long as the additional securities are consolidated and form a single series with any outstanding series.
Notices
          All notices to holders of New Reopened Bonds will be published in the Financial Times in London. If at any time publication in either the Financial Times is not practicable, Uruguay will publish notices in another daily newspaper with general circulation in London. Any notice so published shall be deemed to have been given on the date of its publication.
          Notices will also be mailed to holders of New Reopened Bonds at their registered addresses. So long as a clearing system, or its nominee or common custodian, is the registered holder of New Reopened Bonds represented by a global security or securities, each person owning a beneficial interest in a global security must rely on the procedures of that clearing system to receive notices provided to it. Each person owning a beneficial interest in a global security who is not a participant in a clearing system must rely on the procedures of the participant through which the person owns its interest in the global security to receive notices provided to the clearing system. Uruguay will consider mailed notice to have been given three business days after it has been sent.
Registration and Book-Entry System
          New Reopened Bonds of each series will be represented by interests in one or more permanent global securities in definitive fully registered form, without interest coupons attached, which will be registered in the name of a nominee for DTC and which will be deposited on or before the Settlement Date with a custodian for DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global security. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts, eliminating the need for physical movement of securities.
          If you wish to hold securities through the DTC system, you must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. Euroclear and Clearstream, Luxembourg participate in DTC through their New York depositaries. Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants.
          If you so choose, you may hold your beneficial interests in the global security through Euroclear or Clearstream, Luxembourg, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream, Luxembourg will hold their participants’ beneficial interests in the global security in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream, Luxembourg in turn will hold such interests in their customers’ securities accounts with DTC.
          In sum, you may elect to hold your beneficial interests in a U.S. Dollar Global Bond:

•	in the United States, through DTC;

•	outside the United States, through Euroclear or Clearstream, Luxembourg; or

•	through organizations that participate in such systems.
          DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global securities through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the indenture or the New Reopened Bonds. The ability of Euroclear or Clearstream, Luxembourg to take actions as a holder under the New Reopened Bonds or the indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream, Luxembourg will take such actions only in accordance with their respective rules and procedures.
          As an owner of a beneficial interest in the global securities, you will generally not be considered the holder of any New Reopened Bonds under the indenture for the New Reopened Bonds.
          The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form. Consequently, your ability to transfer interests in a global security may be limited.
Certificated Securities
          Uruguay will issue securities in certificated form in exchange for interests in a global security only if:
•	the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Uruguay or Banco Central del Uruguay acting on Uruguay’s behalf does not appoint a successor depositary or clearing agency within 90 days;

•	Uruguay decides it no longer wishes to have all or part of the New Reopened Bonds represented by global securities; or

•	the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the New Reopened Bonds and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.
          If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may issue, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.
          If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.
          Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of or interest on the securities.

CLEARANCE AND SETTLEMENT
          The information in this section concerning Euroclear, Clearstream, Luxembourg, and DTC and their book-entry systems has been obtained from sources Uruguay believes to be reliable, but Uruguay makes no representation or warranty with respect to this information. Euroclear, Clearstream, Luxembourg and DTC are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. None of Uruguay, the trustee, or the exchange agents will be responsible for Euroclear’s, Clearstream, Luxembourg’s or DTC’s performance of its obligations under its rules and procedures, or for the performance by direct or indirect participants of its obligations under the rules and procedures of the clearing systems.
Arrangements have been made with each of Euroclear, Clearstream, Luxembourg, and DTC to facilitate initial issuance of each series of the New Reopened Bonds. Transfers within Euroclear, Clearstream, Luxembourg, and DTC will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any series of New Reopened Bonds through DTC and investors who hold or will hold any series of New Reopened Bonds through Euroclear or Clearstream, Luxembourg will be effected in DTC through the respective depositaries of Euroclear and Clearstream, Luxembourg.
The Clearing Systems
          Euroclear
          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.
          Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”) under contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), the Joint Dealer Managers, other securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
          Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking Commission.
          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which are referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
          Distributions with respect to New Reopened Bonds held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the depositary for Euroclear.
          Clearstream, Luxembourg
          Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary.

          Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
          Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are financial institutions round the world, including the Joint Dealer Managers, other securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly.
          Distributions with respect to New Reopened Bonds held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures to the extent received by the depositary for Clearstream, Luxembourg.
          DTC
          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
          DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Persons who have accounts with DTC (“DTC Participants”) include the global coordinator, the Joint Dealer Managers, the U.S. depositaries, the fiscal agent, securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.
          Transfers of ownership or other interests in New Reopened Bonds in DTC may be made only through DTC participants. In addition, beneficial owners of New Reopened Bonds in DTC will receive all distributions of principal of and interest on the New Reopened Bonds from the trustee through such DTC participant.
Initial Settlement
          Upon the issuance of the 2022 Global Bonds and the 2036 Global Bonds, DTC or its custodian will credit on its internal system the respective principal amounts of the individual beneficial interests represented by the 2022 Global Bond or the 2036 Global Bond to the accounts of DTC participants. Such accounts initially will be designated by the exchange agent, and will be the same as the accounts in which the Eligible Bonds accepted for exchange were held. Ownership of beneficial interests in the 2022 Global Bonds and 2036 Global Bonds will be limited to persons who have accounts with DTC Participants, including the respective depositaries for Euroclear and Clearstream, Luxembourg or indirect DTC Participants. Ownership of beneficial interests in the 2022 Global Bonds and the 2036 Global Bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of DTC Participants, and the records of DTC Participants, with respect to interests of indirect DTC Participants.
          Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers’ securities accounts for Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
          The 2022 Global Bonds or 2036 Global Bonds that Uruguay will issue pursuant to the Invitation will be credited to the securities custody accounts of persons who hold such bonds through DTC (other than through accounts at Euroclear and Clearstream, Luxembourg) on the Settlement Date and to persons who hold such bonds through Euroclear and Clearstream, Luxembourg on the business day following the Settlement Date.
Secondary Market Trading
          Since the purchaser determines the place of delivery, it is important for you to establish at the time of a secondary market trade the location of both the purchaser’s and seller’s accounts to ensure that settlement can be on the desired value date. Although Euroclear, Clearstream, Luxembourg and DTC have agreed to the following procedures in order to facilitate transfers of interests in the New Reopened Bonds among participants of Euroclear, Clearstream, Luxembourg and DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Uruguay nor the exchange agent, any paying agent or the registrar will have any responsibility for the performance by Euroclear, Clearstream, Luxembourg, or DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
          Trading Between DTC Accountholders
          Secondary market trading of New U.S.$ Global Bonds represented by the book-entry security between DTC accountholders will trade in DTC’s settlement system and will therefore settle in same-day funds.
          Trading Between Euroclear and/or Clearstream, Luxembourg Participants
          Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.
          Trading Between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser
          When interests are to be transferred from the account of a DTC accountholder to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depositary to receive the beneficial interest against payment. Payment will include interest accrued on the beneficial interest in the New Reopened Bonds from and including the last interest payment date to and excluding the settlement date. Payment will then be made by the depositary to the DTC accountholder’s account against delivery of the interest in the applicable bonds. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time. The cash debit will be back-valued to, and the interest of the applicable New Reopened Bonds will accrue from, the value date, which will be the preceding day when settlement occurs in New York. If settlement is not completed on the intended value date, that is, if the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.
          Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement either from cash on hand or existing lines of credit, as participants would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, participants may take on credit exposure to Clearstream, Luxembourg or Euroclear until the interests in the New Reopened Bonds are credited to their accounts one day later.
          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to a Clearstream, Luxembourg or Euroclear participant, the participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing interests in the bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the interests in such bonds were credited to their accounts. However, interest on the book-entry security would accrue from the value date. Therefore, in many cases the investment income on the interest in the New Reopened Bonds earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC accountholders can employ their usual procedures for transferring bonds to the respective depositaries of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to DTC accountholders, a cross-market sale transaction will settle no differently from a trade between two DTC accountholders.
          Finally, day traders that use Clearstream, Luxembourg or Euroclear to purchase interests in the bonds from DTC accountholders for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:
•	borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures

•	borrowing the interests in the United States from a DTC accountholder no later than one day prior to settlement, which would give the interests sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade, or

•	staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC accountholder is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.
          Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser
          Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which interests in the bonds are to be transferred by the respective clearing system, through its respective depositary, to a DTC accountholder. The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant, at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depositary to credit the interest in the bonds to the DTC accountholder’s account against payment. Payment will include interest accrued on the beneficial interest in the bonds from and including the last interest payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day. Receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account will be back-valued to the value date, which will be the preceding day, when settlement occurs in New York. If the Clearstream, Luxembourg or Euroclear participant has a line of credit in its clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, if the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would instead be valued as of the actual settlement date.

TAXATION
          The following discussion summarizes certain Uruguayan and U.S. federal income tax considerations that may be relevant to you if you exchange Eligible Bonds for New Reopened Bonds and invest in New Reopened Bonds. This summary is based on laws and regulations in effect in Uruguay and laws, regulations, rulings and decisions now in effect in the United States. Any change could apply retroactively and could affect the continued validity of this summary. This discussion supplements, and to the extent that it differs, supersedes the “Taxation” section contained in the accompanying prospectus.
          This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisor about the tax consequences of exchanging Eligible Bonds for New Reopened Bonds and holding New Reopened Bonds, including the relevance to your particular situation of the considerations discussed below, as well as of foreign, state, local or other tax laws.
Uruguayan Income Tax Consequences
          The following discussion summarizes certain aspects of Uruguayan income taxation that may be relevant to you if you are Non-Resident Holder of bonds. For the purposes of this summary, you are a “Non-Resident Holder” if you are a holder of bonds who is an individual that is a non-resident of Uruguay or a legal entity that is neither organized in, nor maintains a permanent establishment in Uruguay. This summary may also be relevant to you if you are a Non-Resident Holder of bonds in connection with the holding and disposition of the bonds. The summary is based on Uruguay laws, rules and regulations now in effect, all of which may change. This summary is not intended to constitute a complete analysis of the income tax consequences under Uruguayan law of the receipt, ownership or disposition of the bonds, in each case if you are a non-resident of Uruguay, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Uruguay.
          Under Uruguayan law, as currently in effect, if you are a Non-Resident Holder of bonds, interest and principal payments on the bonds will not be subject to Uruguayan income or withholding tax. If you are a Non-Resident Holder and you obtain capital gains resulting from any trades of bonds effected between or in respect of accounts maintained by or on behalf of you will not be subject to Uruguayan income or other Uruguayan taxes where you have no connection with Uruguay other than as a holder of an interest in bonds. If you are a Non-Resident Holder, payments of interest and principal on bonds to you, and any gain realized upon the disposition of bonds by you, will not be subject to Uruguayan taxes.
U.S. Federal Income Tax Consequences
          The following discussion summarizes certain U.S. federal income tax consequences of the Offer that may be material to you as a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of Eligible Bonds that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the Eligible Bonds. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to your decision to participate in the Offer, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark-to-market and dealers in securities or currencies, (ii) persons that hold Eligible Bonds or will hold New Reopened Bonds as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, (iii) persons whose functional currency is not the U.S. dollar, (iv) persons that do not hold Eligible Bonds or will not hold New Reopened Bonds as capital assets or (v) persons that do not acquire New Reopened Bonds pursuant to the Offer.

          This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.
          Uruguay has not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions. In addition, the discussion does not describe any tax consequences arising out of the laws of any state, local or foreign jurisdiction.
          YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE OFFER AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.
          Consequences of Tendering your Eligible Bonds
          In General
          For U.S. federal income tax purposes, the exchange of Eligible Bonds for New Reopened Bonds will be considered a significant modification of the Eligible Bonds, because of one or more changes in the material substantive terms of the Eligible Bonds (e.g., change in timing of payments, interest rate basis, yield, payment schedules or currency of denomination) will change as a result of the exchange. Under general principles of U.S. federal income tax law, a modification of the terms of a debt instrument (including an exchange of one debt instrument for another debt instrument having different terms) is a taxable event upon which gain or loss is realized only if such modification is “significant.” A modification of a debt instrument that is not a significant modification does not create a taxable event. Under applicable regulations, the modification of a debt instrument is a “significant” modification if, based on all the facts and circumstances and taking into account all modifications, other than certain specified modifications, the legal rights or obligations that are altered and the degree to which they are altered is “economically significant.” The applicable regulations also provide specific rules to determine whether certain modifications, such as a change in the timing of payments or a change in the yield of a debt instrument, are significant.
          A portion of the New Reopened Bonds that you receive will be treated as received in payment o f such accrued but unpaid interest for U.S. federal income tax purposes and will be taxable to you as interest income, to the extent you have not previously included such amounts in income. Except with respect to New Reopened Bonds exchanged for Eligible Interest, the discussion below assumes that any New Reopened Bonds that your receive will be treated as received in exchange for the Eligible Bonds, not as accrued but unpaid interest.
          Taxable Exchange
          In general, because the exchange of your Eligible Bonds for New Reopened Bonds will be a taxable transaction under the rules described above, you will recognize capital gain or loss in the exchange (subject to the discussion of the market discount and foreign currency rules set forth below) in an amount equal to the difference between the amount realized in the exchange and your tax basis in the Eligible Bonds tendered at the time of the consummation of the Offer. Your adjusted tax basis in an Eligible Bond generally will equal the amount paid therefor, increased by the amount of any market discount you have previously taken into account and reduced by the amount of any amortizable bond premium previously amortized with respect to the Eligible Bonds and by any payments other than payments of qualified stated interest (as such term is defined below). The amount that you realize in the exchange should be equal to the sum of the issue price of the New Reopened Bonds that you receive (determined for each New Reopened Bond as described below under "—Issue Price”). Any such capital gain or loss will be long-term capital gain or loss if your holding period for the Eligible Bonds on the date of exchange is more than one year.
          In general, if you acquired the Eligible Bonds with market discount, any gain you realize in the exchange of the Eligible Bonds will be treated as ordinary income to the extent of the portion of the market discount that has accrued while you held such Eligible Bonds, unless you have elected to include market discount in income currently as it accrues.

          Gain or loss that you recognize in the exchange of a foreign currency-denominated Eligible Bond generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the security. If the amount of ordinary loss that you recognize in these circumstances exceeds certain specified thresholds, you may be required to comply with special rules that require that such amounts be reported to the Internal Revenue Service. You should consult with your tax advisor regarding the possible application of these reporting requirements.
          Certain of the Eligible Bonds are in bearer form. If you hold any Eligible Bonds in bearer form, gain you recognize in the exchange of such Eligible Bonds may be treated as ordinary income, and you may not be permitted to deduct any loss you recognize, unless you hold such Eligible Bonds in accordance with certain procedures specified in applicable Treasury regulations. If you hold Eligible Bonds in bearer form, you are encouraged to consult with your tax advisor regarding the possible application of these rules.
          Your initial tax basis in the New Reopened Bonds will be equal to their issue price (determined as described under “—Issue Price” below). Your holding period with respect to such New Reopened Bonds will begin the day following the consummation of the Offer.
          Issue Price
          As discussed above under “—Consequences of Tendering Your Eligible Bonds— Taxable Exchange,” the amount you realize with respect to your tender of Eligible Bonds will include the issue price of the New Reopened Bonds received in the exchange. Your initial tax basis in such New Reopened Bonds also will be equal to their issue price.
          The issue price of a New Reopened Bond, generally will be equal to the fair market value of such New Reopened Bond, determined as of the date of the exchange, if a substantial amount of the New Reopened Bonds of the relevant Series is “traded on an established market” for U.S. federal income tax purposes (generally meaning that the New Reopened Bonds are listed on a major securities exchange, appear on a quotation medium of general circulation or otherwise are readily quotable by dealers, brokers or traders) during the 60-day period ending 30 days after the date of the exchange. If a substantial amount of a series of New Reopened Bonds is not “traded on an established market,” but the Eligible Bonds delivered in exchange for such New Reopened Bonds are so traded, the issue price of the relevant New Reopened Bonds will be the fair market value of such Eligible Bonds. Uruguay expects that, for U.S. federal income tax purposes, the New Reopened Bonds, will be traded on an established market. Therefore, Uruguay anticipates that the issue price of the New Reopened Bonds will be their fair market value as of the date of the exchange.
          Consequences of Holding the New Reopened Bonds
          Payments or Accruals of Interest. Payments or accruals of interest in respect of the New Reopened Bonds will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting).
          Purchase, Sale and Retirement of the New Reopened Bonds. Initially, your tax basis in a New Reopened Bonds generally will equal the issue price (as discussed above under “—Issue Price”). Your basis will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the note. (The rules for determining these amounts are discussed below.)
          When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note. If you sell New Reopened Bonds for foreign currency, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the bond is disposed.
          Gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.
     Premium. If you purchase a New Reopened Bond at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

     Non-U.S. Holders
     Subject to the discussion of backup withholding below, if you are, with respect to the United States, a foreign corporation or nonresident alien individual (a “Non-U.S. Holder”), the interest income, other ordinary income and gains that you derive in respect of the Eligible Bonds and the New Reopened Bonds generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements (described below under “Backup Withholding and Information Reporting”) of the IRS to establish that you are a Non-U.S. Holder.
     Even if you are a Non-U.S. Holder, you may still be subject to U.S. federal income taxes on any interest income, including OID, or other ordinary income you derive in respect of the New Reopened Bonds if:
•	you are an insurance company carrying on a U.S. insurance business to which such income is attributable within the meaning of the Code, or

•	with respect to interest income, including OID, you have an office or other fixed place of business in the United States to which such income is attributable and the income either

•	is derived in the active conduct of a banking, financing or similar business within the United States, or

•	is received by a corporation the principal business of which is in trading stocks or securities for its own account and you are otherwise engaged in a U.S. trade or business.
     If you are a Non-U.S. Holder, any gain you realize on a sale or exchange of the Eligible Bonds or the New Reopened Bonds generally will be exempt from U.S. federal income tax, including withholding tax, unless:
•	such gain is effectively connected with the conduct of your trade or business within the United States, or

•	if you are an individual, you are present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and either

•	such gain is attributable to your office or fixed place of business maintained in the United States, or

•	you have a tax home in the United States.
Backup Withholding and Information Reporting
     In general, information reporting requirements will apply to the accrual of OID and to payments in respect of the Eligible Bonds or the New Reopened Bonds within the United States if you are not a corporation, and backup withholding will apply to such payments if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax return.
     Backup withholding and information reporting will not apply to payments made by Uruguay or any agent thereof (acting in such capacity) to you if you are a Non-U.S. Holder so long as either (i) if you are the beneficial owner, you certify to Uruguay or its agent, under penalties of perjury, that you are a Non-U.S. Holder and provide your name, address and taxpayer identification number or (ii) you have otherwise established an exemption, and provided that neither Uruguay nor its agent has actual knowledge that you are not a Non-U.S. Holder or that the conditions of any exemption are not in fact satisfied.

     Backup withholding and information reporting will not apply to the sale of New Reopened Bonds effected outside the United States by a foreign office of a foreign broker, provided that such broker (i) derives less than 50 percent of its gross income for certain periods from the conduct of a trade or business in the United States, (ii) is not a controlled foreign corporation for United States federal income tax purposes and (iii) is not a foreign partnership that, at any time during its taxable year, is 50 percent or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. If you receive payments of such amounts outside the United States from a foreign office of any other broker, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (i) you are the beneficial owner and such broker has documentary evidence in its records that you are a Non-U.S. Holder or (ii) you otherwise establish an exemption, and provided that the broker does not have actual knowledge that you are not a Non-U.S. Holder or that the conditions of any exemption are not in fact satisfied.

PLAN OF DISTRIBUTION
     Uruguay has entered into a dealer manager agreement with the Joint Dealer Managers for the Invitation. Pursuant to the dealer manager agreement, Uruguay has:
•	retained the Joint Dealer Managers to act, directly or through affiliates, on behalf of Uruguay as the Joint Dealer Managers in connection with the Invitation,

•	agreed to pay the fee set forth in the dealer manager agreement to be filed as part of Uruguay’s Registration Statement with the SEC to the Joint Dealer Managers for soliciting acceptances of the Invitation. Such fee is based on the aggregate principal amount of the Eligible Notes exchanged or tendered pursuant to the invitation will be payable on the consummation of the Invitation. In compliance with NASD guidelines, the maximum compensation to the Joint Dealer Managers or agents in connection with the Invitation pursuant to this prospectus supplement and the accompanying prospectus will not exceed 8% of the aggregate total principal amount of the Eligible Bonds to be exchanged,

•	agreed to reimburse the Joint Dealer Managers for certain expenses in connection with the Invitation, and

•	agreed to indemnify the Joint Dealer Managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Joint Dealer Managers may be required to make because of those liabilities.
     The dealer manager agreement contains various other representations, warranties, covenants and conditions customary for agreements of this sort.
     At any given time, the Joint Dealer Managers may trade the Eligible Bonds or other debt securities of Uruguay for their own accounts or for the accounts of customers and may accordingly hold a long or short position in the Eligible Bonds or other securities of Uruguay.
     The Joint Dealer Managers are relying on an exemption granted by the SEC from Rule 101 of Regulation M under the U.S. Securities Exchange Act of 1934, as amended, with respect to the trading activities of the Joint Dealer Managers and certain of their affiliates in connection with the Invitation.
     If the Joint Dealer Managers acquire any New Reopened Bonds pursuant to the Invitation, they may resell the New Reopened Bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale.
     The Joint Dealer Managers and their affiliates have provided, and expect to provide in the future, financial advisory, investment banking and general banking services to Uruguay and its governmental agencies and instrumentalities, for which they have received and expect to receive customary fees and commission. The Joint Dealer Managers and their affiliates may, from time to time, engage in transactions with and perform services for Uruguay in the ordinary course of business.
     Uruguay has retained Citibank N.A. to act as exchange agent in connection with the Invitation.
     Uruguay has agreed to:
•	pay the exchange agent customary fees for its services

•	reimburse the exchange agent for certain of its out-of-pocket expenses in connection with the Invitation, and

•	indemnify the exchange agent against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended.

JURISDICTIONAL RESTRICTIONS
     The distribution of the Invitation Materials is restricted by law in certain jurisdictions. Persons into whose possession these Invitation Materials come are required by Uruguay to inform themselves of and to observe any of these restrictions.
     This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither Uruguay nor any Joint Dealer Manager accepts any responsibility for any violation by any person of the restrictions applicable in any jurisdiction.
     In any jurisdiction in which the Invitation is required to be made by a licensed broker or dealer and in which any Joint Dealer Manager or any of their affiliates is so licensed, it shall be deemed to be made by the Joint Dealer Managers or such affiliate on behalf of Uruguay.
Argentina
     This Invitation has not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. The Invitation Materials may not be publicly distributed in Argentina. Neither Uruguay nor the Joint Dealer Managers will solicit the public in Argentina in connection with this Invitation.
Austria
     A prospectus admitted for publication by the UK Listing Authority will be notified to the Finanzmarktaufsicht (“FMA”) in accordance with the prospectus recognition procedure pursuant to Directive 2003/71/EC, a copy of which will be deposited with the Oesterreichische Kontrollbank AG (“OeKB”). Upon the notification of the prospectus to the FMA and the publication of the prospectus in accordance with the requirements of Austrian law implementing Directive 2003/71/EC, the New Reopened Bonds will be offered to the public in Austria. Bondholders in Austria should review, and make their decision to participate in the Invitation solely on the basis of, and in accordance with, the procedures described in the Invitation Materials. Bondholders may also obtain copies of the prospectus without charge by contacting any of the Joint Dealer Managers at the address on the back cover page of this document.
Belgium
     The Invitation does not constitute a public offering under Belgian law and the Invitation Materials have therefore not been notified to or approved by the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances”/“Commissie voor het Bank-, Financie- en Assurantiewezen”). Only institutional investors qualifying as “qualified investors” under Article 10, §1, of the Law of June 16, 2006 and as “professional investor” under Article 3, 2°, of the Royal Decree of July 7, 1999, acting for their own account, are being solicited by the Republic of Uruguay with respect to the Invitation in Belgium.
     In addition, any offer to sell or any sale of the New Reopened Bonds must be made in compliance with the provisions of the Law of July 14, 1991 on consumer protection and trade practices and its implementing legislation to the extent applicable pursuant to the Royal Decree of December 5, 2000 rendering applicable to securities and financial instruments certain provisions of the Law of July 14, 1991 on consumer protection and trade practices.
Brazil
     This Invitation has not been registered with the Comissão de Valores Mobiliários — CVM and is not be considered a public offer for purposes of CVM Instruction 400, dated December 29, 2003, and may not be offered publicly in Brazil. The Invitation Materials may not be publicly distributed in Brazil. Neither Uruguay nor the Joint Dealer Managers will solicit the public in Brazil in connection with this Invitation.

Canada (Ontario and Québec Only)
     Provinces
     The New Reopened Bonds may only be offered to investors located in the provinces of Ontario and Québec.
     Responsibility
     Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by any Joint Lead Manager, the information agent, the exchange agent or the Luxembourg exchange agent as to the accuracy or completeness of the information contained in the Invitation Materials or any other information provided by Uruguay in connection with the Invitation.
     Resale Restrictions
     The Invitation will be made in Canada on a private placement basis only and will be exempt from the requirement that Uruguay prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of the New Reopened Bonds must be made in accordance with applicable securities laws that may require resales to be made in accordance with exemptions from registration and prospectus requirements. Purchasers are advised to seek legal advice prior to any resale of the New Reopened Bonds.
     Representations of Participants
     Each Canadian investor who participates in the Invitation will be deemed to have represented to Uruguay and the Joint Dealer Managers that:
•	the Invitation was made exclusively through the Invitation Materials and was not made through an advertisement of the Invitation in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada,

•	where required by law, the investor is participating in the Invitation as principal for its own account and not as agent; and

•	the investor or any ultimate investor for which such participant is acting as authorized agent is entitled under applicable Canadian securities laws to participate in the Invitation without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing:
     (i) in the case of an investor located in Ontario who is tendering Eligible Bonds through a non-Canadian dealer registered as an international dealer, the investor, or any ultimate investor for which such participant is acting as agent, is an “accredited investor,” other than an individual, as that term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions and is a person to which a dealer registered as an international dealer in Ontario may transact, and
     (ii) in the case of an investor located in Québec who is tendering Eligible Bonds through a non-Canadian dealer, such investor is an “accredited investor,” as that term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions.
     Taxation and Eligibility for Investment
     The discussion of taxation and related matters contained in the Invitation Materials does not include any discussion of Canadian tax laws that may be applicable and does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to participate in the Invitation. Canadian participants in the Invitation should consult their own legal and tax advisers with respect to the tax consequences of participating in the Invitation in their particular circumstances under relevant Canadian legislation and regulations.

     Rights of Action for Damages or Rescission (Ontario Only)
     Securities legislation in Ontario provides that every purchaser of securities pursuant to the Invitation Materials shall have a statutory right of action for damages or rescission against Uruguay and any selling security holder in the event the Invitation Materials contain a misrepresentation as defined in the Securities Act (Ontario). Ontario purchasers who purchase a security offered by the Invitation Materials during the period of distribution are deemed to have relied on the misrepresentation if it was a misrepresentation at the time of purchase. Ontario purchasers who elect to exercise a right of rescission against Uruguay and any selling holder on whose behalf the distribution is made shall have no right of action for damages against Uruguay or the selling holders, if any. The right of action for rescission or damages conferred by the statute is in addition to, and without derogation from, any other right the purchaser may have at law. Prospective Ontario purchasers should refer to the applicable provisions of the Ontario securities legislation and are advised to consult their own legal advisers as to which, or whether any, of such rights or other rights may be available to them.
     Enforcement of Legal Rights
     Uruguay is a foreign sovereign state. Therefore, it may not be possible for Canadian investors to effect service of process within Canada upon Uruguay or to satisfy a judgment against Uruguay in Canada or to enforce a judgment obtained in Canadian courts against Uruguay.
     Language of Documents
     Each Canadian investor, by submitting an offer, acknowledges that it is such investor’s express wish that all documents evidencing or relating in any way to the Invitation be drawn up in the English language only. Chaque investisseur canadien, en soumettant une offre, reconnaît que c’est à sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à l’Offre soient rédigés en anglais seulement.
     Exchange Rate
     The official rate for the euro against the Canadian dollar as reported by the Bank of Canada was approximately Euro 0.70 = C$1.00 on October 11, 2006.
Channel Islands (Jersey Only)
     No advice on the merits of the purchase, sale, subscription for or underwriting of any investment referred to or described in the Invitation Materials or the exercise of any rights conferred by any such investment is being given by Uruguay or the Joint Dealer Managers.
     The Invitation Materials shall not be circulated in Jersey (or made available on a website accessible to residents of Jersey) unless an identical offer is, for the time being, being circulated in the United Kingdom without contravening the provisions of the Borrowing (Control and Guarantees) Act 1946 or the Financial Services and Markets Act 2000 or the Companies Act 1985 or the Public Offers of Securities Regulations, 1995 of the United Kingdom.
Denmark
     The Invitation Materials and the New Reopened Bonds have not been and will not be registered with or approved by the Danish Financial Supervisory Authority (Finanstilsynet). The Invitation Materials and the New Reopened Bonds will only be directed to persons in Denmark who acquire securities in accordance with the exemptions from the prospectus requirements set forth in Section 11, Subsection 1 (Qualified Investors; in Danish: kvalificerede investorer) of Executive Order No. 306 of 28 April 2005 pursuant to Section 23 of the Danish Securities Trading Act (Danish Consolidated Act No. 479 of 1 June 2006 as amended; in Danish: Værdipapirhandelsloven). The Invitation Materials may not be made available to any other person in Denmark nor may the New Reopened Bonds otherwise be marketed or offered for sale in Denmark.

European Economic Area
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any New Reopened Bonds which are the subject of the offering contemplated by the Invitation Materials may not be made in that Relevant Member State unless and until a prospectus within the meaning of the Prospectus Directive has been approved by the competent authority in the United Kingdom and published and “passported” into that Relevant Member State in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any New Reopened Bonds may be made at any time under the following exemptions under the Prospectus Directive:
(a)	an offer addressed solely to “qualified investors” within the meaning of the Prospectus Directive as implemented in that Member State (“Qualified Investors”);

(b)	an offer addressed to fewer than 100 natural or legal persons in that Relevant Member State (other than Qualified Investors); or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer to the public” in relation to the New Reopened Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the New Reopened Bonds to be offered so as to enable an investor to decide to purchase such New Reopened Bonds, as the same may be further defined in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” includes any relevant implementing measure in each Relevant Member State. The Prospectus will be “passported” into the following Member States: Austria, France, Germany, Ireland, Luxembourg, The Netherlands and Portugal.
France
     A prospectus admitted for publication by the UK Listing Authority will be notified to the Autorité des marchés financiers (“AMF”) in accordance with the prospectus recognition procedure pursuant to Directive 2003/71/EC. Upon the notification of the prospectus to the AMF, the New Reopened Bonds will be offered to the public in France. Bondholders in France should review, and make their decision to participate in the Invitation solely on the basis of, and in accordance with, the procedures described in the Invitation Materials. Bondholders in France may obtain a summary in French of the prospectus without charge on the Internet site of the AMF at www.amf-france.org. Bondholders may also obtain copies of the prospectus without charge by contacting any of the Joint Dealer Managers at the address on the back cover page of this document.
Germany
     A prospectus admitted to publication by the UK Listing Authority under the securities laws in compliance with applicable laws, rules and regulations in force in the United Kingdom will be notified to the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht). After completion of the prospectus notification procedure pursuant to Directive 2003/71/EC and in accordance with its implementation laws in Germany, the New Reopened Bonds will be offered to the public in the Federal Republic of Germany. Holders in the Federal Republic of Germany should review, and make their decision to participate in the Invitation solely on the basis of, and in accordance with the procedures described in the Invitation Materials.
     Holders of Eligible Bonds in Germany may obtain copies of the Invitation Materials free of charge by contacting any of the Joint Dealer Managers at the address on the back cover page of the Invitation Materials.
Ireland
     The Invitation will not be open to the public within the meaning of Directive 2003/71/EC in Ireland other than to Qualified Investors within the meaning of Regulation 2 of the Prospectus Directive (2003/71/EC) Regulation 2005 (the “Regulations”) until a prospectus has been duly approved in accordance with the Prospectus Directive and the Irish Financial Services Regulatory Authority has been notified in accordance with Regulation 55 of the

Regulations. Each Joint Dealer Manager has agreed not to make the Invitation available save in accordance with the foregoing restrictions.
Israel
     The Invitation is being made pursuant to an exception to the public offering requirements of Israeli securities law. None of the offering, the New Reopened Bonds, this Invitation or the Invitation Materials, has been reviewed, qualified or approved by the Israeli Securities Authority or any other government or regulatory body. The Invitation is being made in Israel only to entities listed in the First Addendum to Israel’s Securities Law of 1968.
     Neither the Republic nor any Joint Dealer Manager (i) counsels or advises on the worthwhileness of acquiring the New Reopened Bonds, (ii) is licensed under Israel’s Regularization of Engagement in Investment Counseling, Investment Marketing and Portfolio Management Law of 1995, or (iii) carries any insurance required of a licensee under such law. Nothing in the Invitation or the Invitation Materials may be considered investment counseling or advice, as defined in such law. Each holder of Eligible Bonds is encouraged to consult with its own financial advisors prior to making any investment decision in connection with the New Reopened Bonds.
     Each holder of Eligible Bonds represents, covenants and agrees to and with the Republic and each Joint Dealer Manager that: (i) the Invitation was made exclusively through the Invitation Materials; (ii) neither the Republic nor any Joint Dealer Manager has counseled or advised the Bondholder on the worthwhileness of acquiring the New Reopened Bonds, (iii) the holder of Eligible Bonds is acquiring the New Reopened Bonds as a principal and not as an agent of the Republic or a third party, (iii) any direct or indirect resale or on-sale of New Reopened Bonds Notes by the holder of Eligible Bonds shall comply with all aspects of Israeli securities law and other applicable law; and (iv) the holder of Eligible Bonds does not intend to and will not directly or indirectly solicit purchasers for, or market, offer, sell, resell, on-sell or otherwise distribute, the New Reopened Bonds in Israel to any entity or person, other than to entities listed in the First Addendum to Israel’s Securities Law of 1968 and only in compliance with Israel’s Regularization of Engagement in Investment Counseling, Investment Marketing and Portfolio Management Law of 1995.
Italy
     The Invitation Materials have not been submitted for clearance to CONSOB (the Italian Securities and Exchange Commission). No New Reopened Bonds will be offered, sold or delivered or copies of the Invitation Materials or any other document relating to the New Reopened Bonds or the Invitation will be distributed in Italy. Accordingly, recipients of the Invitation Materials who are residents of Italy should disregard it and will not be entitled to participate in the Invitation.
Liechtenstein
     The Invitation Materials do not constitute an offer of securities but are provided as information only. In case of any interest in the Invitation, please feel free to contact any of the following categories exclusively authorized institutions: banks, financial enterprises, investment funds and professional trustees.
Luxembourg
     Subject only to notification to the Commission de Surveillance du Secteur Financier for the purposes of the Luxembourg offer to the public and the publication of an exchange notice on the website of the Luxembourg Stock Exchange (Bourse de Luxembourg), the Invitation will be made in Luxembourg pursuant to an offer to the public, which has been approved for such purposes by the UK Listing Authority. Holders in Luxembourg should review, and make their decision to participate in the Invitation solely on the basis of and in accordance with the procedures described in, the Invitation Materials.
Monaco
     The Invitation may not and will not be offered or sold in Monaco except through an intermediary approved in Monaco, in accordance with the Monaco Financial Services Law.

The Netherlands Antilles
     The laws of the Netherlands Antilles do not stipulate that the Invitation in the Netherlands Antilles be approved by any regulatory authority.
Portugal
     The Invitation Materials have not been approved by the Portuguese Securities Market Commission (“Comissão do Mercado dos Valores Mobiliários”), but a prospectus recognition procedure will be commenced with the Portuguese Securities Market Commission, in accordance with Directive no. 2003/71/EC of the European Parliament and Council, of November 4, and articles 146 and 147 of the Securities Code (“Código dos Valores Mobiliários”). Once the prospectus recognition procedure has been concluded and the Invitation Materials have been passported into Portugal, the New Reopened Bonds will be offered in Portugal through a public offer (“oferta pública”).
Russian Federation
     The Invitation Materials are being provided to a limited circle of persons only and are provided to you exclusively for your own information. You must not provide or otherwise make available the Invitation Materials or information therein to any other person or entity. Information set forth in the Invitation Materials is not an advertisement of the New Reopened Bonds in the Russian Federation and is not intended to draw attention to, create or maintain an interest in or promote in the market the Oriental Republic of Uruguay as the Issuer, the Invitation or the New Reopened Bonds or to facilitate any sale, exchange or other transfer of the New Reopened Bonds in the Russian Federation or to any Russian person or entity.
     The New Reopened Bonds are securities of a foreign issuer under Russian law. No sale, exchange or other transfer of the New Reopened Bonds may take place in the Russian Federation or to or for the benefit of any Russian person or entity. Neither the issue of the New Reopened Bonds nor a securities prospectus in respect of the New Reopened Bonds has been, or is intended to be, registered with the Federal Service for Financial Markets of the Russian Federation. Information set forth in the Invitation Materials is not an advertisement of or an offer, or an invitation to make offers, to sell, exchange or otherwise transfer the New Reopened Bonds in the Russian Federation or to or for the benefit of any Russian person or entity.
     Each Joint Dealer Manager has represented, warranted and agreed that it has not offered, sold, exchanged or otherwise transferred and that it will not offer, sell, exchange or otherwise transfer the New Reopened Bonds as part of their initial distribution or at any time thereafter in the Russian Federation or to or for the benefit of any Russian person or entity, except in compliance with Russian law.
     Since neither the issue of the New Reopened Bonds nor a Russian securities prospectus in respect of the New Reopened Bonds has been, or is intended to be, registered with the Federal Service for Financial Markets of the Russian Federation, at no time should any person carry out any activities in breach of the restrictions set forth above.
Switzerland
     The New Reopened Bonds will not be listed on the SWX Swiss Exchange and the Invitation Materials do not, therefore, constitute a prospectus within the meaning of Art. 652a or 1156 of the Swiss Code of Obligations or in accordance with the Listing Rules of the SWX Swiss Exchange.
Turkey
     The offering of New Reopened Bonds has not been and will not be registered with the Turkish Capital Markets Board (the “CMB”) and accordingly the New Reopened Bonds may not be offered or sold within the Republic of Turkey under prevailing capital markets legislation. There is however, no restriction of the purchase or sale of securities by the residents of Turkey, provided that they purchase or sell such securities in the financial markets outside Turkey, through banks, special finance institutions and the brokerage houses pursuant to the CMB regulations in accordance with Decree 32.

United Kingdom
     Each Joint Dealer Manager has represented, warranted and agreed that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any New Reopened Bonds which are the subject of the Invitation contemplated by this document in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any New Reopened Bonds in, from or otherwise involving the United Kingdom.
FORWARD-LOOKING STATEMENTS
     Uruguay has made forward-looking statements in this document and in the accompanying prospectus and the documents that Uruguay incorporates by reference in this document and the accompanying prospectus. Statements that are not historical facts are forward-looking statements. These statements are based on Uruguay’s current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Uruguay undertakes no obligation to update any of them in light of new information or future events.
     Forward-looking statements involve inherent risks. Uruguay cautions you that many factors could affect the future performance of the Uruguayan economy. These factors include, but are not limited to:
External factors, such as:
•	interest rates in financial markets outside Uruguay

•	the impact of changes in the credit ratings of Uruguay, and

•	decisions of international financial institutions, such as the International Monetary Fund, regarding the terms of their financial assistance to Uruguay.
Internal factors, such as:
•	general economic and business conditions in Uruguay

•	present and future exchange rates of the Uruguayan currency

•	foreign currency reserves

•	the ability of the Uruguayan Government to enact key economic reforms

•	the level of domestic debt

•	domestic inflation

•	the level of foreign direct and portfolio investment, and

•	the level of Uruguayan domestic interest rates.
VALIDITY OF THE NEW REOPENED BONDS
     The validity of the New Reopened Bonds will be passed upon for Uruguay by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, United States counsel to Uruguay, and by Dr. Enrique Guerra and for the

Joint Dealer Managers by Shearman & Sterling LLP, New York, New York, United States counsel to the Joint Dealer Managers, and by Guyer & Regules, Uruguayan counsel to the Joint Dealer Managers.
     As to all matters of Uruguayan law, Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of Dr. Enrique Guerra, and Shearman & Sterling LLP may rely on the opinion of Guyer & Regules. As to all matters of United States law, Dr. Enrique Guerra may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, and Guyer & Regules may rely on the opinion of Shearman & Sterling LLP.
GENERAL INFORMATION
Recent Developments
     Except as described in this prospectus supplement, no material change in Uruguay’s financial position has occurred since October 1, 2006.
Due Authorization
     Uruguay has authorized the Invitation and offering of the New Reopened Bonds pursuant to Decree No. 383/006, dated October 18, 2006 of the Executive Power of the Republic of Uruguay, and resolutions of the Ministry of Finance and of Banco Central del Uruguay.
Listing Agent; Luxembourg Exchange Agent
     Application has been made to admit the New Reopened Bonds to the Official List of the UK Listing Authority and to admit the bonds to trading on the regulated market of the London Stock Exchange.
     Uruguay has appointed a Luxembourg exchange agent in connection with the Invitation. The Luxembourg exchange agent, from each of whom copies of the Invitation Materials and Uruguay’s Annual Report for 2005 on Form 18-K and all amendments thereto may be obtained in Luxembourg is Dexia Banque Internationale à Luxembourg.
Expenses
     The expected expenses in connection with the offering of the New Reopened Bonds are estimated at U.S.$400,000 in the aggregate.
Litigation
     During the twelve months preceding the date of this prospectus, neither Uruguay nor any Uruguayan governmental agency has been involved in any litigation or arbitration or governmental proceedings (including any such proceedings which are pending or threatened of which Uruguay is aware) which may have, or have had in the recent past significant effects on Uruguay’s financial position.
Significant Changes to Public Finance and Trading position
     Since December 31, 2005, there have been no significant changes to the public finance and trade data of Uruguay.
Where You Can Find More Information
     Uruguay has filed a registration statement with the SEC. You may request copies of this document, all amendments thereto, the accompanying prospectus, any document incorporated by reference into the registration statement including Uruguay’s annual report for 2005 on Form 18-K, free of charge by contacting the Office of the Representative of the Ministry of Economy and Finance of the Republic of Uruguay, 1025 Connecticut Ave, N.W. Suite 902, Washington, D.C. 20036, United States.

     Each additional amendment to Form 18-K or each subsequent annual report on Form 18-K that Uruguay files with the SEC after the date of this prospectus supplement but before the end of the offering of the New Reopened Bonds pursuant to the Invitation is considered part of and incorporated by reference in this prospectus supplement. You can request copies of these documents, Uruguay’s registration statement and the Invitation Materials, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. at the SEC’s following office:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549
You may call the SEC at 1-800-SEC-0330 for further information.
     You may inspect copies of the indenture and the applicable forms of the New Reopened Bonds during normal business hours on any weekday (except public holidays) at the offices of the trustee.
Clearing
     Application has been made for each series of New Reopened Bonds to clear through Euroclear, Clearstream, Luxembourg and DTC.

ANNEX A

			Minimum	Clearing	Accrued	Full	Exchange Ratio (2)(3)(4)
Maturity	Coupon	Currency	Price	Premium	Interest (5)	Price (1)(5)	USD22	USD36

EUR Bonds
06/28/11	7.000%	EUR	107.75	0.00	2.666	110.416	1.2335	1.3384
09/26/12	7.000%	EUR	107.25	0.00	0.933	108.183	1.2086	1.3113
06/28/19	7.000%	EUR	107.75	0.00	2.666	110.416	1.2335	1.3384
USD Bonds
04/07/08	7.000%	USD	103.35	0.00	0.836	104.186	0.9289	1.0079
11/18/08	7.875%	USD	105.55	0.00	3.850	109.400	0.9754	1.0583
03/25/09	7.875%	USD	106.05	0.00	1.072	107.122	0.9551	1.0363
05/04/09	7.250%	USD	104.70	0.00	0.201	104.901	0.9353	1.0148
07/02/09	FRN	USD	102.30	0.00	2.472	104.772	0.9341	1.0135
01/02/10	FRN	USD	101.80	0.00	2.425	104.225	0.9292	1.0082
06/22/10	8.750%	USD	110.25	0.00	3.451	113.701	1.0137	1.0999
02/15/11	7.250%	USD	106.25	0.00	1.792	108.042	0.9633	1.0452
09/26/11	8.375%	USD	110.80	0.00	1.117	111.917	0.9978	1.0827
01/20/12	7.625%	USD	107.80	0.00	2.415	110.215	0.9826	1.0662
04/01/13	7.000%	USD	105.10	0.00	0.836	105.936	0.9445	1.0248
03/25/14	7.875%	USD	110.05	0.00	1.072	111.122	0.9907	1.0750
05/04/14	7.250%	USD	106.35	0.00	0.201	106.551	0.9500	1.0308
03/15/15	7.500%	USD	108.25	0.00	1.229	109.479	0.9761	1.0591
06/22/15	8.750%	USD	115.85	0.00	3.451	119.301	1.0637	1.1541
01/20/17	7.625%	USD	107.55	0.00	2.415	109.965	0.9804	1.0638
07/15/27	7.875%	USD	108.30	0.00	2.603	110.903	0.9888	1.0728

Notes:

(1)	Full Price of Eligible Bond for exchange = Minimum Price + Clearing Premium + Accrued Interest

(2)	Exchange Ratio = Full Price of Eligible Bond / Full Price of New Reopened Bond adjusted for FX rates

(3)	For the EUR Bonds, this hypothetical example assumes FX rate of USD/EUR of 1.253.

(4)	The New Reopened Bond Issue Full Prices are assumed to be 112.161 (108.25 price plus 3.911 accrued interest) for the USD22 and 103.373 (102.25 price plus 1.123 accrued interest) for the USD36

(5)	Assumed settlement date: 11/14/2006

*	All examples assume that the Clearing Price is set at the Minimum Clearing Price.

A-1

ANNEX B
SPECIMEN OF ELECTRONIC LETTER OF TRANSMITTAL
Agreements and Acknowledgments
     By clicking “I Acknowledge and Agree” below, I hereby represent and acknowledge on my own behalf and on behalf of the holder or beneficial owner, as the case may be, (A) receiving and reviewing the prospectus supplement dated October 19, 2006 and the accompanying prospectus dated June 5, 2006 of the Republica Oriental del Uruguay (“Uruguay”) and this electronic letter of transmittal (collectively, the “Invitation Materials”), which together describe Uruguay’s invitation (the “Invitation”) to holders of the existing bonds set forth below (the “Eligible Bonds”) to exchange their Eligible Bonds for up to U.S.$600,000,000 8.00% Bonds due 2022 (the “2022 Global Bonds”), U.S. Dollar 7.625% Bonds due 2036 (the “2036 Global Bonds,” together with the 2022 Global Bonds, the “New Reopened Bonds”) or tender their Eligible Bonds for cash on the terms and subject to the conditions set forth in the Invitation Materials and (B) that any submission of this letter of transmittal by me will be made in compliance with all applicable laws, including without limitation the requirements described under Jurisdictional Restrictions in the prospectus supplement.
     Capitalized terms used but not defined herein shall have the meanings given to them in the prospectus supplement.
     I understand that validly tendered Eligible Bonds (or defectively tendered Eligible Bonds with respect to which Uruguay has, or has caused to be, waived such defect) will be deemed to have been accepted by Uruguay only if, as and when Uruguay gives oral (promptly confirmed in writing) or written notice thereof to the exchange agent. I understand that, subject to the terms and conditions set forth in the Invitation Materials, Eligible Bonds properly tendered and accepted in accordance with such terms and conditions will be cancelled and, as consideration therefor, I will receive, upon such cancellation, New Reopened Bonds or cash with the possibility of proration and reallocation. I further understand that Uruguay will not be required to accept any of the Eligible Bonds tendered pursuant to the Invitation (including any such Eligible Bonds tendered after the Expiration Date). If any Eligible Bonds are not accepted by Uruguay pursuant to the invitation for any reason, no New Reopened Bonds will be issued or cash payment made in respect thereof and such unaccepted Eligible Bonds will be returned without expense to me.
     I will, upon request, execute and deliver any additional documents deemed by the exchange agent or by Uruguay to be necessary or desirable to perfect the tender of my Eligible Bonds for cancellation pursuant to this electronic letter of transmittal. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of this electronic letter of transmittal will be determined by Uruguay, in its sole discretion, which determination shall be final and binding.
     No authority conferred or agreed to be conferred by this electronic letter of transmittal shall be affected by, and all such authority shall survive, my death or incapacity, and any obligation hereunder shall be binding upon my heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns.
     I understand that this electronic letter of transmittal must be submitted via the Invitation Website no later than 4:30 P.M., New York City time, on the Expiration Date. In addition to the electronic letter of transmittal, I understand that a related Bond Instruction (as defined below) must also be submitted by me. Only Direct Participants in a Designated Clearing System (as defined below) may access the Invitation Website and submit electronic letters of transmittal and the related Bond Instructions. Uruguay has designated each of the following clearing systems as a “Designated Clearing System” for purposes of the Invitation:
•	The Depository Trust Company (“DTC”);

•	Clearstream, Luxembourg; and

•	Euroclear.
     A “Bond Instruction” means:
•	with respect to Eligible Bonds held through DTC, the irrevocable transfer of my Eligible Bonds to the exchange agent’s account at DTC through DTC’s ATOP system; or

•	with respect to Eligible Bonds held through Euroclear or Clearstream, Luxembourg, irrevocable instructions to
o	block any attempt to transfer my Eligible Bonds on or prior to the Settlement Date; and

o	debit my account on the Settlement Date in respect of all my Eligible Bonds, or in respect of such lesser portion of my Eligible Bonds as are accepted for exchange by Uruguay, upon receipt of an instruction by the exchange agent from Uruguay to receive my Eligible Bonds;
subject in each case to the automatic withdrawal of the irrevocable instruction in the event that the Invitation is terminated by Uruguay prior to 4:30 P.M., New York City time, on the Expiration Date, in each case as notified to DTC, Euroclear or Clearstream, Luxembourg by the exchange agent on or before the Settlement Date; and
•	an irrevocable authorization to disclose the name of the direct account holder and information about the foregoing instructions.
     I understand that my Bond Instruction must be delivered to and received by the relevant Designated Clearing System in accordance with its normal procedures and on or prior to their deadlines applicable to the Invitation, but in no event later than the Expiration Date. I am responsible for making myself aware of all procedures and deadlines established by the Designated Clearing Systems.
     To the extent that my Bond Instruction cannot for any reason be promptly and unmistakably reconciled with the related electronic letter of transmittal, this electronic letter of transmittal may be deemed not to have been properly submitted and my tender may be deemed not to be valid.
     I understand that the authorizations provided in this electronic letter of transmittal shall remain in full force and effect until and unless and to the extent that such electronic letter of transmittal is revoked in accordance with the procedure set forth in the Invitation Materials. I hereby acknowledge and accept that I may not validly revoke my authorization unless I validly withdraw my previously tendered Eligible Bonds in accordance with the instructions set forth in this electronic letter of transmittal. The Eligible Bonds may be validly withdrawn prior to 4:30 P.M., New York City time, on the Expiration Date.
     I understand that submission of a tender of Eligible Bonds pursuant to any of the procedures set forth in the Invitation Materials will constitute my acceptance of the terms and conditions of the Invitation.
     I hereby represent and warrant that I have confirmed that the party on whose behalf I am acting owns, on the date of submission, the Eligible Bonds being tendered and I have the full power and authority to tender for exchange the Eligible Bonds tendered by me, and that if the same are accepted for exchange by Uruguay pursuant to the Invitation, Uruguay will acquire good and marketable title thereto on the Settlement Date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. I will, upon request, execute and deliver any additional documents deemed by the exchange agents or Uruguay to be necessary or desirable to complete such exchange.
     In the event that proration occurs with respect to any of the Eligible Bonds I tender in the manner described in the Invitation Materials, I understand that by specifying YES in the column designated “Receive 2036 Bonds If Prorated” I will be deemed to have re-tendered any Eligible Bonds that are not accepted in exchange for 2022 Global Bonds or acquired for cash in exchange for 2036 Global Bonds at the Clearing Price established by Uruguay as described in the Invitation Materials.
     I understand that the delivery and surrender of any Eligible Bonds is not effective until this electronic letter of transmittal and the related Bond Instruction are submitted properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in a form satisfactory to Uruguay. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of offers and withdrawals of Eligible Bonds will be determined by Uruguay, in its sole discretion, which determination shall be final and binding.
     IMPORTANT: This electronic letter of transmittal must be submitted via the Invitation website on or prior to the Early Tender Deadline or the Expiration Date, but in no event later than the Expiration Date. I hereby acknowledge that I may withdraw or amend my tender only until 4:30 P.M., New York City time, on the Expiration Date.

INSTRUCTIONS
Forming part of the Terms and Conditions of the Invitation
     Delivery of Electronic Letter of Transmittal and Eligible Bonds. This electronic letter of transmittal may only be submitted with respect to Eligible Bonds held through a Designated Clearing System. In the case of Eligible Bonds not held through an account with a Designated Clearing System, a holder wishing to submit a tender pursuant to the Invitation must first arrange to have the Eligible Bonds held through an account with a Designated Clearing System, either in the name of the holder or in the name of a bank or financial institution acting on behalf of the holder. A properly completed electronic letter of transmittal must be submitted via the Invitation Website prior to 4:30 P.M., New York City time, on the Expiration Date. A Bond Instruction for each letter of transmittal must be received in accordance with any deadlines established by the Designated Clearing Systems. Delivery of an electronic letter of transmittal to a Designated Clearing System or any securities intermediary does not constitute delivery of the electronic letter of transmittal. Delivery will be deemed made only when submitted via the Invitation Website in accordance with the instructions set forth herein.
     You may submit a single electronic letter of transmittal on behalf of several beneficial owners.
     No alternative, conditional or contingent tenders will be accepted.
     You should be aware that none of Uruguay, the joint dealer managers or the exchange agent assumes responsibility for technical or other difficulties you may encounter in tendering your electronic letter of transmittal via the Invitation Website. You may incur certain costs (for example, online time and printing) and have possible risks of system outages or other technical failures while using the Invitation Website. If you encounter technical or other difficulties in submitting your electronic letter of transmittal or have any questions you may contact Citigroup Global Markets Inc. at (800) 558-3745 (in the U.S.) or collect at (212) 723-6108 (outside the U.S.) for assistance. Neither Uruguay nor the joint dealer managers can assure you however, that you will be assisted successfully or that Uruguay will timely receive or accept your electronic letter of transmittal.
     Only Eligible Bonds tendered in accordance with the minimum denomination requirements applicable to the issuance or transfer of such series of Eligible Bonds will be accepted for exchange pursuant to the Invitation.
     Withdrawal and Amendment of Tenders. For a withdrawal of tenders of Eligible Bonds to be effective you must delete this electronic letter of transmittal prior to 4:30 P.M., New York City time, on the Expiration Date. If you wish to so withdraw your electronic letter of transmittal, you must use the same user name and password with which you accessed this electronic letter of transmittal.
     You may also amend your tender of Eligible Bonds by editing this electronic letter of transmittal prior to 4:30 P.M., New York City time, on the Expiration Date. As with withdrawals, if you wish to so edit your electronic letter of transmittal, you must use the same user name and password with which you accessed this electronic letter of transmittal.

     IMPORTANT: This electronic letter of transmittal must be submitted via the Invitation Website no later than 4:30 P.M., New York City time, on the Expiration Date.

I Acknowledge and Agree	I Decline

PROSPECTUS
República Oriental del Uruguay
acting through Banco Central del Uruguay as its Financial Agent
Debt Securities
and/or
Warrants to Purchase Debt Securities
     Uruguay may from time to time offer and sell its securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. Uruguay may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. Uruguay may offer securities having an aggregate principal amount of up to $2,800,000,000 (or the equivalent in other currencies) in the United States. The securities will be direct, general and unconditional public foreign debt of Uruguay and will rank equal in right of payment among themselves and with all other unsecured and unsubordinated foreign debt of Uruguay.
     Uruguay may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

     The trust indenture described in this prospectus contains collective action clauses with provisions regarding future modifications to the terms of debt securities issued thereunder that are described herein beginning on page 8. Under these provisions, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to multiple series of debt securities issued under the indenture with the consent of the holders of 85% of the aggregate principal amount outstanding of all affected series and 66-2/3% in aggregate principal amount outstanding of each affected series.

     This prospectus may not be used to make offers or sales of securities unless accompanied by a supplement. You should read this prospectus and the supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 5, 2006.

ABOUT THIS PROSPECTUS
     This prospectus provides a general description of the securities Uruguay may offer under the “shelf” registration statement it has filed with the Securities and Exchange Commission (the “SEC”). Each time Uruguay sells some of these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”
     This prospectus is based on information that is publicly available or that Uruguay has supplied, unless otherwise expressly stated. Uruguay confirms that:
•	the information contained in this prospectus is true and correct in all material respects and is not misleading as of its date;

•	it has not omitted facts, the omission of which makes this prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus and will provide in any prospectus supplement.
FORWARD-LOOKING STATEMENTS
     The following documents relating to Uruguay’s securities offered by this prospectus may contain forward-looking statements:
•	this prospectus;

•	any prospectus supplement;

•	any pricing supplement to a prospectus supplement; and

•	the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement.

     Forward-looking statements are statements that are not historical facts, including statements about Uruguay’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Uruguay undertakes no obligation to update any of them in light of new information or future events.
     Forward-looking statements involve inherent risks and uncertainties. Uruguay cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:
•	adverse external factors, such as changes in international prices, high international interest rates and recession or low economic growth in Uruguay’s trading partners. Changes in international prices and high international interest rates could increase Uruguay’s current account deficit and budgetary expenditures. Recession or low economic growth in Uruguay’s trading partners could decrease exports (including manufactured goods) from Uruguay, reduce tourism to Uruguay, induce a contraction of the Uruguayan economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility and a further deterioration in the health of the domestic banking system. These factors could lead to lower economic growth or a decrease in Uruguay’s international reserves; and

•	other adverse factors, such as climatic or political events and international hostilities.
DATA DISSEMINATION
     On February 18, 2004, Uruguay became the 56th subscriber to the IMF’s Special Data Dissemination Standard or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.” For Uruguay, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org. Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.
USE OF PROCEEDS
     Unless otherwise specified in a prospectus supplement, Uruguay will use the net proceeds from the sale of securities for the general purposes of the government of Uruguay, including but not limited to the refinancing, repurchase or retirement of domestic and external indebtedness of the government. Uruguay may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES
     This prospectus provides a general description of the debt securities and warrants that Uruguay may offer. Each time Uruguay offers securities, Uruguay will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.
Debt Securities
     Uruguay will issue the debt securities under a trust indenture dated May 29, 2003 among Uruguay, Banco Central del Uruguay, or Banco Central, as financial agent to Uruguay, and The Bank of New York, as trustee. Uruguay has filed the indenture and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.
     General
     The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:
•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•	if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for these interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Uruguay to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which Uruguay will make payments;

•	the authorized denominations;

•	a description of any index Uruguay will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the indenture.

     Uruguay may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.
     Uruguay may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Uruguay may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. Uruguay will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of the debt securities and other relevant considerations in the prospectus supplements for these offerings.
     Uruguay is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.
     Status
     The debt securities will be direct, unconditional and unsecured public foreign debt of Uruguay and will not have the benefit of any separate undertaking of other governmental entities (including Banco Central). They will rank equal in right of payment among themselves and with all of Uruguay’s existing and future unsecured and unsubordinated foreign debt, as defined under “—Negative Pledge” below. Uruguay has pledged its full faith and credit to make all payments on the debt securities when due.
     Payment of Principal and Interest
     Uruguay will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner or bearer of the debt securities, which will receive the funds for distribution to the holders. See “Global Securities” below.
     Uruguay will arrange for payments to be made on any certificated debt securities to the registered holders of the debt securities on the specified payment dates. Uruguay may make such payments by wire transfer or by check mailed to the holder’s registered address.
     If any date for an interest or principal payment on a debt security denominated in U.S. dollars is a day on which banking institutions in New York City are authorized or obligated by law or executive order to be closed, Uruguay will make the payment on the next New York City banking day. A similar rule will apply to payments under securities denominated in other currencies, but with reference to business days in the place of payment. No interest on the debt securities will accrue as a result of this delay in payment.
     If any money that Uruguay pays to the trustee or to any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay on Uruguay’s written request. Uruguay will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Uruguay’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the securities (see “—Limitations on Time for Claims” below).
     Additional Amounts
     Uruguay will make all principal and interest payments on the debt securities without withholding or deducting any present or future taxes imposed by Uruguay or any of its political subdivisions. If Uruguayan law requires Uruguay to deduct or withhold taxes (which it currently does not require), Uruguay will pay the holders of debt securities the additional amounts necessary to ensure that they receive the same amount as they would have received without any withholding or deduction.
          Uruguay will not, however, pay any additional amounts in connection with any tax, assessment or other governmental charge that is imposed due to any of the following:
•	the holder of debt securities has or had some connection with Uruguay other than merely owning the securities or receiving principal and interest payments on the securities;

•	the holder of debt securities has failed to comply with any certification or other reporting requirement concerning its nationality, residence, identity or connection with Uruguay, and Uruguay requires compliance with these reporting requirements as a precondition to exemption from Uruguayan withholding taxes or deductions and has provided notice of such requirement to the trustee at least 60 days prior to the date such compliance is required; or

•	the holder of debt securities has failed to present its security within 30 days after a payment of principal or interest has been made available to the holder.
          Uruguay will pay any administrative, excise or property taxes that arise in Uruguay under Uruguayan law in connection with the debt securities. Uruguay will also indemnify the holder of debt securities against any administrative, excise or property taxes resulting from the enforcement of the obligations of Uruguay under the debt securities following an event of default.
          Form and Denominations
          Unless otherwise provided in the applicable prospectus supplement, Uruguay will issue debt securities:
•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of $1,000 and integral multiples of $1,000.
          Redemption, Repurchase and Early Repayment
          Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Uruguay or repayable before maturity at the option of the holder. Nevertheless, Uruguay may at any time repurchase the debt securities at any price in the open market or otherwise. Uruguay may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.
          Negative Pledge
          Uruguay has agreed that as long as any of the debt securities remain outstanding or any amount payable by Uruguay under the indenture remains unpaid, Uruguay will not grant or allow any lien to be placed on its assets or revenues or the assets or revenues of Banco Central as security for any of its public foreign debt, unless it contemporaneously grants or allows a lien that provides security on the same terms for Uruguay’s obligations under the debt securities.

          For this purpose:
•	“foreign debt” means obligations of or guaranteed (whether by contract, statute or otherwise) by the Republic or Banco Central for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of Uruguay;

•	“lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the indenture becomes effective or at any time thereafter; and

•	“public foreign debt” means any foreign debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.
          However, Uruguay may grant or agree to certain permitted types of liens, as described below:
•	any lien on property to secure public foreign debt arising in the ordinary course of business to finance export, import or other trade transactions, which matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which that public foreign debt was originally incurred;

•	any lien on property to secure public foreign debt that was incurred solely for the purpose of financing Uruguay’s acquisition of the property (or, in the case of public foreign debt guaranteed by Uruguay, acquisition by the relevant debtor);

•	any lien on property arising by operation of law in connection with public foreign debt, including any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions;

•	any lien existing on property at the time of acquisition;

•	any lien on property created pursuant to the Collateral Pledge Agreement dated as of February 19, 1991 made by Banco Central in favor of the Federal Reserve Bank of New York, as collateral agent, to secure the Series A and Series B Collateralized Fixed Rate Notes Due 2021;

•	any lien in existence as of the issue date of the relevant series of debt securities; and

•	any lien securing public foreign debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the holders of the public foreign debt agree to limit their recourse to the assets and revenues of project as the principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.
          Events of Default
          Each of the following is an event of default under any series of debt securities:
          1. Non-Payment: Uruguay’s failure for a period of 30 consecutive days to make a payment of principal or interest when due on any debt security of that series; or

          2. Breach of Other Obligations: The failure for a period of 60 days following written notice to Uruguay by the trustee or holders representing 25% of the outstanding debt securities of that series to remedy the failure by Uruguay or, where applicable, Banco Central acting on Uruguay’s behalf, to observe or perform any of the covenants or agreements provided in the debt securities of that series or the indenture (other than a non-payment default); or
          3. Cross Default:
•	Uruguay fails to make a payment when due or within the applicable grace period on public foreign debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies);

•	Any public foreign debt of Uruguay issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies) is accelerated due to an event of default, unless the acceleration is rescinded or annulled; or
          4. Moratorium: Uruguay or certain courts declare a general suspension of payments or a moratorium on payment of Uruguay’s public foreign debt issued, or amended as to payment terms, on or after April 10, 2003.
          5. Validity:
•	The validity of the debt securities of that series is contested in certain formal proceedings by Uruguay or by any governmental entity of Uruguay that has the legal power to contest the validity of the securities;

•	Uruguay denies any of its obligations to the holders of that series under the debt securities or the indenture; or

•	A legislative or constitutional measure or a final decision by a court in Uruguay purports to render any material provision of the debt securities of that series invalid or to prevent or delay the performance of any of Uruguay’s material obligations under the securities; or
          6. Failure of Authorizations: Any law, regulation or governmental authorization necessary for Uruguay to perform its material obligations under the debt securities of that series ceases to be in full force and effect or is modified in a manner that adversely affects the rights or claims of any of the holders; or
          7. Judgments: Any of several special types of judgments is levied against all or any substantial part of the assets of Uruguay in connection with a monetary judgment exceeding US$60,000,000 (or its equivalent in other currencies) and Uruguay does not adequately satisfy, bond, contest in good faith, or receive a stay of execution in respect of, such judgment within 45 days; or
          8. Illegality: Any applicable law, rule or regulation is adopted which would make it unlawful for Uruguay to comply with its obligations described in “Additional Amounts” above; or
          9. IMF Membership: Uruguay ceases to be a member of the IMF.
          If any of the above events of default occurs and is continuing, holders holding debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately by giving written notice to Uruguay or Banco Central, with a copy to the trustee.
          Holders holding debt securities representing in the aggregate at least two-thirds of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the debt securities of that series, if:

•	following the declaration that the principal of the debt securities of that series has become due and payable immediately, Uruguay deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.
          Suits for Enforcement and Limitations on Suits by Holders
          If an event of default for a series has occurred and is continuing, the trustee may institute judicial action to enforce the rights of the holders of that series. With the exception of a suit to enforce the absolute right of a holder to receive payment of the principal of and interest on debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless (1) such holder has given notice to the trustee that a default with respect to that series has occurred and is continuing, (2) holders of at least 25% of the aggregate principal amount outstanding of that series have instructed the trustee to institute an action or proceeding and provided an indemnity satisfactory to the trustee, and (3) 60 days have passed since the trustee received the instruction and the trustee has failed to institute an action or proceeding as directed. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.
          Meetings
          Uruguay or the trustee at any time may, and upon written request to the trustee by holders of at least 10% of the aggregate principal amount of the debt securities of any series the trustee shall, call a meeting of holders of the debt securities of that series. This meeting will be held at the time and place determined by Uruguay and Banco Central and specified in a notice sent to the holders by the trustee. This notice must be given at least 30 days and not more than 60 days prior to the meeting.
          Registered holders holding debt securities representing at least a majority of the aggregate principal amount of the then-outstanding debt securities of a series will constitute a quorum at a meeting of registered holders described above. If there is no quorum, the meeting may be adjourned for a period of at least ten days, and if there is no quorum at the adjourned meeting, it may be further adjourned, provided in each case that notice is given at least five days prior to each date the meeting is to be reconvened. At the reconvening of any meeting that had been adjourned twice, registered holders holding debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of the series will constitute a quorum.
          Modifications
          The New Bonds contain collective action clauses with provisions regarding future modifications to the terms of the New Bonds. These clauses are described below.
          Any modification, amendment, supplement or waiver to the indenture or the terms and conditions of the debt securities of one or more series may be made or given pursuant to a written action of the holders of the debt securities of that series without the need for a meeting or by vote of the holders of the debt securities of that series taken at a meeting of holders thereof, in each case in accordance with the applicable provisions of the indenture or the debt securities.
          Any modification, amendment, supplement or waiver to the terms and conditions of the debt securities of a single series, or to the indenture insofar as it affects the debt securities of a single series, may generally be made, and future compliance therewith may be waived, with the consent of Uruguay and the holders of not less than 66-2/3% in aggregate principal amount of the debt securities of such series at the time outstanding.

          However, special requirements apply with respect to any modification, amendment, supplement or waiver that would:
•	change the date for payment of principal or premium of, or any installment of interest on, the debt securities of a series;

•	reduce the principal amount or redemption price or premium, if any, payable under the debt securities of a series;

•	reduce the portion of the principal amount which is payable in the event of an acceleration of the maturity of the debt securities of a series;

•	reduce the interest rate on the debt securities of a series;

•	change the currency or place of payment of any amount payable under the debt securities of a series;

•	change the obligation of Uruguay to pay additional amounts in respect of the debt securities of a series;

•	change the definition of outstanding or the percentage of votes required for the taking of any action pursuant to the modification provisions of the indenture (and the corresponding provisions of the terms and conditions of the debt securities) in respect of the debt securities of a series;

•	authorize the trustee, on behalf of all holders of the debt securities of a series, to exchange or substitute all the debt securities of that series for, or convert all the debt securities of that series into, other obligations or securities of Uruguay or any other Person; or

•	change the pari passu ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms and conditions of the debt securities of a series.
          We refer to the above subjects as “reserve matters” and to any modification, amendment, supplement or waiver constituting a reserve matter as a “reserve matter modification.”
          Any reserve matter modification to the terms and conditions of the debt securities of a single series, or to the indenture insofar as it affects the debt securities of a single series, may generally be made, and future compliance therewith may be waived, with the consent of Uruguay and the holders of not less than 75% in aggregate principal amount of the debt securities of such series at the time outstanding.
          If Uruguay proposes any reserve matter modification to the terms and conditions of the debt securities of two or more series, or to the indenture insofar as it affects the debt securities of two or more series, in either case as part of a single transaction, Uruguay may elect to proceed pursuant to provisions of the indenture providing that such modifications may be made, and future compliance therewith may be waived, for each affected series if made with the consent of Uruguay and
•	the holders of not less than 85% in aggregate principal amount of the outstanding debt securities of all series that would be affected by that modification (taken in aggregate), and

•	the holders of not less than 66-2/3% in aggregate principal amount of the outstanding debt securities of that series (taken individually).
          If any reserve matter modification is sought in the context of a simultaneous offer to exchange the debt securities of one or more series for new debt instruments of Uruguay or any other person, Uruguay shall ensure that the relevant provisions of the affected debt securities, as amended by such modification, are no less favorable to the holders thereof than the provisions of the new instrument being offered in the exchange, or if more than one debt instrument is offered, no less favorable than the new debt instrument issued having the largest aggregate principal amount.
          Uruguay agrees that it will not issue new debt securities or reopen any existing series of debt securities with the intention of placing such debt securities with holders expected to support any modification proposed by Uruguay (or that Uruguay plans to propose) for approval pursuant to the modification provisions of the indenture or the terms and conditions of any series of debt securities.
          Any modification consented to or approved by the holders of the debt securities of one or more series pursuant to the modification provisions will be conclusive and binding on all holders of the debt securities of that series, whether or not they have given such consent or were present at a meeting of holders at which such action was taken, and on all future holders of the debt securities of that series whether or not notation of such modification is made upon the debt securities of that series. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of such debt security.
          Before seeking the consent of any holder of a debt security of any series to a reserve matter modification affecting that series, Uruguay shall provide to the trustee (for onward distribution to the holders of the affected debt securities) the following information:
•	a description of the economic or financial circumstances that, in Uruguay’s view, explain the request for the proposed modification;

•	if Uruguay shall at the time have entered into a standby, extended funds or similar program with the International Monetary Fund, a copy of that program (including any related technical memorandum); and

•	a description of Uruguay’s proposed treatment of its other major creditor groups (including, where appropriate, Paris Club creditors, other bilateral creditors and internal debtholders) in connection with Uruguay’s efforts to address the situation giving rise to the requested modification.
          For purposes of determining whether the required percentage of holders of the notes has approved any modification, amendment, supplement or waiver or other action or instruction pursuant to the indenture or, in the case of a meeting, whether sufficient holders are present for quorum purposes, any debt securities owned or controlled, directly or indirectly, by Uruguay or any public sector instrumentality of Uruguay will be disregarded and deemed to be not outstanding. As used in this paragraph, “public sector instrumentality” means Banco Central, any department, ministry or agency of the government of Uruguay or any corporation, trust, financial institution or other entity owned or controlled by the government of Uruguay or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity. In determining whether the trustee shall be protected in relying upon any modification, amendment, supplement or waiver, or any notice from holders, only debt securities that the trustee knows to be so owned shall be so disregarded. Prior to any vote on a reserve matter modification affecting any series of debt securities, Uruguay shall deliver to the trustee a certificate signed by an authorized representative of Uruguay specifying, for Uruguay and each public sector instrumentality, any debt securities of that series deemed to be not outstanding as described above or, if no debt securities of that series are owned or controlled by Uruguay or any public sector instrumentality, a certificate signed by an authorized representative of Uruguay to this effect.
Warrants
          If Uruguay issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Uruguay will file a warrant agreement and form of warrant with the SEC.

The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.
          Uruguay may issue the warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Uruguay and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:
•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise of the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions Uruguay may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered or bearer), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries;

•	any other terms of the warrants.

Global Securities
     The Depository Trust Company, or DTC, Euroclear Bank S.A./C.V., or Euroclear, and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Uruguay nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Nor will Uruguay or the trustee be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.
     Uruguay may issue the warrants or the debt securities of a series in whole or in part in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Uruguay refers to the intangible securities represented by a global security as “book-entry” securities.
     Uruguay will deposit any global security it issues with a clearing system. The global security will be registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC, in the United States and Euroclear and Clearstream, Luxembourg in Europe.
     Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.
     Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems.
     Uruguay generally will treat the registered holder of a global security as the absolute owner of the security for all purposes. The legal obligations of Uruguay and the trustee run only to the registered owner or bearer of a global security, which will be the relevant clearing system or its nominee or common depositary. For example, once Uruguay arranges for payments to be made to the registered holder, Uruguay will no longer be liable for the amounts so paid on the security. In addition, if you own a beneficial interest in a global security, you must rely on the procedures of the institutions through which you hold your interests in the security (including DTC, Euroclear, Clearstream, Luxembourg, and their participants) to exercise any of the rights granted to the holder of the security or securities. Under existing industry practice, if you desire to take any action that the holder of a security is entitled to take, then the registered holder would authorize the clearing system participant through which you own your beneficial interest to take the action, and the participant would then either authorize you to take the action or act for you on your instructions.
The Clearing Systems
     The following description reflects Uruguay’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg. Uruguay has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg, but Uruguay takes no responsibility for the accuracy of this information.
     The Depository Trust Company
     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Persons who have accounts with DTC, or DTC participants, include the global coordinator, the underwriters, the U.S. depositaries, the fiscal agent, securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.
     Transfers of ownership or other interests in global securities in DTC may be made only through DTC participants. In addition, beneficial owners of global securities in DTC will receive all distributions of principal of and interest on the global securities from the trustee through such DTC participant.
     Euroclear and Clearstream, Luxembourg
     Euroclear and Clearstream, Luxembourg hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream, Luxembourg provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream, Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and other organizations. Banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream, Luxembourg by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream, Luxembourg participant.
     Secondary Market Trading
     Trading Between DTC Purchasers and Sellers
     DTC participants will transfer interests in the securities among themselves in the ordinary way according to DTC rules governing global security issues. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global security or securities to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global security or securities to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.
     Trading Between Euroclear and/or Clearstream, Luxembourg Participants
     Participants in Euroclear and Clearstream, Luxembourg will transfer interests in the securities among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream, Luxembourg governing conventional Eurobonds.
     Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser
     When the securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream, Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to receive the securities and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the securities will be credited to the depositary’s account. After settlement has been completed, DTC will credit the securities to Euroclear or Clearstream, Luxembourg. Euroclear or Clearstream, Luxembourg will credit the securities, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream, Luxembourg will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.
          Participants in Euroclear and Clearstream, Luxembourg will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities by wire transfer on the value date. The most direct way of doing this is to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream, Luxembourg until the securities are credited to their accounts one day later.
          As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to a participant, the participant may decide not to preposition funds, but to allow Euroclear or Clearstream, Luxembourg to draw on the line of credit to finance settlement for the securities. Under this procedure, Euroclear or Clearstream, Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the securities were credited to the participant’s account. However, interest on the securities would accrue from the value date. Therefore, in these cases the interest income on securities that the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds to (i.e., the interest rate that Euroclear or Clearstream, Luxembourg charges) each participant.
          Since the settlement will occur during New York business hours, a DTC participant selling an interest in the security can use its usual procedures for transferring global securities to the depositaries of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.
          Trading Between a Euroclear or Clearstream, Luxembourg Seller and a DTC Purchaser
          Due to time zone differences in their favor, Euroclear and Clearstream, Luxembourg participants can use their usual procedures to transfer securities through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to credit the securities to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream, Luxembourg participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.
          If the Euroclear or Clearstream, Luxembourg participant selling the securities has a line of credit with Euroclear or Clearstream, Luxembourg and elects to be in debit for the securities until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that one-day period.
Certificated Securities
          Unless otherwise specified in a prospectus supplement, Uruguay will issue securities in certificated form only if:
the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Uruguay or Banco Central acting on Uruguay’s behalf does not appoint a successor depositary or clearing agency within 90 days;
Uruguay decides it no longer wishes to have all or part of the debt securities represented by global securities; or

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the debt securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.
          If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may issue, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.
          If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.
          Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of or interest on the securities.
Trustee
          The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Uruguay or Banco Central acting on Uruguay’s behalf or any of their respective affiliates without accounting for any profit resulting from these transactions.
Paying Agents; Transfer Agents; Registrar
          Uruguay may appoint paying agents, transfer agents and a registrar with respect to each series of securities, which will be listed at the back of the relevant prospectus supplement. Uruguay or Banco Central acting on Uruguay’s behalf may at any time appoint new paying agents, transfer agents and registrars with respect to a series. Uruguay, however, will at all times maintain a principal paying agent in a Western European or United States city and a registrar in New York City for each series until the securities of that series are paid. Uruguay will provide prompt notice of termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with any series of securities.
Notices
          All notices to holders will be published in the Financial Times in London. If at any time publication in the Financial Times is not practicable, Uruguay will publish notices in another daily newspaper with general circulation in London. Any notice so published shall be deemed to have been given on the date of its publication.
          Notices will also be mailed to holders at their registered addresses. So long as a clearing system, or its nominee or common custodian, is the registered holder of a global security, each person owning a beneficial interest in that global security must rely on the procedures of that clearing system to receive notices provided to it. Each person owning a beneficial interest in a global security who is not a participant in a clearing system must rely on the procedures of the participant through which the person owns its interest in the global security to receive notices provided to the clearing system. Uruguay will consider mailed notice to have been given three business days after it has been sent.

Further Issues of Securities
     Uruguay may without the consent of the holders create and issue additional securities with the same terms and conditions as a series of securities (or the same except for the amount of the first interest payment) so long as the additional securities are consolidated and form a single series with any outstanding series, except as otherwise set forth in the Prospectus Supplement of a series.
Limitation on Time for Claims
     Claims against Uruguay for the payment of principal or interest on the securities (including additional amounts) must be made within four years after the date on which such payment first became due, or a shorter period if provided by law.
Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment
     The securities and the indenture are governed by, and will be interpreted according to, the law of the State of New York.
     The securities and the indenture provide that Uruguay will appoint and maintain at all times as its process agent CT Corporation System, with an office on the date of this Prospectus at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America. Process may be served upon Uruguay’s process agent in any judicial action or proceeding commenced by the trustee or any holder arising out of or relating to the securities and the indenture in a New York state or federal court sitting in New York City.
     The process agent will receive on behalf of Uruguay and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding brought in such New York state or federal court sitting in New York City. This service may be made by mailing or delivering a copy of this process to Uruguay at the address specified above for the process agent. Uruguay authorizes and directs the process agent to accept such service on its behalf.
     Uruguay also will consent (as an alternative) to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in the indenture.
     In addition, the trustee or, in actions permitted to be taken by the holders, the holders of securities may serve legal process in any other manner permitted by law and bring any action or proceeding against Uruguay or its property in the competent courts of other proper jurisdictions pursuant to applicable law.
     Uruguay is a foreign sovereign state. Consequently, it may be difficult for the trustee or the holders of securities to obtain judgments from courts in the United States or elsewhere against Uruguay. Furthermore, it may be difficult for the trustee or holders to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Uruguay.
     In connection with any legal action relating to the securities, Uruguay will:
•	submit to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the securities; and

•	agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of Uruguay.

     To the extent that Uruguay has or may acquire or have attributed to it any immunity under any law (including, to the fullest extent permitted, under Uruguayan law), Uruguay will waive that immunity in respect of any claims or actions regarding its obligations under the securities, except that Uruguay will not waive immunity from attachment prior to judgment and attachment in aid of execution under Uruguayan law. Uruguay agrees that this waiver shall be to the fullest extent permitted under the United States Foreign Sovereign Immunities Act of 1976 and is intended to be irrevocable for purposes of that law.
     Uruguay reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to actions brought against it under United States federal securities laws or any state securities laws, and Uruguay’s appointment of the process agent will not extend to such actions. Without a waiver of immunity by Uruguay with respect to such actions, it would be impossible to obtain a United States judgment in an action against Uruguay unless a court were to determine that Uruguay is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to that action. However, even if a United States judgment could be obtained in an action under the Foreign Sovereign Immunities Act, it may not be possible to enforce in Uruguay a judgment based on that United States judgment.
     Uruguay will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the securities, the posting of any security or the furnishing, directly or indirectly, of any other security.
     A final judgment in any of the above actions or proceedings will be conclusive and may be enforced in other jurisdictions.
     A judgment obtained against Uruguay in a foreign court can be enforced in the courts of Uruguay, if such judgment is ratified by the Uruguayan Supreme Court. Based on existing law, the Uruguayan Supreme Court will ratify such a judgment:
     (a) if there exists a treaty with the country where such judgment was issued (no such treaty exists at the present time between Uruguay and the United States); or
     (b) if such judgment:
•	complies with all formalities required for the enforceability thereof under the laws of the country where it was issued;

•	has been translated into Spanish, together with related documents, and satisfies the authentication requirements of Uruguayan law;

•	was issued by a competent court after valid service of process upon the parties to the action;

•	was issued after an opportunity was given to the defendant to present its defense;

•	is not subject to further appeal; and

•	is not against Uruguayan public policy.
Indemnification for Foreign Exchange Rate Fluctuations
     Uruguay’s obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Uruguay agrees to pay the difference. The holder, however, agrees to reimburse Uruguay for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Uruguay is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Uruguay for any excess.
TAXATION
     The following discussion provides a general summary of certain Uruguayan and U.S. federal income tax considerations that may be relevant to you if you purchase, own or sell the debt securities. This summary is based on tax laws, regulations, rulings and decisions in effect on the date of this prospectus. All of these laws and authorities are subject to change, and any change could be effective retroactively. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein. Additional information may be included in the prospectus supplement with respect to a series of the securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities.
Uruguayan Taxation
     Under existing laws and regulations of Uruguay, if you are not a resident of Uruguay for tax purposes, the principal and interest payments that you receive on the debt securities will be exempt from taxation in Uruguay.
     Subject to certain exceptions, Uruguay will make all principal and interest payments on the debt securities without withholding or deducting any Uruguayan taxes. If the law requires Uruguay to withhold or deduct taxes, Uruguay will pay you any additional amounts necessary to ensure that you receive the same amount as you would have received without the withholding or deduction. For more information, see “Description of the Securities—Additional Amounts.”
United States Federal Taxation
     In general, a United States person who holds the debt securities or owns a beneficial interest in the debt securities will be subject to United States federal taxation in respect of holding, owning or disposing the debt securities. You are a United States person for U.S. federal income tax purposes if you are:
•	a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction,

•	a corporation, partnership or other entity organized under the laws of the United States or any political subdivision,

•	an estate, the income of which is subject to United States federal income taxation regardless of its source or

•	a trust if (i) a United States court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions.
     Under current United States federal income tax law, if you are not a United States person, the interest payments that you receive on the debt securities generally will be exempt from United States federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements (described below) of the United States Internal Revenue Service to establish that you are not a United States person.
     Even if you are not a United States person, you may still be subject to United States federal income taxes on any interest payments you receive if:

•	you are an insurance company carrying on a United States insurance business, within the meaning of the United States Internal Revenue Code of 1986, or

•	you have an office or other fixed place of business in the United States that receives the interest and you (i) earn the interest in the course of operating a banking, financing or similar business in the United States or (ii) are a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.
     If you are not a United States person, any gain you realize on a sale or exchange of the debt securities generally will be exempt from United States federal income tax, including withholding tax, unless:
•	your gain is effectively connected with your conduct of a trade or business in the United States, or

•	you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a tax home in the United States.
     The trustee must file information returns with the United States Internal Revenue Service in connection with payments made on the debt securities to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the trustee. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.
     A debt security held by an individual holder who at the time of death is a non-resident alien will not be subject to United States federal estate tax.
PLAN OF DISTRIBUTION
Terms of Sale
     Uruguay will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:
•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to Uruguay from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.
     Uruguay may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from

Uruguay for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Uruguay in the ordinary course of business.
Method of Sale
     Uruguay may sell the securities in any of three ways:
•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.
     If Uruguay uses underwriters or dealers in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Uruguay may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.
     Uruguay may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions Uruguay may pay those agents.
     In compliance with NASD guidelines, the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to the applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of the applicable prospectus supplement.
     Uruguay may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.
     In addition, Uruguay may offer the securities to holders of other securities issued or guaranteed by Uruguay as consideration for Uruguay’s purchase or exchange of the other securities, including as part of a reprofiling of Uruguay’s public debt. Uruguay may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.
Non-U.S. Offerings
     Uruguay will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Uruguay cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Uruguay offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:
•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.
OFFICIAL STATEMENTS
     Information in this prospectus whose source is identified as a publication of, or supplied by, Uruguay or one of Uruguay’s agencies or instrumentalities relies on the authority of such publication as a public official document of Uruguay. All other information in this prospectus, any prospectus supplement and in the registration statement for the securities that Uruguay has filed with the SEC (of which this prospectus is a part) is included as an official public statement made on the authority of Mr. Danilo Astori, the Minister of Economy and Finance of Uruguay.
VALIDITY OF THE SECURITIES
     The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement or pricing supplement, will give opinions regarding the validity of the securities:
•	For Uruguay:
♦	as to all matters of Uruguayan law, Counsel to the Ministry of Economy and Finance of Uruguay; and

♦	as to all matters of U.S. law, Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Uruguay and Banco Central on Uruguay’s behalf or any other counsel to Uruguay and Banco Central named in the applicable prospectus supplement.
•	For the underwriters, if any:
♦	as to all matters of U.S. law, any U.S. counsel to the underwriters named in the applicable prospectus supplement; and

♦	as to all matters of Uruguayan law, any Uruguayan counsel to the underwriters named in the applicable prospectus supplement.
As to all matters of Uruguayan law:
•	Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay and Banco Central named in the applicable prospectus supplement, may rely on the opinion of Counsel to the Ministry of Economy and Finance of Uruguay; and

•	Any U.S. counsel to the underwriters may rely on the opinions of Counsel to the Ministry of Economy and Finance of Uruguay and any Uruguayan counsel to the underwriters.
As to all matters of U.S. law:
•	Counsel to the Ministry of Economy and Finance of Uruguay may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay or Banco Central named in the applicable prospectus supplement; and

•	Any Uruguayan counsel to the underwriters may rely on the opinion of any U.S. counsel to the underwriters.

AUTHORIZED REPRESENTATIVE
     The Authorized Representative of Uruguay in the United States is Carlos Sténeri, the Financial Representative for Uruguay in the United States of America, whose address is 1025 Connecticut Avenue N.W., Suite 902, Washington, D.C. 20036.
WHERE YOU CAN FIND MORE INFORMATION
     This prospectus is part of a registration statement that Uruguay filed with the U.S. Securities and Exchange Commission. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.
     Uruguay is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934. Uruguay commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2004. These reports include certain financial, statistical and other information concerning Uruguay. Uruguay may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.
     You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549
     Any filings that Uruguay makes electronically are available to the public over the Internet at the SEC’s website (http://www.sec.gov). Please call the SEC at 1-800-SEC-0330 for further information.
     The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Incorporated documents are considered part of this prospectus. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:
•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2005 filed with the SEC on May 24, 2006;

•	Any amendment on Form 18-K/A to the 2005 annual report filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants; and

•	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants.
     Later information that Uruguay files with the SEC will update and supersede earlier information that it has filed.
     Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

Banco Central del Uruguay
C. Correo 1467
11100, Montevideo
República Oriental del Uruguay
Fax No.: 598-2-902-1636
Attention: General Manager

THE ISSUER
República Oriental del Uruguay
c/o Ministry of Finance
Colonia 1089 – Third Floor
112000 Montevideo
República Oriental del Uruguay
INFORMATION AGENT
D. F. King & Co., Inc.
48 Wall Street
New York, New York 10005
United States
Banks and Brokers call:
(212) 269-5550 (collect)
All others call toll free:
(800) 859-8511
D. F. King (Europe) Limited
2 London Wall Buildings
London Wall
London EC2M 5PP
+44 20 7920 9700

EXCHANGE AGENT	LUXEMBOURG EXCHANGE AGENT	TRUSTEE, REGISTRAR, TRANSFER AGENT AND PRINCIPAL PAYMENT AGENT

Citibank Agency & Trust Citigroup Centre 33 Canada Square Canary Wharf London EIY5LB England	Dexia Banque Internationale à Luxembourg 69 route d’Esch L-2953 Luxembourg	The Bank of New York 101 Barclay Street, Floor 21W New York, New York 10286 United States

JOINT DEALER MANAGERS
Citigroup 390 Greenwich Street New York, New York 10013 United States	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 United States	UBS Investment Bank 677 Washington Boulevard Stamford, Connecticut 06901 United States

Attention: Liability Management Group In the United States, call toll free: (800) 558-3745 Outside the United States, call collect: (212) 723-6108	Attention: Liability Management Group In the United States, call toll free: (800) 624-1808 Outside the United States, call collect: (212) 761-1864	Attention: Liability Management Group (203) 719-4210 (888) 722-9555, ext. 4210 (toll free)

LEGAL ADVISORS
To Uruguay as to U.S. law:		To Uruguay as to Uruguayan law:
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 United States		Dr. Enrique Guerra Counsel to the Ministry of Economy and Finance of the Republic of Uruguay Colonia 1089 1110 Montevideo, Uruguay

To the Joint Dealer Managers as to U.S. law:		To the Joint Dealer Managers as to Uruguayan law:
Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 United States		Guyer & Regules Plaza Independencia 811 11100 Montevideo Uruguay

República Oriental del Uruguay
The exchange agent for the Invitation is:
Citibank Agency & Trust
Citigroup Centre
33 Canada Square
Canary Wharf
London EIY5LB
England
The information agent for the Invitation is:
D. F. King & Co., Inc.
48 Wall Street
New York, New York 10005
United States
Banks and Brokers call: (212) 269-5550 (collect)
All others call toll free: (800) 859-8511
D. F. King (Europe) Limited
2 London Wall Buildings
London Wall
London EC2M 5PP
+44 20 7920 9700
The Joint Dealer Managers for the Invitation are:

Citigroup	Morgan Stanley	UBS Investment Bank
390 Greenwich Street New York, New York 10013 United States	1585 Broadway New York, New York 10036 United States	677 Washington Boulevard Stamford, Connecticut 06901 United States

Attention: Liability Management Group In the United States, call toll free: (800) 558-3745 Outside the United States, call collect: (212) 723-6108	Attention: Liability Management Group In the United States, call toll free: (800) 624-1808 Outside the United States, call collect: (212) 761-1864	Attention: Liability Management Group (203) 719-4210 (888) 722-9555, ext. 4210 (toll free)
October 19, 2006